EXHIBIT 2.1

AGREEMENT AND PLAN OF MERGER

by and among

FRANKLIN BANK CORP.,

FBC ACQUISITION, LLC,

and

CEDAR CREEK BANCSHARES, INC.

Dated as of September 3, 2004

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EXHIBITS

Exhibit A	Form of Articles of Merger of Cedar Creek into Merger Subsidiary
Exhibit B	Form of Bank Merger Agreement
Exhibit C	Form of Letter of Transmittal
Exhibit D	Form of Voting Agreement
Exhibit E	Form of Noncompetition and Indemnification Agreement
Exhibit F	Form of Opinion of Counsel to FBC and Merger Subsidiary
Exhibit G	Form of Opinion of Counsel to Cedar Creek
Exhibit H	Form of Release of the Cedar Creek Companies by Directors and Executive Officers of the Cedar Creek Companies
Exhibit I	Form of Release of Directors and Executive Officers of the Cedar Creek Companies by the Cedar Creek Companies
Exhibit J	Form of Retention Agreement
Exhibit K	Form of Registration Rights Agreement

SCHEDULES

Schedule 3.1(b)	Certain Litigation
Schedule 4.1	Articles of Incorporation, Articles of Association and By-Laws of the Cedar Creek Companies
Schedule 4.1(c)	Ownership Interests Held by the Cedar Creek Companies
Schedule 4.2	Agreements Affecting the Cedar Creek Stock
Schedule 4.4	Securities Portfolio and Investments
Schedule 4.5(a)	Cedar Creek Financial Statements
Schedule 4.6	Title
Schedule 4.8	Litigation and Other Proceedings
Schedule 4.9(d)	Taxes
Schedule 4.10	Contracts
Schedule 4.11	Fidelity Bonds and Insurance
Schedule 4.12	Conflicts with Other Instruments
Schedule 4.14	Dividends, Stock Issuances and Indebtedness
Schedule 4.15	Substandard and Similar Loans
Schedule 4.17(a)	Compensation and Benefit Plans
Schedule 4.18	Claims or Defenses Against Enforcement of Loans
Schedule 4.28	Shareholders’ List
Schedule 4.30	Deposit Summary

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INDEX OF DEFINED TERMS

Page
Accounting Firm	32
Acquisition Transaction	46
Adjusted Aggregate Merger Consideration	5
Adjustment Amount	46
Aggregate Merger Consideration	4
Agreement	1
Ancillary Agreements	47
Articles of Merger	2
Bank	1
Bank Merger	1
Bank Merger Agreement	3
Bank Stock	8
best efforts	47
BHC Act	1
BOLI	14
Call Reports	10
Capital Deficiency Amount	5
Cash Consideration	5
Cedar Creek	1
Cedar Creek Applications	34
Cedar Creek Companies	1
Cedar Creek Disclosure Schedules	33
Cedar Creek Financial Statements	10
Cedar Creek Nominees	3
Cedar Creek Stock	1
CERCLA	12
Closing	36
Closing Date	36
Code	1
Compensation and Benefit Plans	17
Contracts	15
CRA	20
Department	1
Deposit Summary	22
Disqualification Event	4
Dissenting Share	7
Dissenting Shares	5
DPC Shares	4
Effective Date	2
Effective Time	2
Employee Release	41
Environmental Laws	12
ERISA	17

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Page
ERISA Affiliate	18
Excess Capital Distribution	32
Exchange Act	20
FBC	1
FBC Applications	26
FBC Disclosure Schedules	35
FBC Form 10-K	25
FBC Form 10-Q	25
FBC Measurement Price	5
FBC Quarterly Report	25
FBC Reports	24
FBC Stock	23
FDIC	3
Franklin	1
FRB	1
GAAP	10
Hazardous Materials	12
HOLA	1
Indemnified Party	32
Information Statement	25
Interim Financial Statements	10
IRS	14
knowledge	47
Letter of Transmittal	6
Loan Schedule	19
Loans	19
Material Adverse Effect	48
Merger	1
Merger Consideration	5
Merger Subsidiary	1
OREO	31
OTS	3
Pension Plan	17
person	48
Phase I Environmental Assessment	31
Phase II Environmental Assessment	31
Principal Shareholders	48
Registration Rights Agreement	43
Retention Agreement	42
Returns	14
Revised Adjusted Aggregate Merger Consideration	5
SEC	4
Securities Portfolio	10
Special Litigation	5
Special Litigation Dismissal Order	42
Special Litigation Settlement Payment	5

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Page
Stock Consideration	5
Subject Facilities	31
Subject Period	3
Surviving Bank	3
Surviving Company	2
Taxes	13
TBA	1
TBCA	1
TBD	3
Trust Account Shares	4
TSBA	1
Voting Agreement	8

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AGREEMENT AND PLAN OF MERGER

     This Agreement and Plan of Merger (“Agreement”) dated as of September 3, 2004 is by and among Franklin Bank Corp., a Delaware corporation (“FBC”), FBC Acquisition, LLC, a Texas limited liability company (“Merger Subsidiary”), and Cedar Creek Bancshares Inc., a Texas corporation (“Cedar Creek”).

     WHEREAS, FBC and Cedar Creek believe that the acquisition of Cedar Creek by FBC in the manner provided by, and subject to the terms and conditions set forth in, this Agreement and all exhibits, schedules and amendments hereto is desirable and in the best interests of their respective institutions and shareholders; and

     WHEREAS, for federal income tax purposes, it is intended that the Merger qualify as a reorganization under the provisions of Section 368 of the Internal Revenue Code of 1986, as amended (the “Code”), and that this Agreement is intended to be and hereby is adopted as a plan of reorganization within the meaning of Section 368 of the Code;

     NOW, THEREFORE, in consideration of the premises and the mutual representations, warranties, covenants and agreements contained herein, and the payments and other good and valuable consideration herein provided for, the sufficiency of which is hereby acknowledged, the parties agree as set forth below:

INTRODUCTION

     Cedar Creek owns all of the issued and outstanding shares of capital stock of Cedar Creek Bank, a Texas state bank (the “Bank”), chartered under the Texas Banking Act (the “TBA”). Cedar Creek is registered with the Federal Reserve Board (the “FRB”) as a bank holding company under the Bank Holding Company Act, as amended (the “BHC Act”). FBC owns indirectly all of the issued and outstanding shares of capital stock of Franklin Bank, S.S.B., a Texas state savings bank (“Franklin”), has elected to be regulated as a savings and loan holding company under the Home Owners’ Loan Act, as amended (the “HOLA”), and is registered with the Texas Savings & Loan Department (the “Department”) as a holding company under Chapter 97 of the Texas Savings Bank Act (the “TSBA”). Merger Subsidiary is a Texas limited liability company wholly owned by FBC and formed for the purpose of the transactions contemplated by this Agreement. This Agreement provides for the acquisition of all of the issued and outstanding common stock, $1.00 par value, of Cedar Creek (the “Cedar Creek Stock”), by FBC through the merger of Cedar Creek with and into Merger Subsidiary, with Merger Subsidiary surviving (the “Merger”), all pursuant to this Agreement and Plan of Merger by and among FBC, Merger Subsidiary and Cedar Creek and pursuant to articles of merger to be filed with the Secretary of State of the State of Texas. After the Merger, Merger Subsidiary will be a wholly owned subsidiary of FBC and will be dissolved or merged into FBC. Immediately after the Merger, the Bank will be merged with and into Franklin pursuant to Subchapter H of the TSBA, Section 32.501 of the TBA and Part 5 of the Texas Business Corporation Act (“TBCA”) (the “Bank Merger”), and Franklin will continue its existing operations as a Texas state savings bank. Cedar Creek and the Bank are referred to herein as the “Cedar Creek Companies.”

ARTICLE I.

THE MERGER

     Section 1.1 The Merger. (a) Subject to the terms and conditions of this Agreement and in accordance with Article 5.01 of the TBCA, at the Effective Time (as hereinafter defined) Cedar Creek shall merge with and into Merger Subsidiary. Upon consummation of the Merger, the separate existence of Cedar Creek shall cease. Merger Subsidiary shall be the surviving company (the “Surviving Company”) in the Merger and shall continue its existence as a limited liability company under the laws of the State of Texas.

          (b) FBC and Cedar Creek may at any time, by amendment of this Agreement in accordance with Section 13.6 hereof, change the method of effecting the combination of Merger Subsidiary and Cedar Creek (including without limitation the provisions of this Article I) if and to the extent they deem such change to be desirable.

     Section 1.2 Effective Date and Time of the Merger. The Merger shall become effective when articles of merger complying with Article 5.04 of the TBCA in the form attached hereto as Exhibit A (“Articles of Merger”) have been filed with the Secretary of State of the State of Texas, or as otherwise provided therein. The terms “Effective Date” and “Effective Time” shall be the date and time, respectively, when the Merger becomes effective.

     Section 1.3 Effects of the Merger. (a) At and after the Effective Time, the Merger shall have the effects set forth in Article 5.06 of the TBCA. All corporate acts, plans, policies, contracts, approvals and authorizations of Cedar Creek and Merger Subsidiary and their respective shareholders, members, boards of directors, committees elected or appointed thereby, officers and agents, which were valid and effective immediately prior to the Effective Time, shall be taken for all purposes as the acts, plans, policies, contracts, approvals and authorizations of the Surviving Company and shall be as effective and binding thereon as the same were with respect to Cedar Creek and Merger Subsidiary, respectively, as of the Effective Time.

          (b) At the Effective Time, all rights, franchises and interests of Cedar Creek and Merger Subsidiary, respectively, in and to any type of property and choses in action shall be vested in the Surviving Company by virtue of the Merger without any deed or other transfer. The Surviving Company, without any order or other action on the part of any court or otherwise, shall hold and enjoy all rights of property, franchises and interests, including appointments, designations and nominations, and all other rights and interests as trustee, executor, administrator, transfer agent or registrar of stocks and bonds, guardian, assignee, receiver and in every other fiduciary capacity, in the same manner and to the same extent as such rights, franchises and interests were held or enjoyed by Cedar Creek and Merger Subsidiary, respectively, as of the Effective Time.

          (c) At the Effective Time, the Surviving Company shall be liable for all liabilities of Cedar Creek and Merger Subsidiary. All debts, liabilities and obligations of Cedar Creek and of Merger Subsidiary, respectively, accrued, absolute, contingent or otherwise, and whether or not reflected or reserved against on balance sheets, books of account or records of Cedar Creek or Merger Subsidiary, as the case may be, shall be those of the Surviving Company and shall not be released or impaired by the Merger. All rights of creditors and other obligees and all liens on property of either Cedar Creek or Merger Subsidiary shall be preserved unimpaired.

     Section 1.4 Articles of Organization; Regulations. At the Effective Time, the Articles of Organization and Regulations of Merger Subsidiary shall be the Articles of Organization and Regulations of the Surviving Company until thereafter amended in accordance with applicable law.

     Section 1.5 Officers. At the Effective Time, the officers of Merger Subsidiary immediately prior to the Effective Time shall be the officers of the Surviving Company, to hold office until their successors are duly elected or appointed and qualified in the manner provided by the Articles of Organization and Regulations of the Surviving Company, or as otherwise provided by applicable law.

     Section 1.6 Approval by Shareholders. Immediately after the execution hereof, Cedar Creek agrees to submit this Agreement to its shareholders for their approval by written consent in accordance with applicable provisions of law and the Articles of Incorporation and By-Laws of Cedar Creek.

     Section 1.7 Regulatory Approvals and Notices. FBC and Cedar Creek shall proceed expeditiously and cooperate fully in obtaining any consents and approvals and the taking of any other actions in satisfaction of all other requirements prescribed by law or otherwise necessary for consummation of the Merger on the terms herein provided, including, without limitation, the preparation and submission of all necessary filings, certificates and notices to the Office of Thrift Supervision (the “OTS”), the Federal Deposit Insurance Corporation (“FDIC”) the Department, the FRB and the Texas Department of Banking (the “TBD”).

ARTICLE II.

THE BANK MERGER

     Section 2.1 The Bank Merger. Subject to the terms and conditions of the Plan of Merger attached hereto as Exhibit B (the “Bank Merger Agreement”) and in accordance with Subchapter H of the TSBA, Part 5 of the TBCA and Section 32.501 of the TBA, immediately after the Merger the Bank shall be merged with and into Franklin and the separate existence of the Bank shall cease. Franklin shall be the surviving entity in the Bank Merger and shall continue its existence as a state savings bank under the laws of the State of Texas (Franklin after the Bank Merger is referred to herein as both the “Surviving Bank” and “Franklin,” as the context requires).

     Section 2.2 Advisory Board of Directors. FBC agrees, contemporaneously with the Effective Time of the Bank Merger, to take all actions necessary to appoint to the Advisory Board of Directors of Franklin Messrs. Carpenter, Cox and Kinney (the “Cedar Creek Nominees”) and, for a 24-month period thereafter (the “Subject Period”), to cause the Cedar Creek Nominees to continue to be appointed to serve thereon; provided, that if during the Subject Period any Cedar Creek Nominee shall be subject to a Disqualification Event (as hereinafter defined), FBC’s obligations under this section to cause such nominee to continue to be appointed to the advisory board during the Subject Period shall terminate, and such nominee’s service on the advisory board may be terminated. As used herein, the term “Disqualification Event” means, as to any Cedar Creek Nominee, the occurrence of any of the following events: (i) such nominee shall be prohibited by law, order, injunction, decree or otherwise from serving as a director of FBC or Franklin; (ii) such nominee shall have been convicted of any felony or crime of moral turpitude; (iii) such nominee shall file (or any entity indebted to Franklin of which such nominee shall have been an executive officer or controlling person within the two years prior to filing shall file) a voluntary petition under any federal or state bankruptcy or insolvency law, or such nominee shall become (or any entity indebted to Franklin of which such nominee shall have been an executive officer or controlling person within the two years prior to filing shall become) the subject of an involuntary petition filed under any such law that is not dismissed within 30 days; (iv) such nominee shall be involved in any of the events or circumstances enumerated in Item 401(f)(1)-(6) of Regulation S-K (or any successor or substitute provision of similar import) promulgated by the Securities and Exchange Commission (the “SEC”), or similar provisions of state “blue sky” laws; or (v) such nominee shall violate any covenant or agreement contained in the Noncompetition and Indemnification Agreement (as hereinafter defined) hereof.

ARTICLE III.

CONVERSION AND EXCHANGE OF SHARES

     Section 3.1 Conversion of Cedar Creek Stock. Subject to the provisions of this Article III, the aggregate consideration to be paid by FBC to the Cedar Creek shareholders in the Merger shall be $24,000,000, consisting of cash in the amount of $12,000,000 and shares of FBC Stock valued at $12,000,000 (the “Aggregate Merger Consideration”). The Aggregate Merger Consideration shall be subject to reduction, and the amount of Stock Consideration, Cash Consideration and Merger Consideration (as each is hereinafter defined) shall be subject to corresponding reduction, under the circumstances described in Section 3.1(b). The Adjusted Aggregate Merger Consideration (as hereinafter defined) shall be subject to reduction, and the amount of Stock Consideration, Cash Consideration and Merger Consideration shall be subject to corresponding reduction, under the circumstances described in Section 3.1(c). At the Effective Time, by virtue of the Merger and without any action on the part of Cedar Creek, FBC or the holder of any of the securities thereof:

          (a) Subject to the provisions of this Article III, each share of the Cedar Creek Stock issued and outstanding immediately prior to the Effective Time, except for (i) shares of Cedar Creek Stock owned by Cedar Creek as treasury stock or owned, directly or indirectly, by Cedar Creek, FBC or Merger Subsidiary or any of their respective wholly owned subsidiaries (other than shares of Cedar Creek Stock held, directly or indirectly, in trust accounts, managed accounts or otherwise held in a fiduciary capacity, that are beneficially owned by third parties (any such shares, whether held directly or indirectly by Cedar Creek or FBC or any of their respective wholly owned subsidiaries, as the case may be, being referred to herein as “Trust Account Shares”) and other than any shares of Cedar Creek Stock held by Cedar Creek or FBC or any of their respective subsidiaries in respect of a debt previously contracted (any such shares of Cedar Creek Stock, whether held directly or indirectly by Franklin or FBC or any of their respective wholly owned subsidiaries, being referred to herein as “DPC Shares”)), and (ii) shares of Cedar Creek Stock as to which the holders have perfected their rights as dissenting shareholders in accordance with the provisions of Article 5.12 of the TBCA (the “Dissenting Shares”), shall be converted into and represent the right to receive (i) an amount in cash equal to $167.83218 per share (the “Cash Consideration”) and (ii) a number of shares of FBC Stock equal to the quotient obtained by dividing $167.83218 by the average of the daily volume-weighted average prices of the FBC Stock for the forty consecutive trading days prior to and including the second business day prior to the Closing Date (as hereinafter defined), rounded to the nearest ten thousandth (the “FBC Measurement Price”), per share (the “Stock Consideration” and, with the Cash Consideration, the “Merger Consideration”).

          (b) The Aggregate Merger Consideration shall be redetermined and reduced by the amount of the payment made by the Bank to compromise and settle the case identified on Schedule 3.1(b) (the “Special Litigation”) in a manner that satisfies the condition set forth in Section 11.10 of this Agreement (the “Special Litigation Settlement Payment”). The Aggregate Merger Consideration, as so redetermined and reduced by the amount of the Special Litigation Settlement Payment, is referred to herein as the “Adjusted Aggregate Merger Consideration.” Upon the occurrence of the events described in this Section 3.1(b), the amount of the Stock Consideration and the amount of the Cash Consideration also shall be redetermined and reduced based on the Adjusted Aggregate Merger Consideration, with the amount of such reduction applied equally to the Stock Consideration and the Cash Consideration, so that the Stock Consideration and the Cash Consideration each continue to constitute one-half of the Merger Consideration.

          (c) In the event that Cedar Creek’s consolidated stockholders’ equity as of the Closing Date shall be less than $11,113,000 as calculated under Section 11.7 of this Agreement and FBC elects to waive satisfaction of such condition and consummate the Merger, the Adjusted Aggregate Merger Consideration shall be redetermined by reducing the Adjusted Aggregate Merger Consideration by the product of (i) the difference between $11,113,000 and the amount of Cedar Creek’s actual consolidated stockholders’ equity calculated and certified in the manner required by Section 11.7 of this Agreement, multiplied by (ii) 2.16 (the “Capital Deficiency Amount”). The Adjusted Aggregate Merger Consideration, as so redetermined and reduced by the Capital Deficiency Amount, is referred to herein as the “Revised Adjusted Aggregate Merger Consideration.” Upon the occurrence of the events described in this Section 3.1(c), the amount of the Stock Consideration and the amount of the Cash Consideration (as previously redetermined pursuant to Section 3.1(b)) also shall be redetermined and reduced based on the Revised Adjusted Aggregate Merger Consideration, with the amount of such reduction applied equally to the Stock Consideration and the Cash Consideration, so that the Stock Consideration and the Cash Consideration each continue to constitute one-half of the Merger Consideration.

          (d) All shares of Cedar Creek Stock that are owned, directly or indirectly, by Cedar Creek or FBC or any of their respective wholly owned subsidiaries (other than Trust Account Shares and DPC Shares) shall be canceled and shall cease to exist and no consideration shall be delivered in exchange therefor.

          (e) Each share of Cedar Creek Stock converted into the right to receive the Merger Consideration pursuant to this Article III shall no longer be outstanding and shall automatically be canceled and shall cease to exist.

          (f) Notwithstanding anything herein to the contrary, no shareholder of Cedar Creek shall be entitled to receive shares of FBC Stock in exchange for shares of Cedar Creek Stock, and FBC shall not be required to issue shares of FBC Stock to any shareholder of Cedar Creek, unless the shareholder establishes to FBC’s reasonable satisfaction that such shareholder satisfies the definition of an “accredited investor” contained in Rule 501 of Regulation D promulgated by the SEC or that the shareholder has designated in writing a “purchaser representative” as defined in Rule 501. In the event that in FBC’s reasonable belief any shareholder of Cedar Creek shall not satisfy the definition of an “accredited investor” contained in such rule or has not designated a “purchaser representative” as defined in Rule 501, such shareholder shall not receive shares of FBC Stock in exchange for shares of Cedar Creek Stock. Instead of shares of FBC Stock, such shareholder’s shares shall be converted into the right to receive, and such shareholder shall receive, an amount in cash equal to the Merger Consideration, determined after giving effect to the reductions provided for in Section 3.1 of this Agreement. In such event, FBC shall make an appropriate and equitable adjustment to the number of shares of FBC Stock to be received by other shareholders of Cedar Creek who do satisfy the definition of “accredited investor” to ensure that the conditions contained in Sections 10.6 and 11.9 may be satisfied. FBC’s determinations with respect to the matters contained herein shall be final and binding on Cedar Creek and its shareholders.

     Section 3.2 Merger Subsidiary Membership Interests. At and after the Effective Time, the membership interests of Merger Subsidiary issued and outstanding immediately prior to the Effective Time shall remain outstanding, shall be unaffected by the Merger, and shall represent 100% of the membership interests of the Surviving Company.

     Section 3.3 Delivery of Merger Consideration. (a) On the Closing Date, stock certificates representing all of the outstanding shares of the Cedar Creek Stock shall be surrendered by the holders thereof to FBC together with properly completed and executed letters of transmittal containing wire transfer instructions in substantially the form attached to this Agreement as Exhibit C (the “Letter of Transmittal”). Upon receipt by FBC on the Closing Date of certificates representing all of the outstanding shares of Cedar Creek Stock and the related Letters of Transmittal, FBC shall (i) on the Closing Date deliver the Cash Consideration to each Cedar Creek shareholder by wire transfer to the account of the shareholder designated in the Letter of Transmittal, and (ii) within five business days of the Closing Date deposit the Stock Consideration in the United States mail in an envelope addressed to each Cedar Creek shareholder at the address provided in the Letter of Transmittal.

          (b) Certificates representing the shares of Cedar Creek Stock so surrendered shall be canceled. Any stock certificate representing the Cedar Creek Stock not properly surrendered on the Closing Date will be deemed for all corporate purposes after the Closing to represent and evidence solely the right to receive the corresponding share of the Merger Consideration to be paid therefor pursuant to this Agreement. Notwithstanding the foregoing, neither Cedar Creek nor any other party hereto shall be liable to any holder of certificates representing Cedar Creek Stock for any amount paid to a public official pursuant to any applicable abandoned property, escheat or similar law. Except as required by law, no interest shall be payable with respect to the Cash Consideration, the cash payable for fractional shares, or the cash payable for Dissenting Shares. No dividends or other distributions shall be disbursed with respect to shares of FBC

Stock until certificates representing shares of Cedar Creek Stock are surrendered in exchange therefor.

          (c) Notwithstanding anything to the contrary contained herein, no certificates or scrip representing fractional shares of FBC Stock shall be issued upon the surrender for exchange of certificates representing shares of Cedar Creek Stock, no dividend or distribution with respect to FBC Stock shall be payable on or with respect to any fractional share, and such fractional share interests shall not entitle the owner thereof to vote or to any other rights of a stockholder of FBC. In lieu of the issuance of any such fractional share, FBC shall pay to each holder of Cedar Creek Stock who otherwise would be entitled to receive such fractional share an amount in cash determined by multiplying (i) the amount of the Stock Consideration determined after giving effect to the reductions provided for in Section 3.1 of this Agreement by (ii) the fraction of a share (rounded to the nearest hundredth when expressed in decimal form) of FBC Stock to which such holder would otherwise be entitled to receive pursuant to this Article III.

     Section 3.4 Dissenting Shares. Each share of Cedar Creek Stock issued and outstanding immediately prior to the Effective Time, the holder of which has not voted in favor of the Merger and who has properly perfected his dissenter’s rights of appraisal by following the procedures set forth in Section 5.12 of the TBCA, is referred to herein as a “Dissenting Share.” Each Dissenting Share owned by each holder thereof who has not exchanged his certificates representing shares of FBC Stock for the corresponding share of the Merger Consideration or otherwise has not effectively withdrawn or lost his dissenter’s rights, shall not be converted into or represent the right to receive the corresponding share of the Merger Consideration pursuant to this Article III and shall be entitled only to such rights as are available to such holder pursuant to the applicable provisions of the TBCA. Each holder of Dissenting Shares shall be entitled to receive the value of such Dissenting Shares held by him in accordance with the applicable provisions of the TBCA; provided, such holder complies with the procedures contemplated by and set forth in the applicable provisions of the TBCA. If any holder of any Dissenting Shares shall effectively withdraw or lose his dissenter’s rights under the applicable provisions of the TBCA, each such Dissenting Share shall be converted into the right to receive the corresponding share of the Merger Consideration in accordance with the provisions of this Article III.

ARTICLE IV.

REPRESENTATIONS AND WARRANTIES OF CEDAR CREEK

     Cedar Creek represents and warrants to FBC as follows:

     Section 4.1 Organization. (a) Cedar Creek is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Texas. Cedar Creek has the corporate power and authority to own, lease and operate its properties, to engage in the business and activities now conducted by it and to enter into this Agreement. Cedar Creek is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified would not, either individually or in the aggregate, have a Material Adverse Effect (as hereinafter defined) on the Cedar Creek Companies. Cedar Creek is duly registered and in good standing as a bank holding company with the FRB under the BHC Act.

          (b) The Bank is a state bank duly incorporated, validly existing and in good standing under the laws of the State of Texas. The Bank is duly authorized to conduct a general banking business, including without limitation all authorized deposit functions of Texas state banks as well as commercial and real estate loans, installment credits, collections and safe deposit facilities subject to the supervision of the TBD and the FDIC. The Bank is an “insured depositary institution” as defined in the Federal Deposit Insurance Act. The Bank does not have “trust powers” and has not and does not conduct any trust activities.

          (c) Cedar Creek has no subsidiaries other than the Bank. The Bank has no subsidiaries. Except as disclosed on Schedule 4.1(c), neither of the Cedar Creek Companies is a general partner or owner of an equity or membership interest in any joint venture, general partnership, limited partnership, limited liability company, trust or other non-corporate entity. Neither of the Cedar Creek Companies knows of any arrangement pursuant to which the stock or other membership or equity interests of any corporation, joint venture, general partnership, limited partnership, limited liability company, trust or other non-corporate entity is or has been held in trust (whether express, constructive, resulting or otherwise) for the benefit of either of the Cedar Creek Companies.

          (d) True and complete copies of the Articles of Incorporation, Articles of Association and By-Laws of each of the Cedar Creek Companies, as amended to date, are included in Schedule 4.1 to this Agreement.

     Section 4.2 Capitalization. (a) The authorized capital stock of Cedar Creek consists of 1,000,000 shares of Cedar Creek Stock, 71,500 shares of which are issued and outstanding and 8,500 of which are held in treasury. All of the issued and outstanding shares of Cedar Creek Stock are duly authorized, validly issued, fully paid and nonassessable, and were not issued in violation of the preemptive rights of any person or in violation of any applicable federal or state securities laws. There are no existing options, warrants, calls, convertible securities or commitments of any kind obligating Cedar Creek to issue any authorized and unissued Cedar Creek Stock, nor does Cedar Creek have any outstanding commitment or obligation to repurchase, reacquire or redeem any of its outstanding capital stock. There are no stock appreciation or similar rights to receive cash payment in respect or in lieu of options to purchase shares of Cedar Creek Stock or otherwise. To the knowledge of Cedar Creek, except as disclosed in Schedule 4.2 there are no voting trusts, voting agreements, buy-sell agreements or other agreements or arrangements affecting the Cedar Creek Stock other than the voting agreements in the form attached to this Agreement as Exhibit D (each, a “Voting Agreement”) and provided for in Section 6.6 of this Agreement.

          (b) The authorized capital stock of the Bank consists of 247 shares of common stock, $750 par value per share (the “Bank Stock”), of which 247 shares are issued and outstanding and none of which are held in treasury. All of the issued and outstanding shares of Bank Stock are duly authorized, validly issued, fully paid and nonassessable, are held of record by Cedar Creek and were not issued in violation of the preemptive rights of any person or in violation of any applicable federal or state securities laws. There are no existing options, warrants, calls, convertible securities or commitments of any kind (i) with respect to the issued and outstanding shares of Bank Stock, or (ii) obligating the Bank to issue any authorized and unissued Bank Stock. The Bank has no outstanding commitment or obligation to repurchase, reacquire or redeem any of its outstanding capital stock. There are no stock appreciation or similar rights to receive cash payment in respect or in lieu of options to purchase shares of Bank Stock or otherwise. To the knowledge of Cedar Creek, there are no voting trusts, voting agreements, buy-sell agreements or other agreements or arrangements affecting the Bank Stock.

     Section 4.3 Approvals; Authority. (a) Cedar Creek has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly approved by the Board of Directors of Cedar Creek and, other than the approval of this Agreement by the holders of at least two-thirds of the Cedar Creek Stock as required by law, no further corporate proceedings of Cedar Creek are needed to execute and deliver this Agreement and consummate the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by Cedar Creek and is a legal, valid, and binding agreement of Cedar Creek enforceable against Cedar Creek in accordance with its terms, subject to the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditors’ rights generally and general equitable principles. At the Closing (as hereinafter defined), all other agreements, documents and instruments to be executed and delivered by Cedar Creek which are referred to herein or contemplated hereby will have been duly executed and delivered by Cedar Creek and will constitute the legal, valid and binding obligation of Cedar Creek, enforceable against Cedar Creek in accordance with their respective terms and conditions, subject to the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditors’ rights generally and by general equitable principles.

          (b) The Bank has the full corporate power and authority to execute and deliver the Bank Merger Agreement and the Retention Agreements (as hereinafter defined), and to consummate the transactions contemplated hereby and thereby. The execution and delivery of the Bank Merger Agreement and the Retention Agreements and the consummation of the transactions contemplated hereby and thereby have been duly and validly approved by the Board of Directors of the Bank and, other than the approval of the Bank Merger Agreement by Cedar Creek as the sole shareholder of the Bank as required by law, no further corporate proceedings of the Bank are needed to execute and deliver the Bank Merger Agreement and the Retention Agreements and consummate the transactions contemplated thereby. The Bank Merger Agreement and the Retention Agreements have been duly authorized, executed and delivered by the Bank and each is a legal, valid and binding agreement of the Bank enforceable in accordance with its terms, subject to the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditors’ rights generally and general equitable principles. At the Closing, all other agreements, documents and instruments to be executed and delivered by the Bank which are referred to herein or contemplated hereby will have been duly executed and delivered by the Bank and will constitute the legal, valid and binding obligation of the Bank, enforceable against the Bank in accordance with their respective terms and conditions, subject to the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditors’ rights generally and by general equitable principles.

     Section 4.4 Investments. Cedar Creek has furnished to FBC, as Schedule 4.4 of this Agreement, a complete and accurate list, as of June 30, 2004, of all securities, including municipal bonds, owned by the Bank (the “Securities Portfolio”) and all other securities owned by either of the Cedar Creek Companies. All securities in the Securities Portfolio, and all other securities listed in Schedule 4.4, are owned by the Bank or Cedar Creek, respectively, of record and beneficially, free and clear of all mortgages, liens, pledges, security interests and encumbrances, except as disclosed in Schedule 4.4. Schedule 4.4 contains a complete and accurate list of all entities in which the ownership interest of the Cedar Creek Companies represents five percent or more of the issued and outstanding voting securities of the issuer thereof. There are no voting trusts or other agreements or understandings with respect to the voting of the securities held in the Securities Portfolio or otherwise listed in Schedule 4.4. Except for its interest in the Bank and as stated in Schedule 4.4, Cedar Creek owns no securities of, or interest in, any commercial bank.

     Section 4.5 Financial Statements. (a) Schedule 4.5(a) contains true and complete copies of Cedar Creek’s (i) audited consolidated statements of financial condition and related statements of income, changes in shareholders’ equity and cash flows, as of and for the years ended December 31, 2003 and 2002, accompanied by the report thereon of McGladrey & Pullen, certified public accountants, dated January 16, 2004 and January 24, 2003 (the “Annual Financial Statements”), and (ii) unaudited consolidated statements of financial condition and related statements of income, changes in shareholders’ equity and cash flows as of and for the six months ended June 30, 2004 (the “Interim Financial Statements”). Cedar Creek has also furnished to FBC true and complete copies of all Consolidated Reports of Condition and Income filed by the Bank with bank regulatory authorities as of and for each period during the three years ended June 30, 2004 (the “Call Reports”). The Annual Financial Statements, Interim Financial Statements and Call Reports are collectively referred to herein as the “Cedar Creek Financial Statements.” The Annual Financial Statements fairly present the consolidated financial position of the Cedar Creek Companies and the results of their operations at the dates and for the periods indicated therein in conformity with generally accepted accounting principles (“GAAP”) applied consistently during the periods covered thereby. The Interim Financial Statements fairly present the consolidated financial position of the Cedar Creek Companies and the results of their operations at the dates and for the periods indicated in conformity with GAAP consistently applied during the periods covered thereby, except that (i) the Interim Financial Statements omit the footnote disclosure required by GAAP, and (ii) the Interim Financial Statements are subject to normal year end adjustments required by GAAP. As of their respective dates, the Call Reports complied with the rules and regulations of applicable federal and state banking authorities and did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

          (b) As of the dates of the Cedar Creek Financial Statements and as of the date of this Agreement, Cedar Creek did not have any liabilities, fixed or contingent, which are material, are a type of liability required by generally accepted accounting principles to be reflected in financial statements, and are not fully reflected or provided for in the Cedar Creek Financial Statements.

          (c) Since June 30, 2004, (i) the business of the Cedar Creek Companies has been conducted only in the ordinary course, consistent with prior practices, and (ii) no event, condition or circumstance has occurred which, individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect on the Cedar Creek Companies.

     Section 4.6 Title. True and complete copies of all of the deeds, surveys, title insurance policies and leases for all real property owned or leased by the Cedar Creek Companies and all mortgages, deeds of trust and security agreements to which such property is subject have been delivered to FBC. Except as disclosed on Schedule 4.6, Cedar Creek has good and marketable title to all of its assets and properties including, without limitation, all real property and all improvements thereon, and all personal and intangible properties reflected in Cedar Creek’s unaudited statement of condition dated as of June 30, 2004 (as included in the Interim Financial Statements) or acquired subsequent thereto, subject to no liens, mortgages, security interests, encumbrances or charges of any kind except (i) as noted in the Interim Financial Statements, (ii) statutory liens not yet delinquent, (iii) minor defects and irregularities in title and encumbrances which do not materially impair the use thereof for the purposes for which they are held, and (iv) those assets and properties disposed of for fair market value in the ordinary course of business since the date of the Interim Financial Statements.

     Section 4.7 Environmental Laws. Each of the Cedar Creek Companies are and have been in compliance with all terms and conditions of all applicable federal and state Environmental Laws (as hereinafter defined) and permits thereunder except for such noncompliance as would not reasonably be expected to give rise, individually or in the aggregate, to a Material Adverse Effect on the Cedar Creek Companies. Neither of the Cedar Creek Companies (i) has received any notice of any violation of, or inquiries regarding any violation of, any Environmental Laws, (ii) has generated, stored, or disposed of any materials designated as Hazardous Materials (as hereinafter defined) under the Environmental Laws, or (iii) is subject to any claim or lien under any Environmental Laws. No release (as defined at CERCLA, 42 U.S.C. 9601(22), without regard for the exclusions therein mentioned) of Hazardous Materials has occurred at or from any real estate during the term of the ownership, lease or operation thereof by either of the Cedar Creek Companies for which the Environmental Laws required or require notice to any third party, further investigation, or response action of any kind, and no condition exists at any real estate currently owned, leased or operated by either of the Cedar Creek Companies for which the Environmental Laws required or require notice to any third party, further investigation, or response action of any kind. Neither of the Cedar Creek Companies has directed, controlled or overseen, or has sought to direct, control or oversee, the management of environmental matters of any borrower or any real estate in which either of the Cedar Creek Companies holds or has held a security interest. No asbestos is now or has been contained in any facility owned by either of the Cedar Creek Companies. No real property currently owned, leased or operated by either of the Cedar Creek Companies is, or has been, an industrial site or a landfill during the tenure of the Cedar Creek Companies or, to the knowledge of the Cedar Creek Companies, prior to such tenure. The Cedar Creek Companies have furnished FBC true and complete copies of all environmental assessments, reports, studies and other similar documents or information in its or their possession or control relating to each real property presently or formerly owned, leased or operated by either of the Cedar Creek Companies.

     “Environmental Laws,” for purposes of this Section 4.7, includes, but is not limited to, any federal, state or local statute, law, rule, regulation, ordinance, code, policy or rule of common law in each case as amended to date and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree, or judgment, relating to the environment, human health or safety, or Hazardous Materials, including without limitation the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, 42 U.S.C. §§ 9601, et seq. (“CERCLA”); the Hazardous Materials Transportation Act, as amended, 49 U.S.C. §§ 1801, et seq.; the Resource Conservation and Recovery Act of 1976, as amended, 42 U.S.C. §§ 6901, et seq.; the Federal Water Pollution Control Act, as amended, 33 U.S.C. §§ 1201, et seq.; the Toxic Substances Control Act, 15 U.S.C. §§ 2601, et seq.; the Clean Air Act, 42 U.S.C. §§ 7401, et seq.; and the Safe Drinking Water Act, 42 U.S.C. §§ 3808, et seq.

     “Hazardous Materials,” for purposes of this Section 4.7, includes, but is not limited to, (i) any petroleum or petroleum products, natural gas, or natural gas products, radioactive materials, asbestos, urea formaldehyde foam insulation, transformers or other equipment that contains dielectric fluid containing levels of polychlorinated biphenyls (PCBs), and radon gas; (ii) any chemicals, materials, waste or substances defined as or included in the definition of “hazardous substances,” “hazardous wastes,” “hazardous materials,” “extremely hazardous wastes,” “restricted hazardous wastes,” “toxic substances,” “toxic pollutants,” “contaminants,” or “pollutants,” or words of similar import, under any Environmental Laws; and (iii) any other chemical, material, waste or substance which is in any way regulated by any federal, state or local government authority, agency or instrumentality, including mixtures thereof with other materials, and including any regulated building materials such as asbestos and lead.

     Section 4.8 Litigation and Other Proceedings. Except as disclosed on Schedule 4.8, there are no legal, quasi-judicial or administrative proceedings of any kind or nature now pending or, to the knowledge of Cedar Creek, threatened before any court or administrative body in any manner against either of the Cedar Creek Companies or any of their properties or capital stock. Cedar Creek does not know of any basis on which any litigation or proceeding could be brought which could reasonably be expected to have a Material Adverse Effect on the Cedar Creek Companies or which could question the validity of any action taken or to be taken in connection with this Agreement and the transactions contemplated hereby. Neither of the Cedar Creek Companies is in default with respect to any judgment, order, writ, injunction, decree, award, rule or regulation of any court, arbitrator or governmental agency or instrumentality.

     Section 4.9 Taxes. (a) A valid and timely election under Section 1362 of the Code, was made to treat Cedar Creek as an “S corporation” within the meaning of Section 1361 of the Code effective as of January 1, 2001, and such election continues to be effective. Neither Cedar Creek nor any of the shareholders of Cedar Creek or any former shareholders has taken any action that would terminate or did terminate Cedar Creek’s S corporation election. Cedar Creek (or the Bank) has made a valid and timely election for the Bank to be treated as a qualified subchapter S subsidiary pursuant to the Code effective as of January 1, 2001, and such election continues to be effective. No action has been taken which would terminate the qualified subchapter S subsidiary election of the Bank. As of the effective date of the S corporation election of Cedar Creek and at all times thereafter, all of the shareholders of Cedar Creek have been permitted S corporation shareholders under Code Section 1361.

          (b) All Returns (as hereinafter defined) required to be filed by or on behalf of the Cedar Creek Companies have been duly filed on a timely basis and such Returns are true, complete and correct in all material respects. Taxes (as hereinafter defined) shown to be payable on the Returns or on subsequent assessments with respect thereto have been paid in full on a timely basis, and all Taxes owed by the Cedar Creek Companies which are or have become due have been timely paid in full (whether or not shown on or reportable on such Returns). Each of the Cedar Creek Companies has withheld and paid over all Taxes required to have been withheld and paid over, and complied with all information reporting and backup withholding requirements, including maintenance of required records with respect thereto, in connection with amounts paid or owing to any employee, creditor, independent contractor or other third party. There are no liens on any of the assets of the Cedar Creek Companies with respect to Taxes, other than liens for Taxes not yet due and payable.

          (c) No deficiencies for Taxes have been claimed, proposed or assessed by any taxing or other governmental authority against the Cedar Creek Companies which have not been settled, closed or reached a final determination. There are no pending audits relating to any Tax liability of the Cedar Creek Companies to which either of the Cedar Creek Companies has received notice. Neither of the Cedar Creek Companies is a party to any action or proceeding for assessment or collection of Taxes, nor have such events been asserted or, to the knowledge of the Cedar Creek Companies, threatened against the Cedar Creek Companies or any of their assets. No waiver or extension of any statute of limitations relating to Taxes is in effect with respect to the Cedar Creek Companies. No power of attorney has been executed by either of the Cedar Creek Companies with respect to any Tax matters which is currently in force.

          (d) Cedar Creek has disclosed on its federal income tax Returns all positions taken therein that could give rise to a substantial understatement penalty within the meaning of Section 6662 of the Code. Except as set forth on Schedule 4.9(d), neither of the Cedar Creek Companies has agreed to make, nor is it required to make, any adjustment under Code Section 481(a) by reason of a change in accounting method or otherwise. None of the property of the Cedar Creek Companies is subject to a safe-harbor lease (pursuant to Section 168(f)(8) of the Internal Revenue Code of 1954 as in effect after the Economic Recovery Tax Act of 1981 and before the Tax Reform Act of 1986) or is “tax-exempt use property” (within the meaning of Section 168(h) of the Code) or “tax-exempt bond financed property” (within the meaning of Section 168(g)(5) of the Code. Neither of the Cedar Creek Companies is a party to any Tax sharing agreement or has any continuing obligations under any prior Tax sharing agreement. Neither of the Cedar Creek Companies is, or has been, a member of any other affiliated, consolidated, combined, unitary or similar group for Tax purposes.

          (e) Neither of the Cedar Creek Companies has taken or agreed to take any action that would, or failed to take any action the omission of which would, prevent or impede the Merger from qualifying as a reorganization under Section 368 of the Code. Neither of the Cedar Creek Companies has been a party to any distribution occurring during the last 3 years in which the parties to such distribution treated the distribution as one to which Section 355 of the Code (or any similar provision of state, local or foreign law) applied.

          (f) As used in this Agreement, the term “Taxes” shall mean all taxes, however denominated, including any interest, penalties or other additions to tax that may become payable in respect thereof, imposed by any federal, territorial, state, local or foreign government or any agency or political subdivision of any such government, which taxes shall include, without limiting the generality of the foregoing, all income or profits taxes (including, but not limited to, federal income taxes and state income taxes), real property gains taxes, payroll and employee withholding taxes, unemployment insurance taxes, social security taxes, sales and use taxes, ad valorem taxes, excise taxes, franchise taxes, gross receipts taxes, business license taxes, occupation taxes, real and personal property taxes, stamp taxes, environmental taxes, transfer taxes, workers’ compensation, Pension Benefit Guaranty Corporation premiums and other governmental charges, and other obligations of the same or of a similar nature to any of the foregoing, which either of the Cedar Creek Companies is required to pay, withhold or collect. As used in this Agreement, the term “Returns” shall mean all reports, estimates, declarations of estimated tax, information statements and returns relating to, or required to be filed in connection with, any Taxes, including information returns or reports with respect to backup withholding and other payments to third parties.

          (g) True and complete copies of the federal income tax returns of the Cedar Creek Companies as filed with the Internal Revenue Service (the “IRS”) for the years ended December 31, 2000, December 31, 2001, December 31, 2002 and December 31, 2003 have been furnished to FBC. True and complete copies of the Texas Franchise Tax returns of the Cedar Creek Companies as filed with the State of Texas for the years ended December 31, 2000, December 31, 2001, December 31, 2002 and December 31, 2003, have been furnished to FBC.

     Section 4.10 Contracts. Except as otherwise noted in Schedule 4.10 hereto, neither of the Cedar Creek Companies is a party to or bound by any (i) employment contract (including without limitation any collective bargaining contract or union agreement or agreement with an independent contractor); (ii) bonus, stock option, deferred compensation or profit-sharing, pension or retirement plan or other employee benefit arrangement; (iii) lease or license with respect to any property, real or personal, whether as landlord, tenant, licensor or licensee involving annual payments in excess of $10,000; (iv) contract or commitment for capital expenditures in excess of $10,000 for any one project; (v) contract or commitment made in the ordinary course of business for the purchase of materials or supplies or for the performance of services over a period of more than 60 days from the date of this Agreement involving an annual expenditure in excess of $10,000; (vi) contract or option to purchase or sell any real or personal property other than in the ordinary course of business; (vii) contract, agreement or letter with respect to the management or operations of the Cedar Creek Companies imposed by any bank regulatory authority having supervisory jurisdiction over the Cedar Creek Companies; (viii) agreement, contract or indenture related to the borrowing of money by the Cedar Creek Companies; (ix) guaranty of any obligation for the borrowing of money, excluding endorsements made for collection, repurchase or resell agreements, letters of credit and guaranties made in the ordinary course of business; (x) agreement with or extension of credit to any executive officer or director of the Cedar Creek Companies or a holder of more than 10% of the Cedar Creek Stock, or any affiliate of such person; (xi) agreement or arrangement with any executive officer, director, holder of 10% or more of the Cedar Creek Stock or affiliate of such persons for the provision of services or lease of property; (xii) agreement with any executive officer, director, holder of more than 10% of the Cedar Creek Stock or affiliate of such person relating to Bank owned life insurance (“BOLI”), or (xiii) contracts, other than the foregoing, involving more than $10,000 and not made in the ordinary course of business and not otherwise disclosed in this

Agreement or in a schedule attached hereto (items (i) through (xiii) being collectively referred to as the “Contracts”). Each of the Cedar Creek Companies has performed all obligations required to be performed by it to date under each of the Contracts in all material respects, and is not in material default under, and no event has occurred which, with the lapse of time or action by a third party, could result in a material default under, the Contracts or under any provision of the Articles of Incorporation, Articles of Association or By-Laws of either of the Cedar Creek Companies.

     Section 4.11 Fidelity Bonds and Insurance. True and complete copies of all fidelity bonds and insurance policies (including any BOLI) owned or held by, or issued in favor of, the Cedar Creek Companies (other than credit-life policies), have been delivered to FBC and are listed on Schedule 4.11 to this Agreement. The risks, amounts and retention levels of such fidelity bonds and insurance policies are adequate for the business conducted by the Cedar Creek Companies.

     Section 4.12 No Conflict with Other Instruments. (a) The execution and delivery of this Agreement does not, and the consummation of the transaction contemplated hereby will not, (i) conflict with or result in a breach of any provision of the Articles of Incorporation, Articles of Association or By-Laws of the Cedar Creek Companies, (ii) subject to obtaining approval of the holders of at least two-thirds of the Cedar Creek Stock and all regulatory approvals, violate any provision of, or constitute a default or require any consent or approval under, any law, or any order, writ, injunction or decree of any court or other governmental agency applicable to Cedar Creek, or (iii) except as otherwise noted on Schedule 4.12 hereto, violate any provision of, or constitute a material default or require any consent or approval under, any contract, agreement or instrument to which either of the Cedar Creek Companies is a party or by which either of them is bound or constitute an event which, with the lapse of time or action by a third party, could result in a material default under any of the foregoing or result in the creation of any lien, charge or encumbrance upon the assets or properties of either of the Cedar Creek Companies or upon the Cedar Creek Stock.

          (b) The execution and delivery of the Bank Merger Agreement does not, and the performance thereof by the Bank will not, (i) conflict with or result in a breach of any provision of the Articles of Association or By-Laws of the Bank, (ii) except as noted on Schedule 4.12, violate any provision of, or constitute a default or require any consent or approval under, any law, or any order, writ, injunction or decree of any court or other governmental agency applicable to the Bank, or (iii) except as noted on Schedule 4.12, violate any provision of, or constitute a default or require any consent or approval under, any contract, agreement or instrument to which the Bank is a party or by which it is bound or constitute an event which, with the lapse of time or action by a third party, could result in any default under any of the foregoing or result in the creation of any lien, charge or encumbrance upon the assets or properties of the Bank.

     Section 4.13 Compliance with Laws. (a) Each of the Cedar Creek Companies is in compliance in all material respects with all applicable federal, state and local laws, rules, regulations and orders. Each of the Cedar Creek Companies has filed all reports, notices, registrations and statements, together with any amendments required to be made thereto, that are required to be filed with the TBD, the FRB and the FDIC or any other regulatory authority having jurisdiction over it, and such reports, notices, registrations and statements were, as of their respective dates, true and correct and did not contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Except for normal examinations conducted in the ordinary course of business, no regulatory agency has initiated any proceeding or, to the knowledge of the Cedar Creek Companies, investigation into the business or operations of the Cedar Creek Companies. There is no unresolved violation, criticism or exception by any regulatory agency with respect to any report or statement relating to any examinations of the Cedar Creek Companies.

          (b) Except for approval of the holders of at least two-thirds of the Cedar Creek Stock, approvals of regulatory authorities having jurisdiction over the Cedar Creek Companies and as otherwise noted on Schedule 4.12, no prior consent, approval or authorization of, or declaration, filing or registrations with, any person is required to be obtained by the Cedar Creek Companies in connection with the execution, delivery and performance by any of them of this Agreement and the Merger.

     Section 4.14 Conduct. Except as listed in Schedule 4.14 hereto, since January 1, 2001, neither of the Cedar Creek Companies has (i) issued or sold any capital stock or corporate debt obligations; (ii) declared or set aside or paid any dividend or made any other distribution in respect of or, directly or indirectly, purchased, redeemed or otherwise acquired any shares of their capital stock; (iii) incurred any obligations or liabilities (fixed or contingent), except obligations or liabilities incurred in the ordinary course of business, or mortgaged, pledged or subjected any of its assets to a lien or encumbrance (other than in the ordinary course of business and other than statutory liens not yet delinquent); (iv) discharged or satisfied any lien or encumbrance or paid any obligation or liability (fixed or contingent), other than accruals, accounts and notes payable included in the Cedar Creek Financial Statements, accruals, accounts and notes payable incurred since January 1, 2001 in the ordinary course of business, and accruals, accounts and notes payable incurred as contemplated by this Agreement; (v) sold, exchanged or otherwise disposed of any of its capital assets other than in the ordinary course of business; (vi) made any general or individual wage or salary increase (including increases in directors’ or consultants’ fees), paid any bonus, granted or paid any perquisites such as automobile allowances, club memberships or dues or other similar benefits, or instituted any employee welfare, retirement or similar plan or arrangement, except periodic or merit raises, bonuses and allowances approved by the Cedar Creek executives or Board of Directors in the ordinary course of business and reflected in the minutes of the Cedar Creek Companies, as part of the Cedar Creek Companies’ standard practices; (vii) suffered any physical damage, destruction or casualty loss, whether or not covered by insurance, materially and adversely affecting its business, properties or assets; (viii) made any or acquiesced in any change in accounting methods, principles or practices; (ix) entered into any contract, agreement or commitment which obligates either of the Cedar Creek Companies for an amount in excess of $10,000 over the term of any such contract, agreement or commitment other than in the ordinary course of business; or (x) except in the ordinary course of business, entered or agreed to enter into any agreement or arrangement granting any preferential rights to purchase any of their assets, properties or rights or requiring the consent of any party to the transfer and assignment of any such assets, properties or rights.

     Section 4.15 Reserve for Possible Loan Losses. The reserve for possible loan losses of the Bank as reflected in the Bank’s Call Report for the period ended June 30, 2004 has been calculated in accordance with GAAP as applied to banking institutions and in accordance with all applicable rules and regulations. Such reserve shown on the Bank’s Call Report for the period ended June 30, 2004 is adequate in all respects in relation to its outstanding loans, leases and other extensions of credit; provided that no representation or warranty is given that actual losses on loans and leases will not exceed the allowance. At the Effective Time, no material facts relevant to the adequacy of such reserves as of that date shall have been withheld from FBC. Except as disclosed in Schedule 4.15, there are no loans of the Bank that have been classified by bank examiners on the Bank’s most recent examination report as “Other Assets Specially Mentioned,” “Substandard,” “Doubtful” or “Loss.”

     Section 4.16 Employment Relations. The relations of each of the Cedar Creek Companies with its employees are satisfactory. Neither of the Cedar Creek Companies has received any notice of any controversies with, or organizational efforts or other pending actions by, representatives of their employees. Each of the Cedar Creek Companies has complied in all material respects with all laws relating to the employment of labor with respect to its employees, including any provisions thereof relating to wages, hours, collective bargaining and the payment of worker’s compensation insurance and social security and similar taxes and no person has asserted that either of the Cedar Creek Companies is liable for any arrearages of wages, worker’s compensation insurance premiums or any taxes or penalties for failure to comply with any of the foregoing.

     Section 4.17 Employee Benefit Plans. (a) Schedule 4.17(a) contains a complete and accurate list of all employee benefit plans and programs, and bonus, incentive, deferred compensation, pension, retirement, profit-sharing, thrift, savings, employee stock ownership, stock bonus, stock purchase, restricted stock, stock option, stock appreciation, phantom stock, severance, welfare and fringe benefit plans, contracts, employment, collective bargaining, or severance agreements, written and unwritten, and all similar practices, policies and arrangements in which either of the Cedar Creek Companies has any liability, obligation to, or which is maintained or contributed to by any of them or which covers any employees, or former employees, consultants or former consultants, officers or former officers, directors or former directors of them, which are now in force or which have been in force during the last three years (the “Compensation and Benefit Plans”). Neither of the Cedar Creek Companies has any commitment to create any additional Compensation and Benefit Plan or to modify or change (other than as required by law) any existing Compensation and Benefit Plan.

          (b) Each Compensation and Benefit Plan is in compliance, in form and in administration, with the plan documents and all applicable laws, including, to the extent applicable, the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), the Code, the federal securities laws, the Age Discrimination in Employment Act, or any regulations or rules promulgated thereunder, all material filings, disclosures and notices required by ERISA, the Code, the federal securities laws, the Age Discrimination in Employment Act and any other applicable law with respect to such plans have been timely made. Each Compensation and Benefit Plan which is an “employee pension benefit plan” within the meaning of Section 3(2) of ERISA (a “Pension Plan”) and is intended to be qualified under Section 401(a) of the Code has received a determination letter from the IRS, and neither of the Cedar Creek Companies has knowledge of any reason why such determination letter would be revoked, nor knows of any events which could affect the tax-qualified status of such Pension Plan. There is no pending or, to the knowledge of the Cedar Creek Companies, threatened legal action, suit or claim relating to the Compensation and Benefit Plans. No uncorrected transaction or omission with respect to any Compensation and Benefit Plan exists that would be a violation of Section 4975 of the Code or Section 502 of ERISA that is not exempt under Code Section 4975 or ERISA Section 502.

          (c) Neither Cedar Creek nor any entity which is a member of a controlled group or affiliated service group with Cedar Creek under ERISA Section 4001 or Section 414 of the Code (“ERISA Affiliate”) maintains or has ever maintained or contributed to a Pension Plan subject to Title IV of ERISA or Section 412 of the Code. There is no pending investigation or enforcement action by the Department of Labor or the IRS or any other governmental authority with respect to any Compensation and Benefit Plan, nor is there any indication of any such investigation or enforcement action occurring.

          (d) All contributions or insurance premiums required to be made under the terms of any Compensation and Benefit Plan whether or not established under any collective bargaining agreement to which Cedar Creek or an ERISA Affiliate of Cedar Creek is a party have been timely made or will be timely made prior to the Effective Time.

          (e) Neither of the Cedar Creek Companies has any obligation to provide retiree health and life insurance or other retiree death benefits under any Compensation and Benefit Plan, other than benefits mandated by Section 4980B of the Code and Sections 601-609 of ERISA. There has been no written or oral communication to employees or former employees by either of the Cedar Creek Companies that promises or guarantees such employees or former employees retiree health or life insurance or other retiree death benefits on a permanent basis. Cedar Creek may terminate or amend any Compensation and Benefit Plan in which Cedar Creek’s or its affiliates’ employees or former employees participate at any time without incurring any liability thereunder. The plan administrator of each Compensation and Benefit Plan in which such employees or former employees participate has the sole discretion to construe and interpret the terms of the plan.

          (f) Neither of the Cedar Creek Companies maintains any Compensation and Benefit Plans covering foreign employees.

          (g) With respect to each Compensation and Benefit Plan, if applicable, Cedar Creek has delivered to FBC true and complete copies of (i) Compensation and Benefit Plan documents and all amendments thereto, (ii) trust instruments and insurance contracts, (iii) Forms 5500 filed with the IRS for the last three plan years, (iv) the most recent summary plan description and any other communication to employees regarding such benefits, including employee booklets, and (v) the most recent determination letter issued by the IRS.

          (h) The consummation of the Merger as contemplated by this Agreement will not, directly or indirectly (including, without limitation, as a result of any termination of employment prior to or following the Effective Time) (i) result in the vesting or acceleration of the payment of any benefits under any Compensation and Benefit Plan, (ii) result in any increase in benefits payable or compensation payable to a participant or service provider under any Compensation and Benefit Plan, (iii) result in the payment of any severance separation benefit, or (iv) result in a breach or violation of any Compensation and Benefit Plan.

          (i) Neither of the Cedar Creek Companies maintains any compensation plans, programs or arrangements in which their employees or former employees participate, the payments under which would not reasonably be expected to be deductible as a result of the limitations under Section 162(m) of the Code and the regulations issued thereunder.

          (j) As a result, directly or indirectly, of the Merger as contemplated by this Agreement (including, without limitation, as a result of any termination of employment prior to or following the Effective Time), neither FBC nor either of the Cedar Creek Companies will be obligated to make a payment that would be characterized as a “parachute payment” to an individual who is a “disqualified individual” (as such terms are defined in Section 280G of the Code), without regard to whether such payment is reasonable compensation for personal services performed or to be performed in the future.

          (k) Neither of the Cedar Creek Companies nor any ERISA Affiliate is a party to, or has made any contribution to or otherwise incurred or could incur any obligation under any “multiemployer plan,” as defined in Section 3(37) of ERISA.

          (l) There has been no written or oral communication or amendment to a Compensation and Benefit Plan by either of the Cedar Creek Companies or any ERISA Affiliate relating to or changing the participation or coverage under any such plan in which any of their employees or former employees participate which would increase the expense of maintaining such plan above the level of expense incurred with respect to that plan for the most recent fiscal year included in the Cedar Creek Financial Statements.

          (m) There are no voluntary employee benefit associations related to any Compensation and Benefit Plan under Section 501(c)(9) of the Code.

          (n) There are no guaranteed investment contracts or other funding contracts with any insurance company that are held by a Compensation and Benefit Plan of either of the Cedar Creek Companies.

     Section 4.18 List of Loans. The Cedar Creek Companies have delivered to FBC a true and complete list, in paper form and as of June 30, 2004, of all loans of the Bank showing for each loan thereon the account number and the outstanding principal balance due (the “Loan Schedule”). All loans listed on the Loan Schedule, and all currently outstanding loans of the Bank (together, the “Loans”), including any renewals and extensions of any Loan, were solicited, originated and currently exist in compliance in all material respects with all applicable requirements of federal and state law and regulations promulgated thereunder. The Loans are adequately documented and each note evidencing a Loan or credit agreement or security instrument related to a Loan constitutes a valid and binding obligation of the obligor thereunder, enforceable in accordance with the terms thereof, except where the failure thereof, individually or in the aggregate, would not have a Material Adverse Effect on the Cedar Creek Companies. There are no oral modifications or amendments or additional agreements related to the Loans that are not reflected in the Bank’s records, and, except as disclosed in Schedule 4.18, no claim or defense as to the enforcement of any Loan has been asserted, and the Bank is not aware of any acts or omissions that would give rise to any claim or right of rescission, set off, counterclaim or defense, except where such claim would not have, either individually or in the aggregate, a Material Adverse Effect on the Cedar Creek Companies.

     Section 4.19 SEC Status; Securities Issuances. Neither of the Cedar Creek Companies is or has been subject to the reporting provisions of Sections 12 or 15(d) of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), or the rules and regulations of the SEC promulgated under the Exchange Act. All issuances of securities by the Cedar Creek Companies were conducted in compliance with the provisions of all applicable securities laws and regulations. Cedar Creek is not an “issuing public corporation” within the meaning of Article 13.02 of the TBCA.

     Section 4.20 Brokers and Finders. Neither of the Cedar Creek Companies and none of the officers, directors or employees of the Cedar Creek Companies, has employed any broker, finder or financial advisor or incurred any liability for any brokerage, finders’, financial advisory or other fees or commissions in connection with the Merger.

     Section 4.21 Community Reinvestment Act. The Bank is in compliance in all material respects with the Community Reinvestment Act (12 U.S.C. § 2901 et seq.) (the “CRA”) and all regulations promulgated thereunder, and Cedar Creek has supplied FBC with copies of the Bank’s current CRA Statement, all letters and written comments received by the Bank since January 1, 2001 pertaining thereto and any responses by the Bank to such comments. The Bank has a rating of “satisfactory” as of its most recent CRA compliance examination and neither of the Cedar Creek Companies knows of any reason why the Bank would not receive a rating of “satisfactory” or better pursuant to its next CRA compliance examination or why the Department, the TBD, the OTS or the FDIC may seek to restrain, delay or prohibit the Merger as a result of any act or omission of the Bank under the CRA.

     Section 4.22 Fair Housing Act, Home Mortgage Disclosure Act and Equal Credit Opportunity Act. The Bank is in compliance in all material respects with the Fair Housing Act (42 U.S.C. § 3601 et seq.), the Home Mortgage Disclosure Act (12 U.S.C. § 2801 et seq.) and the Equal Credit Opportunity Act (15 U.S.C. § 1691 et seq.) and all regulations promulgated thereunder. Since January 1, 2001, the Bank has not received any notices of any violation of such acts or any of the regulations promulgated thereunder, and neither of the Cedar Creek Companies have any notice of, or knowledge of, any threatened administrative inquiry, proceeding or investigation with respect to the Bank’s compliance with such laws.

     Section 4.23 Usury Laws and Other Consumer Compliance Laws. All loans of the Bank have been made in compliance in all material respects with all applicable statutes and regulatory requirements at the time of such loan or any renewal thereof, including without limitation, the Texas usury statutes as they are currently interpreted, Regulation Z (12 C.F.R. § 226 et seq.) issued by the FRB, the Federal Consumer Credit Protection Act (15 U.S.C. § 1601 et seq.), the Texas Finance Code and all statutes governing the operation of Texas chartered banks. Each Loan was made by the Bank in the ordinary course of its lending business.

     Section 4.24 Bank Secrecy Act; USA PATRIOT Act. The Bank is in compliance in all material respects with the Bank Secrecy Act (12 U.S.C. §§ 1730(d) and 1829(b)) and all regulations promulgated thereunder, and the Bank has properly certified all foreign deposit accounts and has made all necessary tax withholdings on all of its deposit accounts. The Bank has timely and properly filed and maintained all requisite Currency Transaction Reports and other related forms, including, but not limited to, any requisite Custom Reports required by any agency of the United States Treasury Department, including but not limited to the IRS. The Bank is in compliance in all material respects with the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT) Act of 2001 and all regulations promulgated thereunder.

     Section 4.25 Zoning and Related Laws. All real property leased or operated by the Cedar Creek Companies and the use thereof complies with all applicable laws, ordinances, regulations, orders or requirements, including without limitation, building, zoning and other laws.

     Section 4.26 Securities Activities of Employees. The Cedar Creek Companies and, to the knowledge of the Cedar Creek Companies, their officers, employees and agents are now, and at all times in the past have been, in compliance with all applicable federal and state securities laws and any regulations promulgated thereunder. The Cedar Creek Companies and their officers, employees and agents have complied with, and currently hold, all necessary licenses and permits required under any federal or state securities law or regulation to conduct any securities activities in which the Cedar Creek Companies or their officers, employees, or agents are now engaged or have been engaged in the past.

     Section 4.27 Regulatory Approvals. Neither of the Cedar Creek Companies has any reason to believe that it will not be able to obtain all requisite regulatory and other approvals or consents which it is required to obtain in order to consummate the Merger.

     Section 4.28 Shareholders’ List. Schedule 4.28 hereto contains a list of the holders of shares of Cedar Creek Stock containing their names, addresses and number of shares held of record, which shareholders’ list is in all respects complete and accurate.

     Section 4.29 Books and Records. (a) The minute books and stock ledgers of the Cedar Creek Companies that have been made available to FBC, its representatives or affiliates constitute all of the minute books and stock ledgers of the Cedar Creek Companies and contain a complete and accurate record of all actions of their respective shareholders and Boards of Directors (and any committees thereof). All personnel files, reports, feasibility studies, environmental assessments and reports, strategic planning documents, financial forecasts, deeds, leases, lease files, land files, accounting and tax records and all other records that relate to the business and properties of the Cedar Creek Companies that have been requested by FBC have been made available to FBC, its representatives or affiliates, and are located at the offices of the Cedar Creek Companies in Seven Points, Texas.

          (b) Each of the Cedar Creek Companies makes and keeps books, records and accounts which, in reasonable detail and in all material respects, accurately and fairly reflect its transactions in and dispositions of its assets and securities and maintains a system of internal accounting controls sufficient to provide assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary (A) to permit the preparation of financial statements in conformity with GAAP consistently applied and any other criteria applicable to such statements, and (B) to maintain accountability for assets; (iii) access to the assets of the Cedar Creek Companies is permitted only in accordance with management’s general or specific authorizations; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

     Section 4.30 Deposit Summary. Attached hereto as Schedule 4.30 is a summary of the amounts and types of the deposits held by the Bank on June 30, 2004 and the weighted average interest rates being paid thereon as of such date (the “Deposit Summary”). The Deposit Summary was prepared by the Bank from the books and records of the Bank in the ordinary course of business and the information contained therein is true, complete and correct as of the date thereof.

     Section 4.31 Privacy Laws. Each of the Cedar Creek Companies is in compliance in all material respects with all laws applicable to it pertaining to privacy of consumer and depositor information, including without limitation, Title V of the Graham-Leach-Bliley Act, the Fair Credit Reporting Act, the Electronic Funds Transfer Act, the Right of Financial Privacy Act and the Children’s Online Privacy Protection Act.

     Section 4.32 Disclosure. The representations and warranties contained in this Article IV do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this Article IV, in light of the circumstances under which they were made, not misleading. The schedules delivered pursuant to this Article IV and elsewhere in this Agreement, which have been delivered concurrently with the execution and delivery of this Agreement, are true and correct and contain no untrue statements of material fact or omit any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

ARTICLE V.

REPRESENTATIONS AND WARRANTIES OF FBC

     FBC represents and warrants to Cedar Creek as follows:

     Section 5.1 Organization. FBC is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. FBC has the corporate power and authority to own, lease and operate its properties, to engage in the business and activities now conducted by it and to enter into this Agreement. FBC is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified would not have a Material Adverse Effect on FBC. True and complete copies of the Amended and Restated Certificate of Incorporation and the Amended and Restated By-Laws of FBC have been made available to Cedar Creek.

     Section 5.2 Capitalization. (a) As of June 30, 2004, the authorized capital stock of FBC consisted of (i) 35,000,000 shares of common stock, $.01 par value per share (the “FBC Stock”), of which 21,225,263 shares were issued and outstanding, (ii) 5,000,000 shares of preferred stock, $.01 par value, none of which are issued and outstanding. All of the issued and outstanding shares of FBC Stock have been duly authorized and are validly issued, fully paid and non-assessable, and none were issued in violation of the preemptive rights of any person, or in violation of any applicable federal or state securities laws. Except as disclosed in the FBC Reports (as hereinafter defined), there are no existing options, warrants, calls, convertible securities or commitments of any kind obligating FBC.

          (b) The FBC Stock is a class of stock registered pursuant to Section 12(g) of the Exchange Act. The Stock Consideration, when issued in accordance with the terms of this Agreement, will be authorized for trading in The Nasdaq Stock Market.

          (c) None of the shares of FBC Stock to be issued pursuant to this Agreement will be when issued subject to any lien, charge, encumbrance, claim, rights of others, mortgage, pledge or security interest created by FBC, and none will be subject to any agreements or understandings among any persons with respect to the voting or transfer of such shares of FBC Stock, except for restrictions imposed by applicable securities laws and as contemplated hereby. The shares of FBC Stock to be issued pursuant to this Agreement, when issued in accordance with the terms and conditions of this Agreement, will be validly issued, fully paid and non-assessable, and will not have been issued in violation of the preemptive rights of any person or, assuming that the representation and warranties of the shareholders of Cedar Creek contained in their respective Letters of Transmittal are true, in violation of the registration provisions of applicable federal or state securities laws.

          (d) Merger Subsidiary is disregarded as an entity separate from FBC for federal income tax purposes.

     Section 5.3 Approvals; Authority. (a) The Board of Directors (or a duly authorized committee of the Board of Directors) of FBC has approved this Agreement, the Ancillary Agreements and the matters contemplated herein and therein. No further corporate proceedings of FBC are needed to execute and deliver this Agreement and consummate the Merger. Each of this Agreement and the Ancillary Agreements to which FBC is a party has been authorized, duly executed and delivered by FBC and is a legal, valid and binding agreement of FBC enforceable against FBC in accordance with its terms, subject to the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditors’ rights generally and general equitable principles.

          (b) The sole member of Merger Subsidiary has approved this Agreement and the matters contemplated herein. FBC, in its capacity as the sole member of Merger Subsidiary, has approved this Agreement and the matters contemplated herein. No further corporate proceedings of Merger Subsidiary are needed to execute and deliver this Agreement and consummate the Merger. This Agreement has been duly authorized, executed and delivered by Merger Subsidiary and is a legal, valid and binding agreement of Merger Subsidiary enforceable against it in accordance with its terms, subject to the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditors’ rights generally and general equitable principles.

          (c) At the Closing, all other agreements, documents and instruments to be executed and delivered by FBC, the Merger Subsidiary or Franklin which are referred to herein or contemplated hereby will have been duly executed and delivered by such entity, and will constitute the legal, valid and binding obligation of such entity, enforceable against such entity in accordance with their respective terms, subject to the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditors’ rights generally and general equitable principles.

     Section 5.4 No Conflict With Other Instruments. Neither the execution and delivery of this Agreement and the Ancillary Agreements nor the consummation of the transactions contemplated hereby will conflict with or result in a breach of any provision of the Amended and Restated Certificate of Incorporation or Amended and Restated By-Laws of FBC, or the Articles of Incorporation or By-Laws of Franklin. The execution and delivery of this Agreement and the Ancillary Agreements and the consummation of the transactions contemplated hereby and thereby, subject to obtaining all required regulatory approvals, will not violate any provision of, or constitute a material default or require any consent or approval under, any law, or any order, writ, injunction or decree of any court or other governmental agency, or any contract, agreement or instrument to which FBC is a party or by which it is bound or constitute an event which, with the lapse of time or action by a third party, could result in a material default under any of the foregoing or result in the creation of any lien, charge or encumbrance upon the assets or properties of FBC.

     Section 5.5 Regulatory Approvals. FBC has no reason to believe it will not be able to obtain all requisite regulatory approvals or consents which it is required to obtain in order to consummate the Merger or why all waiting periods should not expire without objection. FBC has disclosed all facts relevant to such matters to the Cedar Creek Companies.

     Section 5.6 Litigation and Other Proceedings. There are no legal, quasi-judicial or administrative proceedings of any kind or nature now pending or, to the knowledge of FBC, threatened before any court or administrative body in any manner against FBC or any of its properties or capital stock, which could reasonably be expected to have a Material Adverse Effect on FBC. FBC knows of no basis on which any litigation or proceeding could be brought which could reasonably be expected to have a Material Adverse Effect on FBC or which could question the validity of any action taken or to be taken in connection with this Agreement and the transactions contemplated hereby. FBC is not in default with respect to any judgment, order, writ, injunction, decree, award, rule or regulation of any court, arbitrator or governmental agency or instrumentality.

     Section 5.7 SEC Reports. Since December 31, 2003, FBC has filed all reports and statements, together with any required amendments thereto, that it was required to file with the SEC. All such reports and statements filed with the SEC are collectively referred to herein as the “FBC Reports.” As of their respective dates, the FBC Reports complied in all material respects with all the rules and regulations promulgated by the SEC, and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

     Section 5.8 FBC Financial Statements. The consolidated balance sheets of FBC as of December 31, 2003 and 2002 and related consolidated statements of operations, stockholders’ equity and cash flows for the two years ended December 31, 2003, together with the notes thereto, certified by Deloitte & Touche LLP and included in FBC’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003 as filed with the SEC (the “FBC Form 10-K”), and the unaudited consolidated balance sheet of FBC as of June 30, 2004 and the related unaudited consolidated statements of operations and cash flows for the three months then ended contained in FBC’s Quarterly Report on Form 10-Q for the fiscal period ended June 30, 2004, as filed with the SEC (the “FBC Form 10-Q”) have been prepared in accordance with generally accepted accounting principles applied on a consistent basis and present fairly (subject, in the case of financial statements for interim periods, to normal recurring adjustments) the consolidated financial position of FBC and its subsidiaries at the dates and the consolidated results of operations, changes in financial position and cash flows of FBC and its subsidiaries for the periods stated therein.

     Section 5.9 FBC Confidential Information Statement. FBC has furnished Cedar Creek and the shareholders of Cedar Creek a Confidential Information Statement of even date herewith containing (i) the FBC Form 10-K, (ii) the FBC Form 10-Q, (iii) the FBC proxy statement dated April 5, 2004, (iv) copies of Articles 5.11, 5.12 and 5.13 of the TBCA, and (v) other information about FBC (the “Information Statement”). Since June 30, 2004, no event, condition or circumstance has occurred which, individually or in the aggregate, has had a Material Adverse Effect on FBC. The Information Statement does not contain an untrue statement of material fact or omit to state any material fact necessary in order to make the statements and information contained therein, in light of the circumstances under which they were made, not misleading.

     Section 5.10 Compliance with Laws. FBC and its subsidiaries have, to their knowledge, complied with all laws the failure of which to comply with would have a Material Adverse Effect upon the ability of FBC to consummate the transactions contemplated hereby.

     Section 5.11 Financing. FBC has, or at the Closing will have, sufficient cash on hand which is uncommitted as to any other use, or a credit facility with sufficient availability, to pay the Cash Consideration.

     Section 5.12 Disclosure. The representations and warranties contained in this Article V do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this Article V, in light of the circumstances under which they were made, not misleading.

ARTICLE VI.

COVENANTS OF CEDAR CREEK PENDING THE EFFECTIVE TIME

     From the date hereof until the Effective Time, Cedar Creek, for itself and on behalf of the Bank, covenants and agrees with FBC as follows:

     Section 6.1 Shareholder Approval. (a) Cedar Creek will, within fifteen days after the date hereof, deliver to FBC a written acknowledgment from each shareholder of Cedar Creek in which such shareholder (i) confirms his or her knowledge of the availability of the rights of dissenting shareholders under the TBCA with respect to the Merger, (ii) confirms receipt of the Information Statement, including a copy of Articles 5.11, 5.12 and 5.13 of the TBCA, (iii) waives his or her right to dissent from the Merger to the full extent permitted by law, and (iv) provides evidence of action taken by them in their capacity as shareholders of Cedar Creek voting the shares of Cedar Creek Stock owned by them with respect to this Agreement, the Merger and the transactions contemplated hereby.

          (b) Cedar Creek will provide prompt written notice of the action taken by the shareholders of Cedar Creek to those shareholders of Cedar Creek, if any, who did not consent to the Merger. Cedar Creek agrees to provide a copy of such notice to FBC a reasonable time prior to its use. Cedar Creek agrees to use its best efforts to obtain the vote of all of the holders of Cedar Creek Stock in favor of the Merger, this Agreement and the transactions contemplated hereby.

     Section 6.2 Best Efforts; Information for Applications. (a) The Cedar Creek Companies will take all reasonable action to aid and assist in the consummation of the Merger and the transactions contemplated hereby, and will use their respective best efforts to take or cause to be taken all other actions necessary, proper or advisable to consummate the matters contemplated by this Agreement, including without limitation such actions which are necessary, proper or advisable in connection with filing applications with, or obtaining approvals or waivers from, all regulatory authorities having jurisdiction over the matters contemplated by this Agreement, the Merger or the Bank Merger, including any applications, notices or waiver requests with the Department, the OTS, the FDIC, TBD and the FRB. The Cedar Creek Companies shall use their respective best efforts to obtain or cause to be obtained consents of all third parties necessary to permit the Cedar Creek Companies to consummate the transactions contemplated herein.

          (b) To the extent permitted by law, Cedar Creek will furnish FBC with all information concerning the Cedar Creek Companies or its shareholders required for inclusion in any application, statement, document or notice to be made or filed by FBC with any federal or state regulatory or supervisory authority in connection with the matters contemplated by this Agreement (the “FBC Applications”). All information concerning the Cedar Creek Companies contained in the FBC Applications shall, to the knowledge of Cedar Creek, at the time such information is furnished, be true and correct in all material respects and will not omit any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, that information as of a later date shall be deemed to modify information as of an earlier date. The Cedar Creek Companies will jointly and severally indemnify and hold harmless FBC from and against any and all losses, claims, damages, expenses or liabilities to which it may become subject under applicable laws, rules and regulations or otherwise, including expenses incurred in enforcing the rights granted under this Section 6.2 against Cedar Creek, and will reimburse FBC for any legal or other expenses reasonably incurred by it in connection with investigating, defending or prosecuting any actions whether or not resulting in liability, insofar as such losses, claims, damages, expenses, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any of the FBC Applications or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein, or necessary in order to make the statements therein not misleading, but only insofar as such statement or omission was made in reliance upon and in conformity with information furnished in writing by Cedar Creek for use therein.

     Section 6.3 Confidentiality. The Cedar Creek Companies shall not, before or after the consummation or termination of this Agreement, directly or indirectly disclose any confidential information acquired from FBC, either before or after this Agreement, to any person, firm, corporation, association or other entity for any reason or purpose whatsoever, other than in connection with the regulatory notice and application process or, after termination of this Agreement pursuant to Section 9.1 hereof, use such information for its own purposes or for the benefit of any person, firm, corporation, association, or other entity under any circumstances. All information previously or hereafter furnished by FBC in connection with the transactions contemplated by this Agreement or pursuant hereto shall be treated as the sole property of FBC whether or not the transactions contemplated hereby are consummated. If the transactions contemplated hereby shall not occur, the Cedar Creek Companies shall either destroy or return to FBC all documents and other materials containing, reflecting or referring to such information, shall use their respective best efforts to keep confidential all such information, and shall not directly or indirectly use such information for any competitive or other commercial purposes. The obligation to keep such information confidential shall continue for two years from the date the proposed transactions are abandoned. In the event that this Agreement is terminated, for a period of two years from such termination Cedar Creek agrees that it will not, without the prior approval of FBC, directly or indirectly solicit for employment or hire any current executive officer or senior manager of FBC or Franklin on the date the Agreement is terminated; provided, however, that the foregoing shall not apply to (i) the use of an independent employment agency (so long as the agency was not directed to solicit a particular individual or class of individuals that could only be satisfied by employees of FBC or Franklin as of the date the Agreement is terminated) or (ii) the use of a general solicitation (such as advertisement) not specifically directed to employees of FBC or Franklin.

     Section 6.4 Operations. (a) From and after the date of this Agreement to the Effective Date, unless earlier terminated as provided in Section 9.1, each of the Cedar Creek Companies shall: (i) conduct business in substantially the same manner as it has been previously conducted and in accordance with prudent business and banking practices, including without limitation maintaining the ratio of the reserve for loan losses to total loans outstanding at the Bank at all times in a manner that is consistent in form and substance with the practices of the Cedar Creek Companies prior to the date of this Agreement, (ii) maintain and keep its properties in as good repair and condition as at present, except for deterioration due to ordinary wear and tear and damage due to casualty, (iii) maintain in full force and effect insurance and fidelity bonds comparable in amount and scope of coverage to that currently maintained, (iv) perform all of its material obligations under contracts, leases and agreements relating to or affecting their assets, properties and business except such obligations as it may in good faith reasonably dispute, (v) use its best efforts to maintain and preserve its business organizations and present employees and maintain all relationships with depositors and customers, (vi) comply with and perform all material obligations and duties imposed by all federal, state and local laws, rules, regulations and orders imposed by federal, state or local governmental authorities, (vii) make no alteration in the manner of maintaining its books, accounts or records, or in the accounting practices relating to its business, properties or assets, except with the prior written approval of FBC, (viii) notify FBC immediately upon commencement of any compliance, safety and soundness, or other examination conducted by the FDIC or the TBD, (ix) promptly give written notice to FBC upon obtaining knowledge of the occurrence of any event or the failure of any event to occur or the existence of any circumstance that would cause (A) a breach of any covenant, condition or agreement contained herein or (B) any of its representations or warranties to be untrue or misleading in any material respect, and (x) continue to solicit deposits, maintain deposits and operate its deposit gathering procedures consistent with existing procedures.

          (b) Each of the Cedar Creek Companies will not, without the prior written consent of FBC, (i) permit any amendment or change to be made in its Articles of Incorporation, Articles of Association or By-Laws, (ii) take any action described or do any of the things listed in Section 4.14 hereof, except that immediately prior to Closing Cedar Creek may distribute to its shareholders an amount of cash equal to the Excess Capital Distribution (as hereinafter defined), (iii) enter into or amend any contract, agreement or other instrument of any of the types listed in Section 4.10 hereof except that Cedar Creek (by instrument approved by FBC) may sell the shares of capital stock of Professional Bank, N.A. owned by it to the shareholders of Cedar Creek at a price equal to the carrying value of such shares on the books of Cedar Creek at June 30, 2004, and the Bank (by instrument approved by FBC) may transfer its rights to pursue a cause of action against Hein & Associates LLP to the shareholders of Cedar Creek or their designee, (iv) undertake any additional borrowings with a term in excess of 90 days, (v) modify any outstanding loan, make any new loan, or acquire any loan participation, unless such modification, new loan or participation is made in the ordinary course of business, consistent with existing practices and in compliance with the provisions of Section 6.4(c), (vi) make any material change in its accounting methods or practices without the prior written consent of FBC, (vii) take any action or fail to take any action that would result in any of its representations and warranties contained in Article IV of this Agreement not being true and correct at the Effective Time, (viii) make any change in policies respecting extensions of credit or loan charge-offs, (ix) change reserve requirement policies, (x) change securities portfolio policies, (xi) take any action with respect to the closing of any branches, (xii) make any changes in the titles, salaries, bonuses or other compensation of any employee, officer or director, (xiii) issue any shares of capital stock; provided, that if after the calculation of the consolidated shareholders’ equity of Cedar Creek in the manner provided in Section 6.13 the condition contained in Section 11.7 is not satisfied, the Principal Shareholders, upon request by Cedar Creek, may make an additional capital contribution to Cedar Creek in respect of the shares of Cedar Creek Stock owned by the Principal Shareholders in an amount equal to the Capital Deficiency Amount, so that the condition contained in Section 11.7 is satisfied, but no additional shares of Cedar Creek Stock may be issued in exchange for such capital contribution, (xiv) issue any options or other rights to purchase shares of capital stock, (xv) compromise and settle any litigation except as contemplated by Section 11.10 of this Agreement, or (xvi) agree to do any of the foregoing.

          (c) In order to facilitate continuing due diligence by FBC of the Cedar Creek Companies, and in order to facilitate the integration of the operations of the Cedar Creek Companies with those of FBC and Franklin after the Merger, any one or more of FBC’s Chief Executive Officer, Chief Financial Officer, Chief Credit Officer and Managing Director-Administration will be allowed to attend as an invited guest and fully monitor all regular and special meetings of the Boards of Directors of the Cedar Creek Companies and all loan, audit and investment committees of the Bank. The Cedar Creek Companies shall not make any loan, modify any existing loan or purchase any loan participation having a principal balance in excess of $350,000 if the representative of FBC objects to such action within two business days of Cedar Creek’s written notice to FBC. The FBC representative may be excluded from portions of the meetings of the Boards of Directors or the loan or investment committee during which there will be discussed (i) matters involving this Agreement, (ii) information or material which is required to be kept confidential under applicable laws or regulations, or (iii) pending or threatened litigation or investigations if, in the opinion of counsel to the Cedar Creek Companies, the presence of such representative would adversely affect the confidential nature of or any privilege relating to any matters to be discussed. No attendance by representatives of FBC at any meetings pursuant hereto or knowledge gained or deemed to have been gained by virtue of such attendance will affect any of the representations and warranties of Cedar Creek made in this Agreement or limit in any way the right of FBC to make any claim under this Agreement or the Noncompetition and Indemnification Agreement (as hereinafter defined). FBC agrees that all information obtained from the Cedar Creek Companies pursuant hereto will be held in confidence and will not be used for any other purpose in accordance with the provisions of Section 7.3 of this Agreement.

          (d) Cedar Creek will, and will cause the Bank to, take all action necessary or required to terminate or amend, if requested by FBC, all qualified pension and welfare benefit plans and all non-qualified benefit plans and compensation arrangements on the day immediately preceding the Effective Date.

     Section 6.5 Access to Properties and Records. To the extent permitted by law, the Cedar Creek Companies will afford the executive officers and authorized representatives (including legal counsel, accountants and consultants) of FBC access during normal business hours, and after prior consultation with the President of Cedar Creek, to the properties, personnel, books and records of the Cedar Creek Companies in order that FBC may have full opportunity to make such reasonable investigation as it shall desire to make of the affairs of the Cedar Creek Companies; provided, that such investigations shall be conducted in a manner so as not to unreasonably interfere with the operations of the Cedar Creek Companies, and the officers of the Cedar Creek Companies will furnish FBC with such additional financial and operating data and other information as to the business and properties of the Cedar Creek Companies as FBC shall, from time to time, request; and provided further, that no such investigation or the knowledge obtained as a result of such investigation shall affect in any way the representations and warranties of Cedar Creek contained in this Agreement or limit in any way the right of FBC to make any claim under this Agreement or the Noncompetition and Indemnification Agreement. As soon as practicable after they become available, the Cedar Creek Companies will deliver or make available to FBC all unaudited financial statements prepared for the internal use of the Boards of Directors of the Cedar Creek Companies and all Call Reports filed by the Bank with the TBD or the FDIC after the date of this Agreement. All such financial statements shall be prepared consistent with previous accounting periods. In the event of the termination of this Agreement, FBC will return to the Cedar Creek Companies all documents and other information obtained pursuant hereto, including all copies thereof, and will keep any information obtained pursuant to this Agreement confidential and will not use such information for any other purpose in accordance with Section 7.3 of this Agreement.

     Section 6.6 Voting and Other Agreements. (a) Cedar Creek will deliver contemporaneously with the execution of this Agreement Voting Agreements executed by holders of at least two-thirds of the Cedar Creek Stock, pursuant to which they have agreed (i) to vote their shares of Cedar Creek Stock in favor of approval of this Agreement, the Merger and the transactions contemplated hereby and against any other transaction considered during the time this Agreement is effective, and (ii) not to dispose of any of such person’s shares of Cedar Creek Stock (or the voting rights associated therewith) prior to the Effective Time.

          (b) Cedar Creek will deliver contemporaneously with the execution of this Agreement a Noncompetition and Indemnification Agreement executed by Messrs. Tom Carpenter, Michael D. Cox and Frederick B. Hegi, Jr. in the form attached as Exhibit E to this Agreement (the “Noncompetition and Indemnification Agreement”).

     Section 6.7 Standstill Provision. Neither of the Cedar Creek Companies nor any of their respective directors, officers, agents or representatives shall consider, solicit or encourage any inquiries with respect to, or provide any information to or negotiate with any other party with respect to any proposal which could reasonably be expected to lead to, the (i) a merger, consolidation, acquisition, statutory share exchange or similar transaction involving either of the Cedar Creek Companies, (ii) the disposition, by sale, lease, exchange or otherwise, of assets or deposits of either of the Cedar Creek Companies representing ten percent or more of the consolidated assets of the Cedar Creek Companies, or (iii) the issuance, sale or other disposition (including by way of merger, consolidation, statutory share exchange or otherwise) of securities representing ten percent or more of the voting power of either of the Cedar Creek Companies. Each of the Cedar Creek Companies agrees to notify FBC immediately of any unsolicited inquiries or proposals for any of the foregoing transactions and provide reasonable detail as to the identity of the person making such proposal and the nature of such proposal.

     Section 6.8 Accruals. Immediately prior to the Effective Date and after consultation with FBC, Cedar Creek shall cause the Bank to, consistent with GAAP, make such changes and modifications to its loan, accrual and reserve policies and practices (including loan classification and allowance for credit losses levels) and other accounting policies and practices as FBC shall reasonably request to bring such policies and practices into line with those followed by Franklin, including appropriate increases in its allowance for credit losses; provided that any resulting action shall not cause a breach in any representation or warranty of Cedar Creek.

     Section 6.9 Press Releases. The Cedar Creek Companies will not, directly or indirectly, without the prior approval of FBC, issue any press release or written statement for general circulation relating to this Agreement or the Merger except as otherwise required by applicable law or regulation, and then only after making reasonable efforts to notify FBC in advance.

     Section 6.10 Nature of Deposits. The deposits of the Bank will be on the Closing Date of substantially the same character, mix, type, and makeup as such deposits are as of June 30, 2004. Such deposits shall include no “brokered deposits,” as such term is used in 12 U.S.C. 1831f, unless otherwise agreed by FBC.

     Section 6.11 Environmental Reports. (a) Cedar Creek shall obtain, at its sole expense (and as part of the transaction expenses referred to in Section 13.2), Phase I Environmental Assessments for each non-residential other real estate owned (“OREO”) property owned by the Bank, the Bank’s home office, each of the Bank’s branch offices and each other real property owned or leased by any of the Cedar Creek Companies (the “Subject Facilities”). Oral reports of such environmental assessments shall be delivered to FBC no later than three weeks, and written reports shall be delivered to FBC no later than six weeks, from the date of this Agreement. Prior to the Effective Date, Cedar Creek shall obtain, at its sole expense, Phase II Environmental Assessments for properties reasonably identified by FBC on the basis of such Phase I Environmental Assessments or other available information, which reports shall be satisfactory to FBC. Cedar Creek shall obtain a survey and assessment of all potential asbestos containing material in the Subject Facilities (other than OREO property built after 1985) and a written report of the results shall be delivered to FBC within four weeks of execution of this Agreement.

          (b) Cedar Creek agrees to notify FBC a reasonable time in advance of the examinations scheduled pursuant to this Section 6.11 and to permit FBC and its contractors, consultants, agents and representatives to be present during such examinations and to have such access to the properties and facilities of Cedar Creek, and to conduct such consultations with the persons or firms conducting such examinations, as FBC shall deem necessary; provided, however, that FBC and its contractors, consultants, agents and representatives shall not unreasonably disturb or interfere with the business activities or operations of Cedar Creek or the OREO-owners.

          (c) For the purpose of this Section 6.11, “Phase I Environmental Assessment” means an environmental assessment that is consistent with ASTM 1527-00 and that includes an assessment of the presence, amount, physical condition and location of asbestos-containing materials and lead-based paint.

          (d) For the purpose of this Section 6.11, “Phase II Environmental Assessment” means an intensified environmental assessment that further defines previously identified conditions, circumstances or risks and that may include physical sampling and analysis of paint, building materials or any environmental medium (including air, indoor air, surface water, groundwater, soil, and subsurface strata).

     Section 6.12 Directors and Officers’ Liability Insurance and Indemnification.

          (a) Contemporaneously with the Closing, Cedar Creek shall purchase an extended reporting period, not to exceed six years, under Cedar Creek’s existing directors’ and officers’ liability insurance policy, for purposes of covering actions occurring prior to the Effective Time; provided, that the cost of such coverage may not exceed $10,000 (which shall be included as a transaction expense referred to in Section 13.2), and FBC may not cancel, modify or take any action to limit or terminate the coverage obtained pursuant to this section, unless it replaces such coverage with coverage provided by insurers having the same or better rating, coverage and aggregate limits.

          (b) For three years after the Effective Date, and subject to the limitations contained in applicable OTS and FDIC regulations and to any limitations contained in the Bank’s

Articles of Association on the Effective Date, FBC shall cause Franklin to indemnify, defend and hold harmless the present and former officers, directors, employees and agents of the Bank (each, an “Indemnified Party”) against all losses, expenses, claims, damages, judgments, fines or liabilities arising out of actions or omissions occurring on or prior to the Effective Date (including, without limitation, the transactions contemplated by this Agreement) to the full extent then permitted under the TBCA and by Franklin’s Articles of Incorporation in effect on the date of this Agreement, including provisions relating to the advancement of expenses; provided, that no such Indemnified Party shall be entitled to indemnification under this Section 6.12 in respect of any event which constitutes a breach of this Agreement.

          (c) This Section 6.12 shall survive the closing of the transactions contemplated hereby for a period of three years, is intended to benefit each Indemnified Party (each of whom shall be entitled to enforce this Section 6.12 against the Cedar Creek Companies or FBC, as the case may be) and shall be binding on all successors and assigns of the Cedar Creek Companies and FBC. In the event FBC or the Cedar Creek Companies or any of their successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (ii) transfers all or substantially all of its properties and assets to any person, then, and in each such case, proper provisions shall be made so that the successors and assigns of FBC or the Cedar Creek Companies assume the obligations set forth in this Section 6.12.

     Section 6.13 Excess Capital Distribution. On the Effective Date, after satisfaction or waiver of the conditions precedent set forth in Article XI of this Agreement and immediately prior to the Effective Time, Cedar Creek shall make a distribution (the “Excess Capital Distribution”) to its shareholders of an amount equal to the positive difference between (i) the amount of the Cedar Creek Companies’ consolidated shareholders’ equity as of the Closing Date, as determined by Cedar Creek in accordance with GAAP based on the books and records of the Cedar Creek Companies and agreed to by FBC, such agreement not to be unreasonably withheld, and (ii) $11,113,000. In calculating the amount of consolidated shareholders’ equity pursuant to clause (i) in the preceding sentence, Cedar Creek (X) may exclude the effect of (1) any reserves required to be taken pursuant to Section 6.8 of this Agreement, (2) the amount of the actual expenses incurred by Cedar Creek as permitted by Section 13.2 of this Agreement, not to exceed the maximum amount permitted under such section, and (3) the amount of the Special Litigation Settlement Payment; and (Y) must include the effect of an accrual for (1) any Texas franchise Taxes that will be due on the final Texas franchise Tax Returns of the Cedar Creek Companies required to be filed as a result of the Merger and the Bank Merger, (2) the estimated 2004 ad valorem and property Taxes of the Cedar Creek Companies allocable (on a per diem basis) to the portion of calendar year 2004 ending on the Effective Date, and (3) other revenues and expenses on a pro rata basis determined through the Closing Date. Cedar Creek shall permit FBC to participate in the determination of the amount of the Cedar Creek Companies’ consolidated shareholders’ equity and the amount of the Excess Capital Distribution. If any dispute shall arise between Cedar Creek and FBC regarding the determination of the amount of the Cedar Creek Companies’ consolidated shareholders’ equity or the amount of the Excess Capital Distribution, McGladrey & Pullen LLP, certified public accountants, or such other accounting firm as FBC and Cedar Creek shall mutually select (the “Accounting Firm”), shall on the Closing Date resolve disputes relating to the application of GAAP and such resolution shall be final and binding on Cedar Creek and FBC.

     Section 6.14 Reorganization. Neither of the Cedar Creek Companies shall take any action that would prevent the Merger from qualifying as a reorganization within the meaning of Section 368 of the Code.

     Section 6.15 Supplements to Disclosure Schedules. From time to time prior to the Effective Date, Cedar Creek shall promptly supplement and amend the disclosure schedules delivered pursuant to Article IV of this Agreement (the “Cedar Creek Disclosure Schedules”) to reflect any matter hereafter arising that would make any representation or warranty set forth in Article IV inaccurate. For purposes of determining (i) the fulfillment of the condition set forth in Section 11.1 as of the Closing Date and (ii) the accuracy of the representations and warranties contained in Article IV if the Merger is not consummated, the Cedar Creek Disclosure Schedules shall be deemed to include only the information contained therein on the date of this Agreement and shall be deemed to exclude any information contained in any subsequent supplement or amendment thereto. If the Merger is not consummated, delivery of any supplemental disclosure schedules pursuant to this section will not affect the rights and remedies of the parties hereunder. For purposes of determining the accuracy of the representations and warranties contained in Article IV if the Merger is consummated, the Cedar Creek Disclosure Schedules shall be deemed to include all information contained in any supplement or amendment thereto made before the Closing Date. If any supplement to any Cedar Creek Disclosure Schedule shall be delivered within five days of the Closing Date, at the option of FBC the Closing Date may be delayed to permit FBC to have a period of at least five days to consider such supplement.

ARTICLE VII.

COVENANTS OF FBC PENDING THE EFFECTIVE TIME

     From the date hereof through the Effective Time, FBC covenants and agrees with Cedar Creek as follows:

     Section 7.1 Best Efforts. As promptly as practicable after the date hereof, but in no event later than 30 business days after the date of this Agreement, FBC will prepare and file all necessary applications with the Department, the OTS and the FDIC. FBC will take all reasonable action to aid and assist in the consummation of the Merger and the transactions contemplated hereby, and will use its best efforts to take or cause to be taken all other actions necessary, proper or advisable to consummate the matters contemplated by this Agreement, including such actions which are necessary, proper or advisable in connection with filing applications or notices with, or obtaining approvals from, all regulatory authorities having jurisdiction over the matters contemplated by this Agreement and the Merger, including any notices required to be filed with the TBD. FBC and Merger Subsidiary will deliver to Cedar Creek, prior to filing, drafts of such governmental applications and notices and will promptly deliver, after such filing, a complete copy of such filings. FBC and Merger Subsidiary shall use their respective best efforts to obtain or cause to be obtained consents of all third parties necessary to permit FBC to consummate the transactions contemplated herein. All documents that FBC or Merger Subsidiary are responsible for filing with any regulatory or governmental agency in connection with the Merger will comply in all material respects with the provisions of applicable law. FBC will promptly notify Cedar Creek of any oral or written notice or action of any regulatory agency, and provide Cedar Creek with a copy of any written communication sent by any regulatory agency, concerning or affecting the transaction contemplated by this Agreement.

     Section 7.2 Information for Applications. To the extent permitted by law, FBC will furnish Cedar Creek with all information concerning FBC and its directors and officers required for inclusion in any application, statement or document to be made or filed by Cedar Creek with any federal or state regulatory or supervisory authority in connection with the matters contemplated by this Agreement (the “Cedar Creek Applications”). All information concerning FBC contained in the Cedar Creek Applications shall, to the knowledge of FBC, at the time such information is furnished, be true and correct in all material respects and will not omit any material fact necessary in order to make its statements therein, in light of the circumstances in which they were made, not misleading; provided, that information as of a later date shall be deemed to modify information as of an earlier date. FBC will indemnify and hold harmless Cedar Creek from and against any and all losses, claims, damages, expenses or liabilities to which Cedar Creek may become subject under applicable laws, rules and regulations or otherwise, including expenses incurred in enforcing the rights granted under this Section 7.2, and will reimburse Cedar Creek for any legal or other expenses reasonably incurred by them in connection with investigating, defending or prosecuting any actions whether or not resulting in liability, insofar as such losses, claims, damages, expenses, liabilities or actions arise out of or are based on any untrue statement or alleged untrue statement of a material fact contained in any of the Cedar Creek Applications or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein, or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, but only insofar as such statement or omission was made in reliance upon and in conformity with information furnished by FBC in writing for use therein.

     Section 7.3 Confidentiality. FBC shall not (i) before or after the consummation or termination of this Agreement, directly or indirectly disclose any confidential information acquired from Cedar Creek, either before or after the date of this Agreement, to any person, firm, corporation, association or other entity for any reason or purpose whatsoever, other than in connection with the regulatory notice and application process, or (ii) after termination of this Agreement pursuant to Section 9.1 hereof, use such information for its own purposes or for the benefit of any person, firm, corporation, association, or other entity under any circumstances. All information furnished previously or currently by Cedar Creek in connection with the transactions contemplated by this Agreement or pursuant hereto shall be treated as the sole property of Cedar Creek until consummation of the transactions contemplated hereby and, if such transactions shall not occur, FBC shall either destroy or return to Cedar Creek all documents or other materials containing, reflecting or referring to such information, shall use its best efforts to keep confidential all such information, and shall not directly or indirectly use such information for any competitive or other commercial purposes. The obligation to keep such information confidential shall continue for two years from the date the proposed transactions are abandoned. In the event that this Agreement is terminated and the Merger is not consummated, for a period of two years from the date the Agreement is terminated, FBC agrees that it will not, without the prior approval of Cedar Creek, directly or indirectly solicit for employment or hire any current executive officer or senior manager of the Cedar Creek Companies on the date the Agreement is terminated; provided, however, that excluding the three employees specifically identified in Section 13 of the Mutual Confidentiality Agreement dated as of June 17, 2004 between FBC and Cedar Creek, the foregoing shall not apply to (i) the use of an independent employment agency (so long as the agency was not directed to solicit a particular individual or class of individuals that could only be satisfied by employees of the Cedar Creek Companies as of the date the Agreement is terminated), or (ii) the use of a general solicitation (such as an advertisement) not specifically directed to employees of the Cedar Creek Companies.

     Section 7.4 Offering of Stock Consideration. The offering of the Stock Consideration by FBC in the Merger will be conducted by FBC in compliance with the requirements of exemptions from the registration requirements of federal and state securities laws. FBC will file all documents required to obtain, prior to the Effective Time, any permits or approvals from federal or state securities authorities that are necessary in order to obtain exemptions from the registration requirements of such laws, and will pay all expenses incident thereto and will use its best efforts to obtain such permits and approvals.

     Section 7.5 Press Releases. FBC agrees that it will not, directly or indirectly, without the prior approval of Cedar Creek, issue any press release or written statement for public release relating to the Agreement or the Merger, except as otherwise required by applicable law or regulation, and then only after making reasonable efforts to notify Cedar Creek in advance.

     Section 7.6 Access to Properties and Records. To the extent permitted by law, FBC will afford the executive officers and authorized representatives (including legal counsel, investment bankers, accountants and consultants) of Cedar Creek and one representative of the shareholders of Cedar Creek access during normal business hours, and after prior consultation with the Managing Director—Administration of Franklin, to the properties, senior management personnel, books and records of FBC and Franklin, in order that Cedar Creek and the representative of the shareholders of Cedar Creek may have full opportunity to make such reasonable investigation as they shall desire regarding the affairs of FBC; provided, that such investigations shall be conducted in a manner so as not to unreasonably interfere with the operations of FBC; and provided further, that no such investigation or the knowledge obtained as a result of such investigation shall affect in any way the representations and warranties of FBC contained in this Agreement or limit in any way the right of Cedar Creek to make any claim under this Agreement or the Noncompetition and Indemnification Agreement. As soon as practicable after they become available, FBC will deliver or make available to Cedar Creek all call reports filed by Franklin with the Department, the OTS or the FDIC after the date of this Agreement. In the event of the termination of this Agreement, Cedar Creek will return to FBC all documents and other information obtained pursuant hereto, including all copies thereof, and will keep any information obtained pursuant to this Agreement confidential and will not use such information for any other purpose in accordance with Section 6.3 of this Agreement.

     Section 7.7 Supplements to Disclosure Schedules. From time to time prior to the Effective Date, FBC shall create, supplement and amend one or more schedules to this Agreement for the purpose of reflecting any matter hereafter arising that would make any representation or warranty set forth in Article V inaccurate (the “FBC Disclosure Schedules”). For purposes of determining (i) the fulfillment of the condition set forth in Section 10.1 as of the Closing Date and (ii) the accuracy of the representations and warranties contained in Article V if the Merger is not consummated, the FBC Disclosure Schedules shall be deemed to include only the information contained therein on the date of this Agreement and shall be deemed to exclude any information contained in any subsequent supplement or amendment thereto. If the Merger is not consummated, delivery of any supplemental disclosure schedules pursuant to this section will not affect the rights and remedies of the parties hereunder. For purposes of determining the accuracy of the representations and warranties contained in Article V if the Merger is consummated, the FBC Disclosure Schedules shall be deemed to include all information contained in any supplement or amendment thereto made before the Closing Date. If any supplement to any FBC Disclosure Schedule shall be delivered within five days of the Closing Date, at the option of Cedar Creek the Closing Date may be delayed to permit Cedar Creek to have a period of at least ten days to consider such supplement.

     Section 7.8 Notice of Certain Events. FBC will promptly give notice to Cedar Creek of the occurrence of any event or the failure of any event to occur that results in a breach of any representation or warranty by FBC contained herein or a failure by FBC to comply with any covenant, condition or agreement contained herein.

     Section 7.9 Additional Covenants. FBC will not, without the prior written consent of Cedar Creek, take any action that would result in any of its representations and warranties contained in Article V of this Agreement not being true and correct at the Effective Time.

     Section 7.10 Reorganization. Neither FBC nor Merger Subsidiary shall take any action that would prevent the Merger from qualifying as a reorganization within the meaning of Section 368 of the Code.

ARTICLE VIII.

CLOSING

     Section 8.1 Closing. (a) Subject to the other provisions of this Agreement, the closing of the Merger (the “Closing”) will take place at a mutually acceptable time, on a mutually acceptable date (“Closing Date”) as soon as practicable within a ten-day period commencing with the latest of the following dates:

     (i) the receipt of the approval of the shareholders of Cedar Creek required by the TBCA;

     (ii) the receipt of the last approval from any requisite regulatory or supervisory authority and the expiration of any statutory or regulatory waiting period which is necessary to effect the Merger; or

     (iii) if the matters contemplated by this Agreement are being contested in any legal proceeding and FBC has elected to contest the same, then the date that such proceeding has been brought to a conclusion favorable, in the judgment of FBC, to the consummation of the Merger, or such prior date as FBC shall elect whether or not such proceeding has been brought to a conclusion.

At the Closing, the parties to this Agreement will exchange certificates, opinions, and the other documents provided for under this Agreement in order to effect the Merger and to determine whether any condition exists which would permit the parties hereto to terminate this Agreement.

If no such condition then exists or if no party elects to exercise any right it may have to terminate this Agreement, then and thereupon the appropriate parties shall execute such documents and instruments as may be necessary or appropriate to effect the Merger contemplated by this Agreement.

          (b) The Closing shall take place at the offices of Bracewell & Patterson, L.L.P. in Houston, Texas, or at such other place to which the parties hereto may mutually agree.

     Section 8.2 Effective Date of the Merger. Subject to the terms and upon satisfaction of all requirements of law and the conditions specified in this Agreement including, among other conditions, the receipt of requisite approval of the shareholders of Cedar Creek required by the TBCA and the regulatory approvals (or waivers thereof) of the OTS, the FDIC, the Department, and any other federal or state regulatory agency whose approval must be received in order to consummate the Merger, the Merger shall become effective, and the Effective Date of the Merger shall occur, at the date and time specified in Section 1.2 hereof. It is anticipated by FBC and Cedar Creek that the Closing and the Effective Date will occur on the same day.

ARTICLE IX.

TERMINATION

     Section 9.1 Termination. (a) This Agreement may be terminated at any time prior to the Effective Time (whether before or after the adoption of this Agreement by the shareholders of Cedar Creek) upon the mutual consent of FBC and Cedar Creek.

          (b) This Agreement may be terminated by action of the Board of Directors of FBC or the Board of Directors of Cedar Creek (whether before or after the adoption of this Agreement by the shareholders of Cedar Creek) at any time prior to the Effective Time if:

     (i) any court of competent jurisdiction in the United States or other United States (federal or state) governmental body shall have issued an order, decree or ruling or taken any other action restraining, enjoining, or otherwise prohibiting the Merger and such order, decree, ruling or other action shall be final and non-appealable;

     (ii) the Effective Date shall not have occurred on or before the day that is 120 calendar days after the date of this Agreement, or such later date as shall have been approved in writing by the Boards of Directors of FBC and Cedar Creek; provided, that the right to terminate under this Section 9.1(b)(ii) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or has resulted in, the failure of the Effective Date to occur on or before such date;

     (iii) any of the transactions contemplated by this Agreement are disapproved by any regulatory authority or other person whose approval is required to consummate the Merger; or

     (iv) any required approval shall be contested or challenged by any federal or state governmental authority or third party by formal proceeding, and FBC shall not elect to contest any such proceeding.

          (c) This Agreement may be terminated at any time prior to the Effective Time by the action of the Board of Directors of Cedar Creek (whether before or after the adoption of this Agreement by the shareholders of Cedar Creek) if (i)(A) FBC shall fail to comply in any material respect with any of its covenants or agreements contained in this Agreement, or if any of the representations or warranties of FBC contained herein shall be untrue in any material respect, or (B) there shall have occurred after June 30, 2004 any event, condition or circumstance which individually or in the aggregate has a Material Adverse Effect with respect to FBC; or (ii) the FBC Measurement Price shall be greater than $18.00. In the event that the Board of Directors of Cedar Creek desires to terminate this Agreement as provided in Section 9.1(c)(i)(A) above, the Board of Directors of Cedar Creek must notify FBC in writing of its intent to terminate stating the reason therefor. FBC shall have fifteen days from the receipt of such notice to cure the alleged breach, inaccuracy or change, subject to the approval of Cedar Creek (which approval shall not be unreasonably delayed, conditioned or withheld).

     (d) This Agreement may be terminated at any time prior to the Effective Time by the Board of Directors of FBC if: (i) (A) Cedar Creek shall fail to comply in any material respect with any of its covenants or agreements contained in this Agreement, or if any of the representations or warranties of Cedar Creek contained herein shall be untrue in any material respect, (B) there shall have occurred after June 30, 2004 any event, condition or circumstance which individually or in the aggregate has a Material Adverse Effect with respect to the Cedar Creek Companies, (C) any approval required to be obtained from any governmental authority or agency is obtained subject to restrictions or conditions on the operations of the Cedar Creek Companies, FBC or Franklin that are unacceptable to FBC, or (D) FBC determines that a Phase II Environmental Assessment required by Section 6.11 of this Agreement is unacceptable; or (ii) at any time after (A) a breach by Cedar Creek of the provisions of Section 6.7 of this Agreement, (B) the Board of Directors of Cedar Creek shall approve or recommend, or Cedar Creek shall enter into, any letter of intent, memorandum of understanding, agreement or similar document contemplating an Acquisition Transaction, (C) the Board of Directors of Cedar Creek shall withdraw or modify in a manner adverse to FBC the recommendation or approval of this Agreement, the Merger and the transactions contemplated hereby, (D) the Board of Directors of Cedar Creek shall fail to reaffirm its recommendation or approval of this Agreement, the Merger and the transactions contemplated hereby promptly on request of FBC, or (E) a breach by Cedar Creek of the provisions of Section 6.1 of this Agreement or a breach by any of the Principal Shareholders of their respective Voting Agreements, or (iii) the FBC Measurement Price shall be less than $14.00. In the event FBC desires to terminate this Agreement because of an alleged breach or change as provided in Section 9.1(d)(i)(A) above, FBC must notify Cedar Creek in writing of its intent to terminate stating the cause therefor. Cedar Creek shall have fifteen days from the receipt of such notice to cure the alleged breach, inaccuracy or change, subject to the approval of FBC (which approval shall not be unreasonably delayed, conditioned or withheld).

     Section 9.2 Effect of Termination. In the event of termination of this Agreement and the abandonment of the Merger prior to the Effective Time without breach by any party hereto, this Agreement shall become void and have no effect, without any liability on the part of any party or the directors, officers or shareholders of any corporate party, except that (i) upon termination by FBC pursuant to Section 9.1(d)(ii), Cedar Creek shall pay to FBC, within 10 days of receiving notice of termination from FBC, the amount of $300,000 and, on the consummation of an Acquisition Transaction, shall pay to FBC the applicable Adjustment Amount, (ii) Sections 6.3, 6.12, 7.3, 9.2, Section 13.2 and Section 13.3 shall survive the termination of the Agreement, and (iii) notwithstanding anything to the contrary contained in this Agreement, termination of this Agreement shall not release or relieve either FBC or Cedar Creek from any liabilities or damages arising out of any breach of the representations and warranties made by them, or their failure to perform any of the covenants, agreements, duties or obligations arising hereunder.

ARTICLE X.

CONDITIONS TO OBLIGATIONS OF CEDAR CREEK

     The obligations of Cedar Creek under this Agreement are subject to the satisfaction, at or prior to the Closing Date, of the following conditions, which may be waived by Cedar Creek in its sole discretion:

     Section 10.1 Compliance with Representations and Covenants. (a) The representations and warranties of FBC and Merger Subsidiary contained in this Agreement shall have been true and correct when made and (except for those representations and warranties specifically stated to be made only as of a specified date) shall be true and correct as of the Closing Date as though made on and as of the Closing Date. Cedar Creek shall have received a certificate of appropriate officers of FBC and Merger Subsidiary to such effect.

          (b) FBC and Merger Subsidiary shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by FBC and Merger Subsidiary on or prior to the Closing Date. Cedar Creek shall have received a certificate of appropriate officers of FBC and Merger Subsidiary to such effect.

     Section 10.2 Material Adverse Effect. Prior to the Closing Date, there shall not have occurred any Material Adverse Effect with respect to FBC, nor shall any event have occurred which, with the lapse of time, is reasonably likely to cause or create any Material Adverse Effect with respect to FBC. Cedar Creek shall have received a certificate to the foregoing effect executed by an appropriate representative of FBC and dated as of the Closing Date.

     Section 10.3 Legal Opinion. Cedar Creek shall have received an opinion of counsel to FBC, dated as of the Closing Date and substantially in the form attached hereto as Exhibit F.

     Section 10.4 Advisory Directorship. The Cedar Creek Nominees shall have been elected as members of the Advisory Board of Directors of Franklin in accordance with Section 2.2 of this Agreement.

     Section 10.5 Directors and Officers Insurance. The extended reporting period insurance policy provided for in Section 6.12 of this Agreement shall have been obtained and reasonably satisfactory evidence thereof shall have been delivered to Cedar Creek.

     Section 10.6 Tax Opinion. Cedar Creek shall have received the opinion of counsel to Cedar Creek, and FBC shall have received the opinion of counsel to FBC, in each case dated the Closing Date, to the effect that, based on the terms of this Agreement and on the basis of certain facts, representations and opinions set forth in such opinion, the Merger will qualify as a reorganization under Section 368(a) of the Code. In rendering such opinion, such counsel may require and rely upon and may incorporate by reference representations and covenants, including those contained in certificates of officers and/or directors of Cedar Creek, FBC and others.

ARTICLE XI.

CONDITIONS TO OBLIGATIONS OF FBC

     The obligations of FBC under this Agreement are subject to the satisfaction, at or prior to the Closing Date, of the following conditions, which may be waived by FBC in its sole discretion:

     Section 11.1 Compliance with Representations and Covenants. (a) The representations and warranties of Cedar Creek contained in this Agreement shall have been true and correct when made and (except for those representations and warranties specifically stated to be made only as of a specific date) shall be true and correct as of the Closing Date as though made on and as of the Closing Date. FBC shall have received a certificate of an appropriate officer of Cedar Creek to such effect.

          (b) Cedar Creek shall have performed or complied in all materials respects with all agreements and covenants required by this Agreement to be performed or complied with by Cedar Creek on or prior to the Closing Date. FBC shall have received a certificate of an appropriate officer of Cedar Creek to such effect.

     Section 11.2 Material Adverse Effect. Prior to the Closing Date, there shall not have occurred any Material Adverse Effect with respect to the Cedar Creek Companies, including with respect to the amount, pricing and mix of deposits, nor shall any event have occurred which, with the lapse of time, is reasonably likely to cause or create any Material Adverse Effect with respect to the Cedar Creek Companies. FBC shall have received a certificate to the foregoing effect executed by an appropriate representative of each of the Cedar Creek Companies and dated as of the Closing Date. Without limiting any other circumstance that might constitute a Material Adverse Effect under this Section 11.2, and notwithstanding any other provision of this Agreement, a decrease by ten percent or more in the amount of the Bank’s consolidated assets, deposits or shareholders’ equity (excluding any reductions attributable to the Excess Capital Distribution, any accruals required by Section 6.8, the expenses permitted to be incurred by Section 13.2, the amount of the Special Litigation Settlement Payment and any effect resulting from a breach by FBC of Section 7.5) on the Closing Date from the amount of such items on June 30, 2004 shall each conclusively be deemed to constitute a Material Adverse Effect under this Section 11.2.

     Section 11.3 Legal Opinion. FBC shall have received an opinion of counsel to Cedar Creek, dated as of the Closing Date, substantially in the form attached hereto as Exhibit G.

     Section 11.4 Releases; Resignations. The directors and executive officers of the Cedar Creek Companies shall have delivered to FBC an instrument in the form of Exhibit H attached hereto (each an “Employee Release”) effective as of the Effective Date releasing the Cedar Creek Companies from any and all claims of such directors and officers (except as to their deposits and accounts and any rights of indemnification pursuant to the applicable Articles of Incorporation or as provided in this Agreement), and the directors of the Cedar Creek Companies shall have delivered to FBC their resignations as directors of the Cedar Creek Companies. The Cedar Creek Companies shall have delivered to the directors and executive officers of Cedar Creek a release in the form of Exhibit I attached hereto, effective as of the Effective Date releasing such directors and executive officers from claims by the Cedar Creek Companies (except as to indebtedness and contractual obligations owed to the Cedar Creek Companies).

     Section 11.5 Shareholder Vote; Dissenters’ Rights. The Principal Shareholders shall have executed and delivered the Voting Agreements, and such agreements shall be in full force and effect on and as of the Closing Date. The shareholders of Cedar Creek shall have approved this Agreement and the transactions contemplated by this Agreement on the date hereof as contemplated by Section 6.1 and no action purporting or attempting to rescind that vote shall have been taken by Cedar Creek or its shareholders. No shareholder of Cedar Creek shall have demanded or shall be entitled to demand payment of the fair value of their shares as dissenting shareholders, and none of the Principal Shareholders shall have (i) failed to vote in favor of approval the Merger and the transactions contemplated hereby, or (ii) otherwise failed to comply in all respects with their obligations under the Voting Agreements.

     Section 11.6 Environmental Reports. FBC shall have received the Phase I Environmental Assessments and, if applicable, the Phase II Environmental Assessments, and any other environmental reports required under Section 6.11 of this Agreement and such reports and assessments are in form and substance satisfactory to FBC.

     Section 11.7 Minimum Capital Requirement. The consolidated shareholders’ equity of Cedar Creek calculated in the manner prescribed in Section 6.13 shall be not less than $11,113,000 on the Closing Date. FBC shall have received from the Accounting Firm a report, dated the Closing Date and based upon procedures stated in such report and approved by FBC and Cedar Creek, approval of such procedures not to be unreasonably withheld, detailing such procedures and providing written findings (i) as to the amount of the Cedar Creek Companies’ consolidated shareholders’ equity, (ii) as to the amount of the Excess Capital Distribution and (iii) that the amount of the Cedar Creek Companies’ consolidated shareholders’ equity and the amount of the Excess Capital Distribution have each been determined in accordance with the requirements of Section 6.13 of this Agreement.

     Section 11.8 Consents and Approvals. All consents, approvals, waivers and other assurances from all non-governmental third parties which are required to be obtained under the terms of any contract, agreement or instrument to which either of the Cedar Creek Companies is a party or by which any of their respective properties is bound in order to prevent the consummation of the transactions contemplated by this Agreement from constituting a default under such contract, agreement or instrument or creating any lien, claim or charge upon any of the assets of the Cedar Creek Companies shall have been obtained, and FBC shall have received evidence thereof in form and substance satisfactory to FBC.

     Section 11.9 Tax Opinion. FBC shall have received the opinion of counsel to FBC, and Cedar Creek shall have received the opinion of counsel to Cedar Creek, in each case dated the Closing Date, to the effect that, based on the terms of this Agreement and on the basis of certain facts, representations and opinions set forth in such opinion, the Merger will qualify as a reorganization under Section 368(a) of the Code. In rendering such opinion, such counsel may require and rely upon and may incorporate by reference representations and covenants, including those contained in certificates of officers and/or directors of FBC, Cedar Creek and others.

     Section 11.10 Litigation Settlement. The Bank shall have obtained the entry of an order or orders dismissing with prejudice the Special Litigation in a manner that resolves all claims against the Bank and its successors in the Special Litigation (collectively, the “Special Litigation Dismissal Order”) and a copy of such order or orders, certified by the clerk of the court, shall have been delivered to FBC.

     Section 11.11 Retention Agreements. Each of Ms. Owens and Messrs. Jackson and Weaver and Cedar Creek shall have entered into a retention agreement in the form attached hereto as Exhibit J (each, a “Retention Agreement”).

     Section 11.12 Cedar Creek Stock Certificates. FBC shall have received certificates representing all of the outstanding shares of Cedar Creek Stock accompanied by properly completed and executed Letters of Transmittal, as contemplated by Section 3.3 of this Agreement.

     Section 11.13 Noncompetition and Indemnification Agreement. The Principal Shareholders shall have executed and delivered to FBC the Noncompetition and Indemnification Agreement as contemplated by Section 6.6(b) of this Agreement, and such agreement shall be in full force and effect on and as of the Closing Date.

ARTICLE XII.

CONDITIONS TO THE OBLIGATIONS OF
FBC AND CEDAR CREEK

     The respective obligations of FBC and Cedar Creek under this Agreement are subject to the satisfaction of the following conditions which may be waived by Cedar Creek and FBC, respectively, in their sole discretion:

     Section 12.1 Government Approvals. FBC and Cedar Creek shall (i) have received the approval of the transactions contemplated by this Agreement (or the waiver thereof) from all necessary governmental agencies and authorities, including the OTS, the Department, the FDIC and any other regulatory agency whose approval (or the waiver thereof) must be received in order to consummate the Merger and the Bank Merger, and (ii) any statutory or regulatory waiting period necessary to effect the Merger and the Bank Merger shall have expired.

     Section 12.2 No Injunction. No court of competent jurisdiction shall have issued any order or ruling which is in effect and which prohibits the consummation of the Merger.

     Section 12.3 Registration Rights Agreement. FBC and all of the shareholders of Cedar Creek shall have entered into a Registration Rights Agreement in the form attached hereto as Exhibit K (the “Registration Rights Agreement”).

ARTICLE XIII.

MISCELLANEOUS

     Section 13.1 Survival. (a) The representations and warranties of the shareholders of Cedar Creek contained in the Letters of Transmittal, and the liability of the parties for claims based on fraud, shall survive the consummation of the Merger for the maximum period permitted by applicable law. All other representations and warranties of the parties contained herein shall expire at Closing. The Noncompetition and Indemnification Agreement shall survive the Closing in accordance with its terms.

     (b) The covenants and agreements of the parties contained in Sections 6.3, 6.12, 7.3, 9.2, 13.2, and 13.3 of this Agreement shall survive the Closing Date for the time periods provided therein.

     Section 13.2 Expenses. Whether or not the transactions provided for herein are consummated, each party to this Agreement will pay its respective expenses incurred in connection with the preparation and performance of its obligations under this Agreement. Each party agrees to indemnify the other parties against any cost, expense or liability (including reasonable attorneys’ fees and including those costs of any party’s enforcement of the rights afforded under this Section 13.2) in respect of any claim made by any party for a broker’s or finder’s fee in connection with this transaction other than one based on communications between the party and the claimant seeking indemnification. FBC shall be responsible for and shall pay all filing fees, trustee or exchange agent fees and expenses, and blue sky fees and expenses, if any. FBC and Cedar Creek further agree that all legal, accounting and other fees and expenses incurred by Cedar Creek in connection with this Agreement, including without limitation those expenses contemplated by Sections 6.11 and 6.12 of this Agreement, shall not exceed $150,000 and, if such sum exceeds $150,000, the amount of such excess will be deducted from the Cash Consideration to be paid by FBC under Article III above. All such legal, accounting or other fees and expenses will be expensed and fully accrued on the books of Cedar Creek prior to the Effective Date. The expenses of separate counsel to any shareholder of Cedar Creek shall be borne by such shareholder and not borne or reimbursed by the Cedar Creek Companies.

     Section 13.3 Notices. Any notice given hereunder shall be in writing and shall be delivered in person or mailed by first class mail, postage prepaid or sent by facsimile, courier or personal delivery to the parties at the following addresses unless by such notice a different address shall have been designated:

If to FBC:

Franklin Bank Corp.
9800 Richmond Avenue, Suite 680
Houston, Texas 77042
Attention: Anthony J. Nocella
Fax: (713) 952-2830

With a copy to:

Bracewell & Patterson, L.L.P.
711 Louisiana, Suite 2900
Houston, Texas 77002
Attention: John R. Brantley
Fax: (713) 221-2112

If to Cedar Creek:

Cedar Creek Bancshares Corporation
601 E. Cedar Creek Parkway
Seven Points, Texas 75143-8402
Attention: President
Fax: (903) 432-4618

With a copy to:

Winstead, Sechrest & Minick P.C.
1201 Elm Street
5400 Renaissance Tower
Dallas, Texas 75270
Attention: Christopher J. Volkmer
Fax: (214) 745-5390

All notices sent by mail as provided above shall be deemed delivered five (5) days after deposit in the mail. All notices sent by facsimile or courier as provided above shall be deemed delivered one day after being sent. All other notices shall be deemed delivered when actually received. Any party to this Agreement may change its address for the giving of notice specified above by giving notice as herein provided.

     Section 13.4 Controlling Law. All questions concerning the validity, operation and interpretation of this Agreement and the performance of the obligations imposed upon the parties hereunder shall be governed by the laws of the State of Texas and, to the extent applicable, by the laws of the United States.

     Section 13.5 Headings. The table of contents, headings and titles to the sections of this Agreement are inserted for convenience only and shall not be deemed a part hereof or affect the construction or interpretation of any provision hereof.

     Section 13.6 Amendment. This Agreement may be amended by the parties hereto, by action taken or authorized by their respective Boards of Directors, at any time before or after approval of the matters presented in connection with the Merger by the shareholders of Cedar Creek. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

     Section 13.7 Extension; Waiver. At any time prior to the Effective Time, the parties hereto, by action taken or authorized by their respective Boards of Directors, may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party, but such extension or waiver or failure to insist on strict compliance with an obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

     Section 13.8 Severability. Any provision hereof prohibited by or unlawful or unenforceable under any applicable law or any jurisdiction shall as to such jurisdiction be ineffective, without affecting any other provision of this Agreement, or shall be deemed to be severed or modified to conform with such law, and the remaining provisions of this Agreement shall remain in force; provided that the purpose of the Agreement can be effected. To the full extent, however, that the provisions of such applicable law may be waived, they are hereby waived, to the end that this Agreement be deemed to be a valid and binding agreement enforceable in accordance with its terms.

     Section 13.9 Entire Agreement. All understandings and agreements heretofore made between the parties hereto are merged in this Agreement, including the Exhibits and Schedules delivered pursuant hereto, which (together with any agreements executed by the parties hereto contemporaneously with or, if contemplated hereby, subsequent to the execution of this Agreement) shall be the sole expression of the agreement of the parties respecting the Merger. Each party to this Agreement acknowledges that, in executing and delivering this Agreement, it has relied only on the written representations, warranties and promises of the other parties hereto that are contained herein or in the other agreements executed by the parties contemporaneously with or, if contemplated hereby, subsequent to the execution of this Agreement, and has not relied on the oral statements of any other party or its representatives.

     Section 13.10 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which shall be deemed to constitute one and the same instrument.

     Section 13.11 Assignment; Binding on Successors. Except as otherwise provided herein, this Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective heirs, executors, trustees, administrators, guardians, successors and permitted assigns, but shall not be assigned by any party without the prior written consent of the other parties.

     Section 13.12 Gender; Plurals. Any pronoun used herein shall refer to any gender, either masculine, feminine or neuter, as the context requires. Defined terms may be used in either the singular or plural form as indicated by the applicable syntax, but the meaning of which shall not be affected thereby.

     Section 13.13 Publicity. Subject to written advice of counsel with respect to legal requirements relating to public disclosure of matters related to the matters contemplated by this Agreement, the timing and content of any announcements, press releases or other public statements (whether written or oral) concerning this Agreement or the Merger will occur upon, and be determined by, the mutual consent of FBC and Cedar Creek.

     Section 13.14 No Third Party Beneficiaries. Except as set forth in Section 6.12, nothing contained in this Agreement, express or implied, is intended to confer upon any persons, other than the parties hereto or their respective successors, any rights, remedies, obligations, or liabilities under or by reason of this Agreement.

     Section 13.15 Interpretation; Effect. When a reference is made in this Agreement to Sections, Exhibits or Schedules, such reference shall be to a Section of, or Exhibit or Schedule to, this Agreement unless otherwise indicated. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” No provision of this Agreement shall be construed to require any party hereto or their respective affiliates to take any action which would violate applicable law, (whether statutory or common law), rule or regulation.

     Section 13.16 Certain Definitions. The following terms shall have the meanings ascribed to them for all purposes of this Agreement:

          (a) Acquisition Transaction. As used herein, the term “Acquisition Transaction” shall mean:

     (i) a merger, consolidation, acquisition, statutory share exchange or similar transaction involving any of the Cedar Creek Companies;

     (ii) the disposition, by sale, lease, exchange or otherwise, of assets or deposits of any of the Cedar Creek Companies representing 50.1 percent or more of the consolidated assets of the Cedar Creek Companies; or

     (iii) the issuance, sale or other disposition (including by way of merger, consolidation, statutory share exchange or otherwise) of securities representing 33 1/3 percent or more of the voting power of any of the Cedar Creek Companies.

          (b) Adjustment Amount. As used herein, the term “Adjustment Amount” shall mean:

     (i) if FBC provides notice of termination pursuant to Section 9.1(d)(ii) and within eighteen months of the date termination notice is given Cedar Creek enters into a written agreement relating to or consummates an Acquisition Transaction with a person other than FBC, and the Acquisition Transaction is one specified in Section 13.16(a)(i), an amount in cash or immediately available funds equal to the product obtained by multiplying 19.9% by the difference between (A) the product obtained by multiplying the highest price per share paid for the Cedar Creek Stock in the Acquisition Transaction by the total number of shares of Cedar Creek Stock and common stock equivalents outstanding prior to the Acquisition Transaction and (B) the Adjusted Aggregate Merger Consideration;

     (ii) if FBC provides notice of termination pursuant to Section 9.1(d)(ii) and within eighteen months of the date termination notice is given Cedar Creek enters into a written agreement relating to or consummates an Acquisition Transaction with a person other than FBC, and the Acquisition Transaction is one specified in Section 13.16(a)(ii), an amount in cash or immediately available funds equal to the product of 19.9% multiplied by the dollar amount by which the purchase price paid for such assets and deposits exceeds the book value thereof on the date such Acquisition Transaction is consummated; or

     (iii) if FBC provides notice of termination pursuant to Section 9.1(d)(ii) and within eighteen months of the date termination notice is given Cedar Creek enters into a written agreement relating to or consummates an Acquisition Transaction with a person other than FBC, and the Acquisition Transaction is one specified in Section 13.16(a)(iii), an amount in cash or immediately available funds equal to the product obtained by multiplying 19.9% by the difference between (A) the product obtained by multiplying the highest price per share paid for the Cedar Creek Stock in the Acquisition Transaction by the total number of shares of Cedar Creek Stock and common stock equivalents purchased in the Acquisition Transaction and (B) the product obtained by multiplying the amount of the Adjusted Aggregate Merger Consideration by the percentage of the issued and outstanding shares of Cedar Creek Stock acquired by the other party in the Acquisition Transaction.

The value of any non-cash consideration received in an Acquisition Transaction shall be determined by a nationally recognized investment banking firm selected by FBC and reasonably acceptable to Cedar Creek.

          (c) Ancillary Agreements. As used herein, the term “Ancillary Agreements” shall mean the Voting Agreements, the Registration Rights Agreement and the Noncompetition and Indemnification Agreement, forms of which are attached as Exhibits to this Agreement.

          (d) Best Efforts. As used herein, the term “best efforts” shall mean the taking of all reasonable steps to cause or prevent any event or condition which would have been taken in similar circumstances by a reasonably prudent business person engaged in a similar business for the advancement or protection of his own economic interest in light of the consequences of failure to cause or prevent the occurrence of such event or condition, but excludes the initiation of legal proceedings.

          (e) Knowledge. As used herein, a party to this Agreement shall be deemed to have “knowledge” or to have “known” a particular fact or other matter if (i) an individual serving the party or its banking subsidiary as director, president or chief executive officer or as vice president in charge of a principal business unit, division or function, or an individual performing a policy making function for the party or its banking subsidiary, whether or not serving in an officer position, is actually aware of such fact or other matter, or (ii) a prudent individual possessing the knowledge and experience of the individual serving in the capacities specified in the preceding clause (i) could be expected to discover or otherwise become aware of such fact or other matter in the course of the performance of his duties. No individual may deny having actual knowledge of a fact or other matter by reason of such person having failed to review information available to such individual in the ordinary course of business in one of the capacities specified in clause (i) of the preceding sentence.

          (f) Material Adverse Effect. As used herein, the term “Material Adverse Effect” shall mean, with respect to any party, any effect that is material and adverse to (i) the consolidated financial condition, assets, results of operations, earnings, business, prospects or cash flows of that party, taken as a whole, or that prevents any party from consummating the Merger, or (ii) any of the transactions contemplated by this Agreement. Material Adverse Effect shall not, however, be deemed to include any effect on the referenced party which is caused by (A) changes in laws and regulations or interpretations thereof that are generally applicable to the banking or savings industries, (B) changes in GAAP that are generally applicable to the banking or savings industries, (C) expenses incurred in connection with the transactions contemplated hereby, except that if the expenses of Cedar Creek exceed $150,000, the amount of such excess will be deducted from the Cash Consideration as provided in Section 13.2, (D) amounts paid to compromise and settle the litigation referred to in Section 11.10 of this Agreement, (E) changes in interest rates, or (F) actions or omissions of a party taken with the prior informed written consent of the other party or parties in contemplation of the transactions contemplated hereby.

     (g) Person. As used herein, the term “person” shall have the meaning specified in Section 3(a)(9) and 13(d)(3) of the Exchange Act.

     (h) Principal Shareholders. As used herein, the term “Principal Shareholders” shall mean Tom Carpenter, Michael D. Cox and Frederick B. Hegi, Jr.

     Section 13.17 Incorporation by Reference. Any and all schedules, exhibits, annexes, statements, reports, certificates or other documents or instruments referred to herein or attached hereto are incorporated herein by reference hereto as though fully set forth at the point referred to in the Agreement.

[Remainder of page intentionally left blank]

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first above written.

FRANKLIN BANK CORP.

/s/ Anthony J. Nocella

		By:	Anthony J. Nocella
		Its:	President and Chief Executive Officer

ATTEST:

By:	/s/ Glenn E. Mealey

Its Assistant Secretary

FBC ACQUISITION, LLC

			By:	FRANKLIN BANK CORP.
			Its:	Sole Member

/s/ Anthony J. Nocella

			By:	Anthony J. Nocella
			Its:	President and Chief Executive Officer

ATTEST:

By:	/s/ Darlene Tregre

Its Secretary

CEDAR CREEK BANCSHARES, INC.

/s/ Tom Carpenter

		By:	Tom Carpenter
		Its:	President

ATTEST:

By:	/s/ Michael D. Cox

Its Secretary

EXHIBIT A

ARTICLES OF MERGER

OF

CEDAR CREEK BANCSHARES, INC.

(a Texas corporation)

INTO

FBC ACQUISITION, LLC

(a Texas limited liability company)

Pursuant to Article 10.03 of the Texas Limited Liability Company Act
and
Article 5.04 of the Texas Business Corporation Act

     Franklin Bank Corp., a Delaware corporation (“FBC”), FBC Acquisition, LLC, a Texas limited liability company and a wholly owned subsidiary of FBC (“Merger Subsidiary”), and Cedar Creek Bancshares, Inc., a Texas corporation (“Cedar Creek”), have entered into an Agreement and Plan of Merger dated as of September 3, 2004, which provides for the merger of Cedar Creek with and into Merger Subsidiary, with Merger Subsidiary as the surviving entity in the merger (the “Merger Agreement”).

     Pursuant to the provisions of Article 10.03 of the Texas Limited Liability Company Act (“TLLCA”) and Article 5.04 of the Texas Business Corporation Act (“TBCA”), Merger Subsidiary and Cedar Creek hereby certify the following articles of merger adopted for the purpose of effecting a merger in accordance with the provisions of Part Ten of the TLLCA and Part Five of the TBCA:

     FIRST: The name of each domestic and foreign corporation, limited liability company or other entity that is a party to the Merger Agreement and the state of incorporation or organization of each entity is:

Name	State
Franklin Bank Corp.	Delaware

FBC Acquisition, LLC	Texas

Cedar Creek Bancshares, Inc.	Texas

     SECOND: The Merger Agreement has been approved in accordance with the provisions of Article 10.01 of the TLLCA and Article 5.03 of the TBCA.

     THIRD: No amendments to the articles of organization or articles of incorporation of any domestic surviving entity are to be effected by the merger.

     FOURTH: An executed copy of the Merger Agreement is on file at the principal place of business of Merger Subsidiary, 9800 Richmond Avenue, Suite 680, Houston, Texas 77042, and a copy of the Merger Agreement will be furnished by Merger Subsidiary, on written request and without cost, to any member of Merger Subsidiary or shareholder of Cedar Creek.

     FIFTH: As to each of Merger Subsidiary and Cedar Creek, the approval of whose members and shareholders is required, the number of outstanding membership interests entitled to vote, and the number of outstanding shares of each class or series of stock entitled to vote, with other shares or as a class, on the Merger Agreement are as follows:

	Membership
	Interests/Shares
Name of Entity	Outstanding	Class or Series
FBC Acquisition, LLC	1,000	membership interests
Cedar Creek Bancshares, Inc.	71,500	common stock

     SIXTH: As to each of Merger Subsidiary and Cedar Creek, the approval of whose members and shareholders is required, the number of membership interests and shares voted for and against the Merger Agreement are as follows:

Name of Entity	Total Voted For	Total Voted Against	Class or Series
FBC Acquisition, LLC	1,000	-0-	membership interests
Cedar Creek Bancshares, Inc.	—	—	common stock

     SEVENTH: The Merger Agreement and the performance of its terms were duly authorized by all action required by the laws under which each domestic and foreign corporation, limited liability company or other entity that is a party to the merger was incorporated or organized and by its constituent documents.

     EIGHTH: The merger will become effective at 5:00 p.m., Central Time, on the    day of    , 2004 in accordance with Article 9.03 of the TLLCA and Article 10.03 of the TBCA.

     NINTH: Merger Subsidiary (which is the surviving entity in the merger) shall be responsible for the payment of all fees and franchise taxes of each of the undersigned entities and will be obligated to pay such fees and franchise taxes if the same are not timely paid.

     IN WITNESS WHEREOF, Cedar Creek and Merger Subsidiary have each caused these Articles of Merger to be executed by an authorized officer as of the    th day of    ,    .

FBC ACQUISITION, LLC

By:	Franklin Bank Corp.
Its:	Sole Member

By:

Name: Anthony J. Nocella
Title: President and Chief Executive Officer

CEDAR CREEK BANCSHARES, INC.

By:

Name: Tom Carpenter
Title: President

EXHIBIT B

AGREEMENT AND PLAN OF MERGER

OF

CEDAR CREEK BANK, S. S. B.

with and into

FRANKLIN BANK, S.S.B.

     THIS AGREEMENT AND PLAN OF MERGER by and between Cedar Creek Bank (“Cedar Creek Bank”) and Franklin Bank, S.S.B. (“Franklin Bank”) is dated as of September 3, 2004.

     WHEREAS, Cedar Creek Bank is a Texas state bank organized and existing under the Texas Savings Bank Act (the “TSBA”) with its principal office at 601 E. Cedar Creek Pkwy, Seven Points, Texas, with an authorized capitalization of 247 shares of common stock, $750 par value per share (“Cedar Creek Bank Capital Stock”), of which 247 shares of Cedar Creek Bank Capital Stock are outstanding; and

     WHEREAS, Franklin Bank is a Texas state savings bank organized and existing under the TSBA with its principal office at 9800 Richmond Avenue, Suite 680, Houston, Texas, with an authorized capitalization of 100,000 shares of capital stock, par value $10.00 per share (“Franklin Bank Capital Stock”), of which 1,000 shares are outstanding; and

     WHEREAS, Cedar Creek Bank is a wholly owned subsidiary of Cedar Creek Bancshares, Inc., a Texas corporation registered as a bank holding company with its headquarters at 601 E. Cedar Creek Parkway, Seven Points, Texas (“Cedar Creek”); and

     WHEREAS, Franklin Bank is a wholly owned subsidiary of BK2 Holdings, Inc., a Delaware corporation, which in turn is a wholly owned subsidiary of Franklin Bank Corp., a Delaware corporation registered as a savings and loan holding company with its headquarters at 9800 Richmond Avenue, Suite 680, Houston, Texas (“FBC”); and

     WHEREAS, FBC, FBC Acquisition, LLC, a Texas limited liability company and a wholly owned subsidiary of FBC (“Merger Subsidiary”), and Cedar Creek have entered into an Agreement and Plan of Merger dated as of September 3, 2004 (the “Merger Agreement”) pursuant to which Cedar Creek will merge with and into Merger Subsidiary (the “Merger”); and

     WHEREAS, it is contemplated pursuant to the Merger Agreement that Cedar Creek Bank will be merged with and into Franklin Bank, with Franklin Bank surviving the merger, contemporaneously with the merger of Cedar Creek with and into Merger Subsidiary; and

     WHEREAS, each of the Boards of Directors of Cedar Creek Bank and Franklin Bank has determined that the merger of Cedar Creek Bank with and into Franklin Bank would be in the best interests of its respective bank, have approved the merger and have authorized its respective bank to enter into this Agreement and Plan of Merger; and

     WHEREAS, the parties hereto intend that the merger of Cedar Creek Bank with and into Franklin Bank shall qualify as a tax-free reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”);

     NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein, the parties do hereby agree as follows:

ARTICLE I

     Subject to the terms and conditions of this Agreement and Plan of Merger, Cedar Creek Bank shall be merged with and into Franklin Bank (which shall be the surviving entity) pursuant to Subchapter H of the TSBA (the “Bank Merger”). The Bank Merger shall be pursuant to the provisions of, and shall have the effect provided in, Section 92.355 of the TSBA.

ARTICLE II

     The name of the surviving savings bank in the Bank Merger (hereinafter referred to as the “Merged Bank”) shall be “Franklin Bank, S.S.B.”

ARTICLE III

     The business of the Merged Bank shall be that of a Texas state savings bank. This business shall be conducted by the Merged Bank at its principal office, which shall be located at the principal office of Franklin Bank at 9800 Richmond Avenue, Suite 680, Houston, Texas; at all duly authorized and operating branches of Franklin Bank and Cedar Creek Bank as of the Effective Time (as hereinafter defined), together with the principal office of Cedar Creek Bank, which shall be operated as a branch of the Merged Bank; and at all other offices and facilities of Franklin Bank and Cedar Creek Bank established as of the Effective Time. All of such branches, offices and facilities are listed on Schedule I which is attached hereto and made a part hereof.

ARTICLE IV

     Section 4.1 At the time the Bank Merger becomes effective (the “Effective Time”), the separate existence of Cedar Creek Bank shall cease and the corporate existence of Franklin Bank, as the Merged Bank, shall continue unaffected and unimpaired by the Bank Merger; and the Merged Bank shall be deemed to be the same business and corporate entity as each of Cedar Creek Bank and Franklin Bank. At the Effective Time, by virtue of the Bank Merger and without any further act, deed, conveyance or other transfer, all of the property, rights, powers and franchises of Cedar Creek Bank and Franklin Bank shall vest in Franklin Bank as the Merged Bank, and the Merged Bank shall be subject to and be deemed to have assumed all of the debts, liabilities, obligations and duties of

Cedar Creek Bank and Franklin Bank, and to have succeeded to all of the relationships, fiduciary or otherwise, of Cedar Creek Bank and Franklin Bank as fully and to the same extent as if such property, rights, powers, franchises, debts, liabilities, obligations, duties and relationships had been originally acquired, incurred or entered into by the Merged Bank; provided, however, that the Merged Bank shall not, through the Bank Merger, acquire power to engage in any business or to exercise any right, privilege or franchise which is not conferred on the Merged Bank by the TSBA.

     Section 4.2 The Merged Bank, upon the consummation of the Bank Merger and without any order or other action on the part of any court or otherwise, shall hold and enjoy all rights of property, franchises and interests, including appointments, designations and nominations, and all other rights and interests as agent, trustee, executor, administrator, registrar of stocks and bonds, guardian of estates, conservator, assignee, receiver and committee of estates of incompetents, bailee or depository of personal property, and in every other fiduciary and/or custodial capacity, in the same manner and to the same extent as such rights, franchises and interests were held or enjoyed by Cedar Creek Bank and Franklin Bank immediately prior to the Effective Time.

ARTICLE V

     Section 5.1 At the Effective Time, (i) all of the shares of Cedar Creek Bank Capital Stock validly issued and outstanding immediately prior to the Effective Time shall, by virtue of the Bank Merger and without any action on the part of the holder thereof, be canceled and retired, and no cash, new shares of common stock, or other property shall be delivered in exchange therefor, and (ii) the shares of Franklin Bank Capital Stock issued and outstanding immediately prior to the Effective Time shall, at the Effective Time, continue to be issued and outstanding.

     Section 5.2 At and after the Effective Time, certificates evidencing shares of Cedar Creek Bank Capital Stock shall thereafter not evidence any interest in Cedar Creek Bank or the Merged Bank.

     Section 5.3 The stock transfer book of Cedar Creek Bank shall be closed as of the Effective Time and, thereafter, no transfer of any shares of Cedar Creek Bank Capital Stock shall be recorded therein.

ARTICLE VI

     Upon the Effective Time, the Board of Directors of the Merged Bank shall be comprised of those persons serving as directors of Franklin Bank immediately prior to the Effective Time. Each such Director shall hold office until the next annual meeting of the shareholder of the Merged Bank at which Directors are elected, unless sooner removed, resigned, disqualified or deceased, and until his or her successor has been elected and qualified.

ARTICLE VII

     From and after the Effective Time, (i) the Articles of Incorporation of the Merged Bank shall be the Articles of Incorporation of Franklin Bank in effect immediately prior to the Effective Time and shall thereafter continue in full force and effect until further altered, amended or repealed in accordance with law, and (ii) the Bylaws of the Merged Bank shall be the Bylaws of Franklin Bank in effect immediately prior to the Effective Time and shall thereafter continue in full force and effect until further altered, amended or repealed in accordance with law.

ARTICLE VIII

     This Agreement may be amended or terminated by mutual consent of Cedar Creek Bank and Franklin Bank at any time prior to the Effective Time, except that no provision in Article IX may be amended or waived at any time pursuant to its terms. In addition, this Agreement will terminate upon the termination of the Merger Agreement.

ARTICLE IX

     Section 9.1 This Agreement and Plan of Merger and the Bank Merger shall be adopted and approved by the written consent of the sole holder of all of the outstanding shares of Cedar Creek Bank Capital Stock and by the written consent of the sole holder of all of the outstanding shares of Franklin Bank Capital Stock.

     Section 9.2 The Effective Time shall be the later of (i) the time and date designated by Franklin Bank to the Texas Savings and Loan Department as the time and date on which the Bank Merger shall be effective and (ii) the time and date on which the Texas Savings and Loan Department order this Agreement to be effective; provided, however, that in no event shall the Effective Time be earlier than, or at the same time as, the effective time of the Merger.

     Section 9.3 Notwithstanding any provision of this Agreement and Plan of Merger to the contrary, it shall be a condition to the consummation of the Bank Merger and the parties’ obligations to consummate the Bank Merger that, immediately prior to the Effective Time, FBC shall be the sole holder of all of the issued and outstanding Cedar Creek Bank Capital Stock and all of the issued and outstanding Franklin Bank Capital Stock, either directly or indirectly.

ARTICLE X

     Any notice or other communication required or permitted under this Agreement and Plan of Merger shall be effective only if it is in writing and delivered personally or sent by registered or certified mail, postage prepaid, addressed as follows:

if to Cedar Creek Bank:

c/o Cedar Creek Bancshares, Inc.
601 E. Cedar Creek Parkway
Seven Points, Texas 75143-8402
Attn: President
Facsimile: (903) 432-4435

if to Franklin Bank:

c/o Franklin Bank Corp.
9800 Richmond Avenue
Suite 680
Houston, Texas 77042
Attn: President
Facsimile: (713) 339-8918

or to such other address as such party may designate by notice to the others and shall be deemed to have been given upon receipt.

ARTICLE XI

     From time to time as and when reasonably requested by the Merged Bank and to the extent permitted by law and at the expense of the Merged Bank, the officers and directors of Cedar Creek Bank and Franklin Bank last in office shall execute and deliver such assignments, deeds and other instruments and shall take or cause to be taken such further or other action as shall be necessary in order to vest or perfect in or to confirm of record or otherwise to the Merged Bank title to, and possession of, all of the property, rights, power and franchises of Cedar Creek Bank and Franklin Bank, including, without limitation, all rights and interests of Cedar Creek Bank and Franklin Bank in any fiduciary and/or custodial capacity, and otherwise to carry out the purposes of this Agreement and Plan of Merger, and the proper officers and directors of the Merged Bank, as the receiving and surviving entity, are fully authorized to take any and all such action in the name of Cedar Creek Bank and Franklin Bank or otherwise.

ARTICLE XII

     This Agreement and Plan of Merger is binding upon and is for the benefit of Cedar Creek Bank and Franklin Bank and their respective successors and permitted assigns; provided, however, that neither this Agreement and Plan of Merger nor any rights or obligations hereunder may be assigned by any party hereto to any other person without the prior consent in writing of each other party hereto. This Agreement and Plan of Merger is not made for the benefit of any person, firm, corporation or association not a party hereto and no other person, firm, corporation or association shall acquire or have any right under or by virtue of this Agreement and Plan of Merger.

ARTICLE XIII

     This Agreement and Plan of Merger shall be governed by and construed in accordance with the laws of the State of Texas, except to the extent federal law may be applicable.

ARTICLE XIV

     This Agreement and Plan of Merger shall constitute a plan of reorganization for the Bank Merger within the meaning of Section 368 of the Code.

ARTICLE XV

     This Agreement and Plan of Merger may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[Remainder of page intentionally left blank]

     IN WITNESS WHEREOF, Cedar Creek Bank and Franklin Bank have each caused this Agreement and Plan of Merger to be executed as of the date first above written.

CEDAR CREEK BANK

By: Tom Carpenter
Its: President

ATTEST:

By:

Name:
Title:

FRANKLIN BANK, S.S.B.

By: Anthony J. Nocella
Its: President and Chief Executive Officer
ATTEST:

By:

Name:
Title:

Schedule I

Branches, Offices and Facilities of
Cedar Creek Bank and
Franklin Bank, S.S.B.

Main Office of Franklin Bank, S.S.B.

9800 Richmond, Suite 680
Houston, Texas 77042

Branch Offices of Franklin Bank, S.S.B.

3720 Jefferson
Austin, Texas 78731

3401 Northland Drive
Austin, Texas 78731

3103 Bee Cave Rd.
Austin, Texas 78746

499 Hwy 71 W.
Bastrop, Texas 78602

406 Main St.
Smithville, Texas 78957

1801 Ranch Road 1431 West
Kingsland, Texas 78639

Corner of Commerce at Neches
Jacksonville, Texas 75766

617 South Palestine St.
Athens, Texas 75751

121 South Market
Cathage, Texas 75633

1412 Judson Rd.
Longview, Texas 75601

B-I-1

1015 N. Church
Palestine, Texas 75801

107 E. 4th St.
Rusk, Texas 75785

4803 Old Bullard Rd.
Tyler, Texas 75701

2507 University Blvd.
Tyler, Texas 75701

515 E. Loop 281
Longview, Texas 75601

Main Office of Cedar Creek Bank

601 E. Cedar Creek Parkway
Seven Points, Texas 75143-8402

Branch Offices of Cedar Creek Bank

1716 W. Main
Gun Barrel City, Texas 75147

127 S. Gun Barrel Lane
Gun Barrel City, Texas 75156

1101 N.W. 2nd
Kerens, Texas 75144

Highway 274 S.
Tool, Texas 75143

B-I-2

EXHIBIT C

LETTER OF TRANSMITTAL

To Surrender Certificates Formerly Representing Common Shares of

CEDAR CREEK BANCSHARES, INC.

In Exchange for Shares of Franklin Bank Corp. Common Stock and a Cash Payment

Pursuant to the Merger of

CEDAR CREEK BANCSHARES, INC.

with and into
a subsidiary of

FRANKLIN BANK CORP.

Instructions. Please read this Letter of Transmittal carefully. Capitalized terms used but not defined herein have the meanings ascribed to such terms in the Agreement and Plan of Merger by and among Franklin Bank Corp. (“FBC”), FBC Acquisition, LLC and Cedar Creek Bancshares, Inc. (“Cedar Creek”) dated as of September 3, 2004, as amended and supplemented (the “Merger Agreement”). This Letter of Transmittal is to be completed and delivered, together with the certificates representing all of the shares of common stock of Cedar Creek owned by you, to FBC on the Closing Date.

1 About You and Your Shares

Name and Address of Registered Owner:	Description of Shares
	Certificate Number	Number of Shares

2 Representations and Warranties

The undersigned hereby surrenders to FBC the certificates listed above (the “Certificates”). The undersigned hereby represents and warrants to, and covenants and agrees with, FBC that:

     (a) The undersigned owns beneficially and of record, free and clear of any liens, claims, options, security interests and encumbrances, the shares of common stock of Cedar Creek represented by the Certificates (the “Shares”). The Shares constitute the undersigned’s entire equity interest in Cedar Creek. The undersigned has full authority to surrender, assign and transfer the Certificates free and clear of any liens, claims, options, security interests and encumbrances. The execution, delivery and performance of this Letter of Transmittal by the undersigned have been duly authorized by all necessary actions, and this Letter of Transmittal constitutes the valid, binding and enforceable obligation of the undersigned, except as such enforcement may be limited by applicable bankruptcy, insolvency, moratorium or similar laws affecting the rights of creditors generally or by general principles of equity. Except for those already obtained, no consent, approval, authorization or order of any court or governmental agency or board is required to be obtained by the undersigned to perform its obligations hereunder. The undersigned will, upon request, execute and deliver any additional documents reasonably deemed appropriate or necessary by FBC in connection with the surrender of such Certificates. The surrender of the Certificates shall be binding upon the successors, assigns, heirs, executors, administrators and legal representatives of the undersigned and shall survive and not be affected by the death or incapacity of the undersigned, as applicable.

     (b) The undersigned has adequate means of providing for the undersigned’s current needs and possible personal contingencies, and has no need now, and anticipates no need in the foreseeable future, to sell the shares of FBC Stock to be received by the undersigned as consideration in the Merger. The undersigned is able to bear the economic risks of an investment in the FBC Stock, and consequently, without limiting the generality of the foregoing, the undersigned is able to hold the shares of FBC Stock for an indefinite period of time and has a sufficient net worth to sustain a loss of the undersigned’s entire investment in FBC in the event such loss should occur.

     (c) The undersigned has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in FBC and in the FBC Stock. The undersigned recognizes that an investment in FBC involves a high degree of risk.

     (d) The undersigned is (i) an individual “accredited investor” (as defined in Rule 501(a) (5) or (6) under the Securities Act of 1933, as amended (the “Securities Act”)), in that the undersigned satisfies the requirements of one or more of the following: (A) the undersigned is a natural person whose individual net worth or joint net worth with the undersigned’s spouse, at the time of purchase exceeds $1,000,000; or (B) the undersigned is a natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with the undersigned’s spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching that same income level in the current year; (ii) a trust with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the shares of FBC Stock in the Merger, the activities of which are directed by one or more trustees that have such knowledge and experience in financial and business matters that such trustees are capable of evaluating the merits and risks of the investment in FBC Stock; or (iii) has a designated “purchaser representative” (as defined in Rule 501(h) under the Securities Act), who has knowledge and experience in financial and business matters and who is capable of evaluating the risks and merits of an investment in the FBC Stock.

     (e) The undersigned is acquiring the shares of FBC Stock for the undersigned’s own account, for investment purposes and not with a view to the distribution thereof or with any present intention of offering or selling the shares of FBC Stock in violation of the Securities Act.

     (f) The undersigned is aware that the undersigned must bear the economic risk of the undersigned’s investment in FBC for an indefinite period of time because the shares of FBC Stock have not been registered in the United States under the Securities Act, or under the securities laws of various states, and, therefore, cannot be sold unless the shares are subsequently registered under the Securities Act and any applicable state securities laws or an exemption from registration is available. Further, the undersigned understands that only FBC can take action so to register the FBC Stock to be received by the undersigned and that, other than as set forth in the Registration Rights Agreement, FBC has no obligation or intention to do so. The undersigned also understands that FBC has no obligation to assist the undersigned in obtaining any exemption(s) from such registration.

     (g) The undersigned has received and reviewed a copy of the Merger Agreement and the Information Statement of FBC dated September 7, 2004 and any amendments or supplements thereto, and has had the opportunity to obtain any additional information necessary to verify the accuracy of the information contained in such documents, and has been given the opportunity to meet with representatives of FBC and to have them answer any questions regarding the merits and risks of an investment in the FBC Stock, and all such questions have been answered to the undersigned’s full satisfaction.

     (h) The undersigned is aware that the registrar and transfer agent for the FBC Stock will not be required to accept for registration of transfer any FBC Stock acquired by the undersigned, except upon presentation of evidence satisfactory to FBC and the transfer agent that the foregoing restrictions on transfer have been complied with. The undersigned acknowledges that FBC reserves the right prior to any offer, sale or other transfer to require the delivery of an opinion of counsel, certification and/or other information satisfactory to FBC.

     (i) The undersigned understands that all certificates representing shares of FBC Stock will bear a legend substantially to the following effect unless otherwise agreed by FBC:

     THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY STATE SECURITIES LAWS (THE “ACTS”). THE SHARES REPRESENTED BY THE CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SHARES UNDER THE ACTS OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

     (j) The undersigned acknowledges that FBC has relied upon the undersigned’s acknowledgements, representations and warranties set forth in this Letter of Transmittal, and the undersigned agrees to notify FBC promptly if any representation or warranty in this agreement ceases to be accurate and complete.

The foregoing representations and warranties of the undersigned shareholder shall survive the consummation of the Merger for the maximum period permitted by applicable law.

3 Wiring Instructions for Cash Consideration

The undersigned hereby instructs FBC to pay the Cash Consideration to the undersigned on the Closing Date by wire transfer to the following account:

Account name:

Account number:

Name of bank:

Routing number:

4 Signature

Name

Address

City                                        State                    Zip Code

X

Authorized Signature

EXHIBIT D

VOTING AGREEMENT

     This Voting Agreement dated as of September 3, 2004 (this “Agreement”), is made and entered into by and between Franklin Bank Corp., a Delaware corporation (“FBC”) and                                        (“Shareholder”), as a shareholder of Cedar Creek Bancshares, Inc., a Texas corporation (“Cedar Creek”).

RECITALS

     WHEREAS, concurrently herewith, FBC, FBC Acquisition, LLC, a Texas limited liability company and a wholly owned subsidiary of FBC (“Merger Subsidiary”), and Cedar Creek are entering into an Agreement and Plan of Merger (as such agreement may hereafter be amended and supplemented from time to time, the “Merger Agreement”), pursuant to which, among other things, Cedar Creek will be merged with and into Merger Subsidiary, with Merger Subsidiary continuing as the surviving company and a wholly owned subsidiary of FBC (the “Merger”); and

     WHEREAS, as an inducement and a condition to entering into the Merger Agreement, and as part of the transactions contemplated by the Merger Agreement, FBC has required that the Shareholder agree, and the Shareholder has agreed, to enter into this Agreement;

     NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements contained herein and the benefits to be received by the parties under the terms of the Merger Agreement, the parties hereto, intending to be legally bound, hereby agree as follows:

     1. Definitions. Capitalized terms used but not defined herein and defined in the Merger Agreement have the respective meanings ascribed to them in the Merger Agreement. In addition, for purposes of this Agreement:

          (a) “Affiliate” of a specified Person means another Person that directly or indirectly, through one or more intermediaries, Controls, is Controlled by or is under common Control with, such specified Person.

          (b) “Beneficially Own” or “Beneficial Ownership” with respect to any securities shall mean having “beneficial ownership” of such securities (as determined pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), including pursuant to any agreement, arrangement or understanding, whether or not in writing. Without duplicative counting of the same securities by the same holder, securities Beneficially Owned by a Person shall include securities Beneficially Owned by all other Persons who together with such Person would constitute a “group” within the meaning of Section 13(d)(3) of the Exchange Act and in any event with respect to the Shareholder shall include Shares held of record by the Shareholder’s spouse and children.

          (c) “Cedar Creek Acquisition Transaction” shall mean (i) any merger, consolidation, acquisition, statutory share exchange or similar transaction involving either of the Cedar Creek Companies, other than the Merger, (ii) the disposition, by sale, lease, exchange or otherwise, of assets or deposits of the Cedar Creek Companies representing ten percent or more of the consolidated assets of the Cedar Creek Companies, or (iii) the issuance, sale or other disposition (including by way of merger, consolidation, statutory share exchange or otherwise) of securities representing ten percent or more of the voting power of either of the Cedar Creek Companies.

          (d) “Control,” as used within the definition of Affiliate, shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise.

          (e) “Effective Time,” means the time when the Merger becomes effective in accordance with the Merger Agreement.

          (f) “knowledge” or “known” means, with respect to a Shareholder, the actual knowledge of such Shareholder as to the fact or other matter, however obtained; provided, that no Shareholder who serves as a director or officer of Cedar Creek or the Bank may deny having actual knowledge of a fact or other matter if a prudent individual possessing the knowledge and experience of the Shareholder and serving in such capacity could be expected to discover or otherwise become aware of such fact or other matter in the ordinary course of performing his duties as a director or officer. No Shareholder who serves as a director of officer of Cedar Creek or the Bank may deny having actual knowledge of a fact or other matter by reason of such Shareholder having failed to review information available to such Shareholder in the ordinary course of business in his capacity as a director or officer of Cedar Creek or the Bank.

          (g) “Person” shall mean an individual, corporation, limited liability company, partnership, joint venture, association, trust, unincorporated organization or other entity.

          (h) “Shares” shall mean shares of the common stock, $1.00 par value, of Cedar Creek.

          (i) “Shareholder’s Shares” shall mean all Shares held of record or Beneficially Owned by the Shareholder, whether currently issued and outstanding or hereafter acquired by purchase, or by exercise of any options, warrants or other securities convertible into or exchangeable or exercisable for Shares, which are held of record or Beneficially Owned by the Shareholder.

          (j) “Termination Date” shall mean the date that the Merger Agreement has been terminated in accordance with its terms.

     2. Voting of Shares.

          (a) From and after the date of this Agreement and ending as of the first to occur of the Effective Time or the Termination Date, at any meeting of the holders of Shares, however called, or in any other circumstance upon which the vote, consent or other approval of holders of Shares is sought, the Shareholder shall vote or cause to be voted (including by written consent, if applicable) all of Shareholder’s Shares entitled to vote thereon, (i) in favor of approval of the Merger, the execution and delivery by Cedar Creek of the Merger Agreement and the approval of the terms thereof and each of the other actions contemplated by the Merger Agreement and this Agreement and any actions required in furtherance thereof and hereof, (ii) against any action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of Cedar Creek under the Merger Agreement or this Agreement and (iii) against the following actions: (A) any Cedar Creek Acquisition Transaction and (B) to the extent that such are intended to, or could reasonably be expected to, impede, interfere with, delay, postpone or materially adversely affect the Merger or the transactions contemplated by the Merger Agreement or this Agreement, or implement or lead to any Cedar Creek Acquisition Transaction, (1) any change in a majority of the persons who constitute the board of directors of Cedar Creek, (2) any change in the present capitalization of Cedar Creek or any amendment of Cedar Creek’s Articles of Incorporation or By-Laws, or (3) any other material change in Cedar Creek’s corporate structure or business. In addition to the other covenants and agreements of the Shareholder provided for elsewhere in this Agreement, during the above-described period the Shareholder shall not enter into any agreement or understanding with any Person or entity the effect of which would be inconsistent with or violate the provisions and agreements contained in this Section 2.

          (b) The Shareholder hereby authorizes disclosure of its identity and ownership of the Shareholder’s Shares and the nature of its commitments, arrangements and understandings under this Agreement in any proxy statement and regulatory filing of Cedar Creek, and in any regulatory filing and solicitation of potential investors by FBC related to the Merger.

     3. Representations and Warranties of the Shareholder. The Shareholder hereby makes the following representations and warranties to FBC, which are true and correct as of the date hereof and shall be true and correct as of the Closing Date:

          (a) Ownership. As of the date of this Agreement, the Shares set forth on Annex I hereto constitute all of the issued and outstanding Shares owned of record or Beneficially Owned by the Shareholder. The Shareholder has sole power of disposition, sole power to demand appraisal rights and sole power to vote upon and agree to all of the matters set forth in this Agreement, in each case with respect to all of the Shares set forth on Annex I hereto, with no material limitations, qualifications or restrictions on such rights, subject to applicable securities laws and the terms of this Agreement.

          (b) Power; Binding Agreement. The Shareholder has the legal capacity, power and authority to enter into and perform all of the Shareholder’s obligations under this Agreement and the other Ancillary Agreements and all other agreements, documents or instruments referred to in the Merger Agreement or contemplated thereby to which the Shareholder is to be a party and to perform his obligations hereunder and thereunder and consummate the transactions contemplated hereby and thereby. Each of this Agreement, the other Ancillary Agreements and all other agreements, documents or instruments referred to in the Merger Agreement or contemplated thereby to which the Shareholder may be a party has been or will be duly and validly executed and delivered by the Shareholder and constitutes or will constitute the legal, valid and binding obligation of the Shareholder, enforceable against the Shareholder in accordance with its terms, subject to the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditors’ rights generally and general equitable principles. At the Closing, all other agreements, documents and instruments to be executed and delivered by the Shareholder which are referred to in the Merger Agreement or contemplated thereby will have been duly executed and delivered by the Shareholder, and will constitute the legal, valid and binding obligation of the Shareholder, enforceable against the

Shareholder in accordance with their respective terms and conditions, subject to the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditors’ rights generally and general equitable principles. There is no beneficiary or holder of a voting trust certificate or other interest of any trust of which the Shareholder is trustee whose consent is required for the execution and delivery of this Agreement, any other Ancillary Agreement or any other agreements, documents or instruments referred to in the Merger Agreement or contemplated thereby to which the Shareholder is a party or the consummation by the Shareholder of the transactions contemplated hereby or thereby. If the Shareholder is married and the Shareholder’s Shares constitute community property, this Agreement has been duly authorized, executed and delivered by, and constitutes a valid and binding agreement of, the Shareholder’s spouse, enforceable against such person in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditors’ rights generally and general equitable principles.

          (c) No Conflicts. The Shareholder is not in default with respect to any judgment, order, writ, injunction, decree, award, rule or regulation of any court, arbitrator or governmental agency or instrumentality. No filing with, and no permit, authorization, consent or approval of, any state or federal public body or authority or any Person is necessary for the execution of this Agreement by the Shareholder and the consummation by the Shareholder of the transactions contemplated hereby, and none of the execution and delivery of this Agreement by the Shareholder, the consummation by the Shareholder of the transactions contemplated hereby or compliance by the Shareholder with any of the provisions hereof shall (i) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any third party right of termination, cancellation, material modification or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, contract, commitment, arrangement, understanding, agreement or other instrument or obligation of any kind to which the Shareholder is a party or by which the Shareholder or any of his properties or assets may be bound, or (ii) violate any order, writ, injunction, decree, judgment, order, statute, rule or regulation applicable to the Shareholder or any of his properties or assets, in each such case except to the extent that any conflict, breach, default or violation would not interfere in any material respect with the ability of the Shareholder to perform its obligations hereunder.

          (d) No Interests Held in Trust for Benefit of Cedar Creek Companies. To the knowledge of the Shareholder, there is no arrangement pursuant to which the stock or other membership or equity interests of any corporation, joint venture, general partnership, limited partnership, limited liability company, trust or other non-corporate entity is or has been held in trust (whether express, constructive, resulting or otherwise) for the benefit of either of the Cedar Creek Companies.

          (e) Voting Agreements or Arrangements. To the knowledge of the Shareholder, except as disclosed in Schedule 4.2 to the Merger Agreement, there are no voting trusts, voting agreements, buy-sell agreements or other agreements or arrangements affecting (i) the Cedar Creek Stock, other than this Agreement and the other voting agreements provided for in Section 6.6 of the Merger Agreement, or (ii) the Bank Stock.

          (f) Material Adverse Effect. To the knowledge of the Shareholder, since June 30, 2004, (i) the business of the Cedar Creek Companies has been conducted only in the ordinary course, consistent with prior practices, and (ii) no event, condition or circumstance has occurred which, individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect on the Cedar Creek Companies.

          (g) Environmental. To the knowledge of the Shareholder, no real property currently owned, leased or operated by either of the Cedar Creek Companies is, or has been, an industrial site or a landfill during the tenure of the Cedar Creek Companies or prior to such tenure.

          (h) Litigation. To the knowledge of the Shareholder, except as disclosed on Schedule 4.8 to the Merger Agreement there is no legal, quasi-judicial or administrative proceedings of any kind or nature now pending or threatened before any court or administrative body in any manner against either of the Cedar Creek Companies or any of their properties or capital stock. The Shareholder does not know of any basis on which any litigation or proceeding could be brought which could reasonably be expected to have a Material Adverse Effect on the Cedar Creek Companies or which could question the validity of any action taken or to be taken in connection with the Merger Agreement and the transactions contemplated thereby.

          (i) Taxes. To the knowledge of the Shareholder, neither of the Cedar Creek Companies is a party to any action or proceeding for assessment or collection of Taxes, nor have such events been asserted or threatened against the Cedar Creek Companies or any of their assets. The Shareholder has not executed a power of attorney with respect to any Tax matters which is currently in force.

          (j) Negative Assurance. To the knowledge of the Shareholder, none of the representations and warranties made by the Cedar Creek Companies in the Merger Agreement, the Ancillary Agreements or any other agreements, documents or instruments referred to in the Merger Agreement or contemplated thereby to which either of the Cedar Creek Companies is a party are untrue or incorrect.

     4. Covenants of the Shareholder. The Shareholder hereby covenants and agrees with FBC as follows:

          (a) No Encumbrances. At all times hereafter during the term hereof, all of the Shareholder’s Shares will be held by the Shareholder, or by a nominee or custodian for the benefit of such Shareholder, free and clear of all liens, claims, security interests, proxies, voting trusts or agreements, understandings or arrangements or any other encumbrances whatsoever, except for any liens, claims, understandings or arrangements that do not limit or impair in any material respect Shareholder’s ability to perform his obligations under this Agreement, and subject to applicable securities laws and the terms of this Agreement.

          (b) Best Efforts; Information for Applications.

               (i) The Shareholder will take all reasonable actions to and assist in the consummation of the merger and the transactions contemplated by the Merger Agreement, and will use his best efforts to cause the Cedar Creek Companies to take the actions which are described in Section 6.2(a) of the Merger Agreement.

               (ii) The Shareholder will furnish FBC with all information concerning the Cedar Creek Companies and the Shareholder required for inclusion in any of the FBC Applications. All information concerning the Shareholder and, to the knowledge of the Shareholder, all information concerning the Cedar Creek Companies contained in the FBC Applications, at the time such information is furnished, shall be true and correct in all material respects and will not omit any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

          (c) Confidentiality. The Shareholder shall not disclose or use for its own purpose or the benefit of others any information which the Cedar Creek Companies are prohibited from disclosing or using for their own purposes or for the benefit of others under Section 6.3 of the Merger Agreement. The Shareholder shall either destroy or return to FBC all documents and materials which are described in Section 6.3 of the Merger Agreement as being required to be destroyed by the Cedar Creek Companies or returned to FBC by the Cedar Creek Companies. The Shareholder shall use his best efforts to keep confidential all such information, and shall not directly or indirectly use such information for any competitive or other commercial purposes. The obligation to keep such information confidential shall continue for two years from the date the proposed transactions are abandoned.

          (d) Standstill. The Shareholder shall not take any action which is described in Section 6.7 of the Merger Agreement as an action which the Cedar Creek Companies are prohibited from authorizing or permitting their respective officers, directors or employees to take.

          (e) Press Releases. The Shareholder will not, directly or indirectly, without the prior approval of FBC, issue any press release or written statement for general circulation relating to the Merger Agreement or the Merger except as otherwise required by applicable law or regulation, and then only after making reasonable efforts to notify FBC in advance.

          (f) Reorganization. The Shareholder shall not take any action that would prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

          (g) Restriction on Transfer and Proxies; Non-Interference. From and after the date of this Agreement and ending as of the first to occur of the Effective Time or the Termination Date, the Shareholder shall not, and shall cause each of his Affiliates who Beneficially Own any of the Shareholder’s Shares not to, directly or indirectly, without the consent of FBC: (i) offer for sale, sell, transfer, tender, pledge, encumber, assign or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to or consent to the offer for sale, sale, transfer, tender, pledge, encumbrance, assignment or other disposition of, any or all of the Shareholder’s Shares, or any interest therein, (ii) grant any proxies or powers of attorney, deposit any of Shareholder’s Shares into a voting trust or enter into a voting agreement with respect to any of Shareholder’s Shares, (iii) enter into any agreement or arrangement providing for any of the actions described in clause (i) or (ii) above or (iv) take any action that could reasonably be expected to have the effect of preventing or disabling the Shareholder from performing the Shareholder’s obligations under this Agreement.

          (h) Waiver of and Agreement Not to Assert Appraisal Rights. The Shareholder hereby (i) confirms his knowledge of the availability of the rights of dissenting shareholders under the Texas Business Corporation Act with respect to the Merger and (ii) confirms receipt of a copy of Articles 5.11, 5.12 and 5.13 of the Texas Business Corporation Act. The Shareholder hereby waives and agrees not to assert, and shall cause any of its Affiliates who hold of record any of the Shareholder’s Shares to waive and not to assert, any appraisal rights with respect to the Merger that the Shareholder or such Affiliate may now or hereafter have with respect to any Shares (or any other shares of capital stock of Cedar Creek that the Shareholder shall hold of record at the time that Shareholder may be entitled to assert appraisal rights with respect to the Merger) whether pursuant to the Texas Business Corporation Act, or otherwise.

          (i) Further Assurances. From time to time, at FBC’s request and without further consideration, the Shareholder shall execute and deliver such additional documents reasonably requested by FBC as may be necessary or desirable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement and the Merger Agreement.

     5. Representations and Warranties of FBC. FBC hereby represents and warrants to the Shareholder that:

          (a) Organization, Standing and Corporate Power. FBC is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, with full corporate power and authority to carry on its business as proposed conducted. Except as described in the Merger Agreement, FBC has the corporate power and authority to enter into and perform all of its obligations under this Agreement and to consummate the transactions contemplated hereby.

          (b) Execution, Delivery and Performance by FBC. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by the Board of Directors of FBC. Except as described in the Merger Agreement, FBC has taken all actions required by law, its Certificate of Incorporation and its By-Laws to consummate the transactions contemplated by this Agreement. This Agreement constitutes the valid and binding obligation of FBC and is enforceable against FBC in accordance with its terms, except as enforceability may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally and general equitable principles.

     6. Stop Transfer. From and after the date of this Agreement and ending as of the first to occur of the Effective Time or the Termination Date, Shareholder will not request that Cedar Creek register the transfer (book-entry or otherwise) of any certificate or uncertificated interest representing any of the Shareholder’s Shares.

     7. Recapitalization. In the event of a stock dividend or distribution, or any change in the Shares (or any class thereof) by reason of any split-up, recapitalization, combination, exchange of shares or the like, the term “Shares” shall include, without limitation, all such stock dividends and distributions and any shares into which or for which any or all of the Shares (or any class thereof) may be changed or exchanged as may be appropriate to reflect such event.

     8. Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by operation of law or otherwise, except that FBC may, without the approval of the Shareholder, assign any or all of its rights, interests and obligations hereunder to any wholly-owned subsidiary of FBC. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns. Shareholder agrees that this Agreement, and the obligations of the Shareholder hereunder, shall attach to the Shareholder’s Shares and shall be binding upon any Person to which legal or beneficial ownership of such Shares shall pass, whether by operation of Law or otherwise, including without limitation the Shareholder’s heirs, guardians, administrators or successors.

     9. Termination. This Agreement shall terminate without any further action on the part of any party hereto upon (a) the termination of the Merger Agreement pursuant to the terms thereof, or (b) the Effective Time. Upon such termination, this Agreement shall forthwith become void and of no further force or effect. The representations and warranties of the parties contained herein shall not survive the termination of this Agreement.

     10. Miscellaneous.

          (a) Survival. The representations and warranties of the parties contained herein shall expire at Closing.

          (b) Entire Agreement. This Agreement, the Merger Agreement (including the Exhibits and Schedules thereto), the other Ancillary Agreements and all other agreements, documents or instruments referred to in the Merger Agreement or contemplated thereby constitute the entire agreement between the parties with respect to the subject matter hereof and supersede all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

          (c) Amendments, Waivers, Etc. This Agreement may not be amended, changed, supplemented, waived or otherwise modified or terminated, except upon the execution and delivery of a written agreement executed by the parties hereto.

          (d) Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly received if so given) by hand delivery, telegram, telex or telecopy, or by mail (registered or certified mail, postage prepaid, return receipt requested) or by any courier service, such as Federal Express, providing proof of delivery. All communications hereunder shall be delivered to the respective parties at the following addresses or the addresses set forth on the signature pages hereto:

If to Shareholder:

If to FBC:
Franklin Bank Corp.
9800 Richmond Avenue, Suite 680
Houston, Texas 77042
Attention: Anthony J. Nocella

or to such other address as the person to whom notice is given may have previously furnished to the others in writing in the manner set forth above.

          (e) Severability. Whenever possible, each provision or portion of any provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, then such invalidity, illegality or unenforceability will not affect any other provision or portion of any provision in such jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

          (f) Specific Performance. Shareholder recognizes and acknowledges that a breach by the Shareholder of any covenants or agreements contained in this Agreement will cause FBC to sustain damages for which they would not have an adequate remedy at law for money damages, and therefore each of the parties hereto agrees that, in the event of any such breach, FBC shall be entitled to seek the remedy of specific performance of such covenants and agreements and injunctive and other equitable relief, without the necessity of posting bond or proving actual damages, in addition to any other remedy to which they may be entitled, at law or in equity.

          (g) Remedies Cumulative. All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise of any such right, power or remedy by any party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such party.

          (h) No Waiver. The failure of any party hereto to exercise any right, power or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity, or to insist upon compliance by any other party hereto with its obligations hereunder, and any custom or practice of the parties at variance with the terms hereof, shall not constitute a waiver by such party of its right to exercise any such or other right, power or remedy or to demand such compliance.

          (i) No Third Party Beneficiaries. This Agreement is not intended to be for the benefit of, and shall not be enforceable by, any person or entity who or which is not a party hereto; provided, that in the event of the Shareholder’s death, the obligations of the Shareholder hereunder shall attach to the Shareholder’s Shares and shall be binding upon any Person to which legal or beneficial ownership of such Shares shall pass, whether by operation of law or otherwise, including without limitation the Shareholder’s heirs, guardians, administrators or successors.

          (j) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas, without giving effect to the principles of conflicts of law thereof.

          (k) Jurisdiction. Each party hereby irrevocably submits to the exclusive jurisdiction of any court of the State of Texas located in the City of Houston in any action, suit or proceeding arising in connection with this Agreement, and agrees that any such action, suit or proceeding shall be brought only in such court (and waives any objection based on forum non conveniens or any other objection to venue therein); provided, however, that such consent to jurisdiction is solely for the purpose referred to in this paragraph and shall not be deemed to be a general submission to the jurisdiction of said Court other than for such purposes. EACH PARTY HERETO HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY IN CONNECTION WITH ANY SUCH ACTION, SUIT OR PROCEEDING.

          (l) Descriptive Headings. The descriptive headings used herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

          (m) Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which, taken together, shall constitute one and the same Agreement. This Agreement shall not be effective as to any party hereto until such time as this Agreement or a counterpart thereof has been executed and delivered by each party hereto.

[Remainder of page intentionally left blank]

     IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first written above.

SPOUSE	SHAREHOLDER

Print Name:	Print Name:

FRANKLIN BANK CORP.

By:

Name: Anthony J. Nocella
Title: President and Chief Executive Officer

ANNEX I
TO
VOTING AGREEMENT

CLASS OF	CERTIFICATE	NUMBER OF	RECORD	BENEFICIAL
SHARES	NO.	SHARES	OWNER	OWNER
Common Stock
Common Stock

D-I-1

EXHIBIT E

NONCOMPETITION AND INDEMNIFICATION AGREEMENT

     This Noncompetition and Indemnification Agreement dated as of September 3, 2004 (the “Agreement”) is made and entered into by and between Franklin Bank Corp., a Delaware corporation (“FBC”), and Messrs. Tom Carpenter, Michael D. Cox and Frederick B. Hegi, Jr. (each a “Principal Shareholder” and collectively the “Principal Shareholders”). Capitalized terms used but not defined herein and defined in the Merger Agreement (as defined below) have the respective meanings ascribed to them in the Merger Agreement.

RECITALS

     WHEREAS, the Principal Shareholders are shareholders of Cedar Creek Bancshares, Inc., a Texas corporation (“Cedar Creek”), which has filed an election to be treated as an “S corporation” within the meaning of Section 1361 of the Internal Revenue Code of 1986, as amended; and

     WHEREAS, concurrently herewith, FBC, FBC Acquisition, LLC, a Texas limited liability company and a wholly owned subsidiary of FBC (“Merger Subsidiary”), and Cedar Creek are entering into an Agreement and Plan of Merger (as such agreement may hereafter be amended and supplemented from time to time, the “Merger Agreement”), pursuant to which, among other things, Cedar Creek will be merged with and into Merger Subsidiary, with Merger Subsidiary continuing as the surviving company and a wholly owned subsidiary of FBC (the “Merger”); and

     WHEREAS, as an inducement and a condition to entering into the Merger Agreement, and as part of the transactions contemplated by the Merger Agreement, FBC has required that each of the Principal Shareholders agree, and each of the Principal Shareholders has agreed, to enter into this Agreement;

     NOW, THEREFORE, in consideration of the foregoing and the covenants and agreements contained herein and the benefits to be received by the parties under the terms of the Merger Agreement, the parties hereto, intending to be legally bound, hereby agree as follows:

     1. Noncompetition.

          (a) Mr. Tom Carpenter agrees, for a period commencing on the Effective Date and continuing for a period of (X) three years after the Effective Time in Henderson County, Texas, or Navarro County, Texas, and (Y) two years after the Effective Time in any county within the State of Texas in which FBC or Franklin or any of their affiliates or successors has a branch office at the Effective Time, that he will not, either individually or together with any other individual or organization:

               (i) transact any commercial banking or other banking related business with any customer, depositor or client of the Cedar Creek Companies or their affiliates or successors (including Franklin), other than on behalf of Franklin or any of its affiliates or successors;

               (ii) directly or indirectly induce any employee of the Cedar Creek Companies or their affiliates or successors (including Franklin) to terminate his or her employment with the Cedar Creek Companies or their affiliates or successors (including Franklin), or to hire any employee or former employee of Franklin or any of its affiliates or successors;

               (iii) cause, induce or encourage, directly or indirectly, any customer, depositor or client of the Cedar Creek Companies, their affiliates or successors (including Franklin) to terminate or adversely change any relationship with the Cedar Creek Companies, their affiliates or successors (including Franklin) or cause, induce or encourage any potential supplier, customer, depositor or client to not enter into any business relationship with the Cedar Creek Companies, their affiliates or successors (including Franklin); or

               (iv) directly or indirectly in any capacity, including but not by way of limitation, as an owner, employee, employer, operator, investor, independent contractor, agent, stockholder, partner (general or limited), joint venturer, member, manager, officer, director, consultant, franchisee, franchiser, adviser or co-worker, whether or not for compensation enter into, conduct, participate or engage in the business of banking or in any type of business which is being conducted by the Cedar Creek Companies or Franklin, including without limitation the operation of a bank, savings and loan association, savings bank, credit union or other financial institution, or a holding company for such an institution; provided, that it shall not be a violation of this provision for Mr. Carpenter to own up to a 4.9% ownership interest in any such institution or holding company as a passive investor.

          (d) Each of Messrs. Michael D. Cox and Frederick B. Hegi, Jr. agree, for a period commencing on the Effective Date and continuing for a period of two years after the Effective Time in Henderson County, Texas, or Navarro County, Texas, that he will not, either individually or together with any other individual or organization:

               (i) transact any commercial banking or other banking related business with any customer, depositor or client of the Cedar Creek Companies or their affiliates or successors (including Franklin), other than on behalf of Franklin or any of its affiliates or successors;

               (ii) directly or indirectly induce any employee of the Cedar Creek Companies or their affiliates or successors (including Franklin) to terminate his or her employment with the Cedar Creek Companies or their affiliates or successors (including Franklin), or to hire any employee or former employee of Franklin or any of its affiliates or successors;

               (iii) cause, induce or encourage, directly or indirectly, any customer, depositor or client of the Cedar Creek Companies, their affiliates or successors (including Franklin) to terminate or adversely change any relationship with the Cedar Creek Companies, their affiliates or successors (including Franklin) or cause, induce or encourage any potential supplier, customer, depositor or client to not enter into any business relationship with the Cedar Creek Companies, their affiliates or successors (including Franklin); or

               (iv) directly or indirectly in any capacity, including but not by way of limitation, as an owner, employee, employer, operator, investor, independent contractor, agent, stockholder, partner (general or limited), joint venturer, member, manager, officer, director, consultant, franchisee, franchiser, consultant, adviser or co-worker, whether or not for compensation enter into, conduct, participate or engage in the business of banking or in any type of business which is being conducted by the Cedar Creek Companies or Franklin, including without limitation the operation of a bank, savings and loan association, savings bank, credit union or other financial institution, or a holding company for such an institution; provided, that it shall not be a violation of this Section 1(b)(iv) for Messrs. Cox and Hegi to own up to a 4.9% ownership interest in any such institution or holding company as a passive investor.

               (v) This Agreement does not apply to any activity of Mr. Hegi as a member of the board of directors of Texas Capital Bank and the actions of Texas Capital Bank will not be attributed to Mr. Hegi, provided, however, that paragraph 1(b)(i), (ii), (iii) and (iv) will apply if (A) Mr. Hegi acts in an executive office capacity for Texas Capital Bank, or (B) Mr. Hegi is personally and directly involved in actions that would constitute a violation of such provisions.

          (c) Each of the Principal Shareholders agrees and acknowledges that (i) this Agreement is ancillary to the Merger Agreement, and the primary purpose of the Merger Agreement is not to obligate the Principal Shareholders to render personal services, (ii) the provisions hereof are reasonable and necessary for the protection of Franklin and FBC from and after the Effective Time, (iii) the breach of this Section 1 by him will result in irreparable harm to Franklin and FBC, (iv) no adequate remedy at law is available to Franklin or FBC for the breach by him of the provisions of this Section 1, and (v) Franklin and FBC shall be entitled to specific enforcement of this Section 1, and injunctive relief for any breach or threatened breach of this Section 1, without the necessity of proving actual monetary loss and without bond or other security being required.

          (d) Anything to the contrary herein or in the Merger Agreement notwithstanding, the representations, warranties, covenants, agreements, rights and obligations of the parties hereto with respect to this Section 1 shall survive the Closing in accordance with the terms of this Section 1.

     2. Tax Matters.

          (a) Tax Indemnification. Each of the Principal Shareholders shall be liable for, and shall severally indemnify and hold the Cedar Creek Companies, FBC, their direct and indirect subsidiaries and their successors and permitted assigns harmless from, their Proportionate Share of any and all federal income taxes, together with any costs, expenses, losses or damages, including reasonable expenses of investigation and attorneys’ and accountants’ fees and expenses, arising out of or incident to the determination, assessment or collection of such Taxes, (i) imposed on or incurred by either of the Cedar Creek Companies with respect to any tax period (or portion thereof) ending on or prior to the Closing Date, or (ii) resulting from any breach of any representation contained in Section 4.9(a) of the Merger Agreement. As used herein, “Proportionate Share” shall mean (x) with respect to Tom Carpenter, forty-six percent

(46%), (y) with respect to Michael D. Cox, nineteen percent (19%), and (z) with respect to Frederick B. Hegi, Jr., thirty-five percent (35%).

          (b) Tax Returns and Payment of Taxes.

               (i) Tax Periods Ending on or Before the Closing Date. The Principal Shareholders shall prepare or cause to be prepared, and timely file or cause to be timely filed, all Returns for the Cedar Creek Companies for all periods ending on or prior to the Closing Date which are filed after the Closing Date, including the final S corporation Return for Cedar Creek and any final Texas franchise Tax Returns of the Cedar Creek Companies following the Merger and the Bank Merger. The Principal Shareholders shall be responsible for the timely payment of federal income taxes due, if any, on the final federal S corporation Return for Cedar Creek. Such Returns shall be prepared or caused to be prepared by the Principal Shareholders in a manner consistent with practices followed in prior years with respect to similar Returns except for changes required by changes in law or fact. The Principal Shareholders shall provide copies to FBC at least 10 days following the date such Returns are filed. FBC or the Cedar Creek Companies will join in the execution of any such Return and other documentation if required to do so by applicable law.

               (ii) Tax Periods Beginning Before and Ending After the Closing Date. FBC or Franklin shall prepare or cause to be prepared, and timely file or cause to be timely filed, any Returns of the Cedar Creek Companies for Tax periods which begin before the Closing Date and end after the Closing Date (including without limitation property and ad valorem taxes for 2004). FBC or Franklin shall be responsible for the timely payment of Taxes due on such Returns and shall indemnify and hold harmless the Principal Shareholders with respect to such Taxes.

          (c) Cooperation on Tax Matters.

               (i) FBC, Franklin, the Cedar Creek Companies and the Principal Shareholders shall cooperate fully, as and to the extent reasonably requested by the other party, in connection with the filing of Returns pursuant to this Agreement and any audit, litigation or other proceeding with respect to Taxes (“Tax Proceeding”) although FBC shall control any such Tax Proceeding. Such cooperation shall include the retention and (upon the other party’s request) the provision of records and information which are reasonably relevant to any such Tax Proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. FBC shall provide (A) prompt notice to the Principal Shareholders regarding the initiation of any Tax Proceeding and (B) reasonable periodic notice to the Principal Shareholders as to the status of any Tax Proceeding; provided, however, that (A) and (B) shall apply only if such Tax Proceeding would be reasonably likely to have an adverse tax effect on the Principal Shareholders or would be reasonably likely to result in an indemnification obligation under Section 2(a). Without the prior written consent of the Principal Shareholders (which consent shall not be unreasonably withheld), neither FBC nor Franklin shall settle any Tax Proceeding if such settlement would be reasonably likely to have an adverse tax effect on the Principal Shareholders or would be reasonably likely to result in an indemnification obligation under Section 2(a). FBC and the Principal Shareholders agree (X) to retain all books and records with respect to Tax matters pertinent to the Cedar Creek Companies relating to any Tax period beginning before the Closing Date until the expiration of the applicable statute of limitations (and, to the extent notified by FBC or the Principal Shareholders, any extensions thereof) of the respective Tax periods, and to abide by all record retention agreements entered into with any taxing authority and (Y) to give the other parties reasonable written notice prior to transferring, destroying or discarding any such books and records.

               (ii) FBC, Franklin and the Principal Shareholders further agree, upon reasonable request by the other parties, to use all reasonable commercial efforts to obtain any certificate or other document from any governmental entity or any other person or entity as may be necessary to mitigate, reduce or eliminate any Tax that could be imposed (including, but not limited to, with respect to the transactions contemplated hereby).

          (d) Reorganization. Following the Closing, neither FBC nor Franklin shall take any action that would prevent the Merger from qualifying as a reorganization within the meaning of Section 368 of the Code. FBC and the Principal Shareholders shall each report the federal income tax consequences of the Merger in a manner consistent with reorganization treatment under Section 368 of the Code.

          (e) Survival. Anything to the contrary herein or in the Merger Agreement notwithstanding, the representations, warranties, covenants, agreements, rights and obligations of the parties hereto with respect to any Tax matter covered by this Section 2 and Section 4.9(a) of the Merger Agreement shall survive the Closing and shall not terminate until the Tax Statute of Limitations Date. “Tax Statute of Limitations Date” means the close of business on the 45th day after the expiration of the applicable statute of limitations with respect to Taxes, including any extensions thereof (or if such date is not a business day, the next business day).

          (f) Conflict. In the event of a conflict between the provisions of this Section 2 and the Merger Agreement, the provisions of this Section 2 shall control.

     3. Miscellaneous.

          (a) Entire Agreement. This Agreement, the Merger Agreement (including the Exhibits and Schedules thereto), the other Ancillary Agreements and all other agreements, documents or instruments referred to in the Merger Agreement or contemplated thereby constitute the entire agreement between the parties with respect to the subject matter hereof and supersede all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

          (b) Amendments, Waivers, Etc. This Agreement may not be amended, changed, supplemented, waived or otherwise modified or terminated, except upon the execution and delivery of a written agreement executed by the parties hereto.

          (c) Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly received if so given) by hand delivery, telegram, telex or telecopy, or by mail (registered or certified mail, postage prepaid, return receipt requested) or by any courier service, such as Federal Express, providing proof of delivery. All communications hereunder shall be delivered to the Principal

Shareholders at the addresses set forth opposite their names on the signature page hereto, and to FBC at the following address:

Franklin Bank Corp.
9800 Richmond Avenue, Suite 680
Houston, Texas 77042
Attention: Anthony J. Nocella

or to such other address as the party to whom notice is given may have previously furnished to the others in writing in the manner set forth above.

          (d) Severability. Whenever possible, each provision or portion of any provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, then such invalidity, illegality or unenforceability will not affect any other provision or portion of any provision in such jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

          (e) Specific Performance. The Principal Shareholders recognize and acknowledge that a breach by the Principal Shareholders of any covenants or agreements contained in this Agreement will cause FBC to sustain damages for which they would not have an adequate remedy at law for money damages, and therefore each of the parties hereto agrees that, in the event of any such breach, FBC shall be entitled to seek the remedy of specific performance of such covenants and agreements and injunctive and other equitable relief, without the necessity of posting bond or proving actual damages, in addition to any other remedy to which they may be entitled, at law or in equity.

          (f) Remedies Cumulative. All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise of any such right, power or remedy by any party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such party.

          (g) No Waiver. The failure of any party hereto to exercise any right, power or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity, or to insist upon compliance by any other party hereto with its obligations hereunder, and any custom or practice of the parties at variance with the terms hereof, shall not constitute a waiver by such party of its right to exercise any such or other right, power or remedy or to demand such compliance.

          (h) No Third Party Beneficiaries. This Agreement is not intended to be for the benefit of, and shall not be enforceable by, any person or entity who or which is not a party hereto.

          (i) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas, without giving effect to the principles of conflicts of law thereof.

          (j) Jurisdiction. Each party hereby irrevocably submits to the exclusive jurisdiction of any court of the State of Texas located in the City of Houston in any action, suit or proceeding arising in connection with this Agreement, and agrees that any such action, suit or proceeding shall be brought only in such court (and waives any objection based on forum non conveniens or any other objection to venue therein); provided, however, that such consent to jurisdiction is solely for the purpose referred to in this paragraph and shall not be deemed to be a general submission to the jurisdiction of said Court other than for such purposes. EACH PARTY HERETO HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY IN CONNECTION WITH ANY SUCH ACTION, SUIT OR PROCEEDING.

          (k) Descriptive Headings. The descriptive headings used herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

          (l) Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which, taken together, shall constitute one and the same Agreement. This Agreement shall not be effective as to any party hereto until such time as this Agreement or a counterpart thereof has been executed and delivered by each party hereto.

[Remainder of page intentionally left blank]

     IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first written above.

FRANKLIN BANK CORP.
By:

Name: Anthony J. Nocella
Title: President and Chief Executive Officer

PRINCIPAL SHAREHOLDERS:

Address for notice:

Tom Carpenter

Address for notice:

Michael D. Cox

Address for notice:

Frederick B. Hegi, Jr.

EXHIBIT F

[TO BE PRINTED ON BRACEWELL LETTERHEAD]

                                      , 2004

Cedar Creek Bancshares, Inc.
601 E. Cedar Creek Parkway
Seven Points, Texas 75143-8402

Ladies and Gentlemen:

We have acted as special counsel to (i) Franklin Bank Corp., a Delaware corporation (“FBC”), and FBC Acquisition LLC, a Texas limited liability company (“Merger Subsidiary” and together with FBC, the “Companies”), in connection with the merger (the “Merger”) of Cedar Creek Bancshares, Inc., a Texas corporation (“Cedar Creek”) with and into Merger Subsidiary, pursuant to the terms of an Agreement and Plan of Merger dated as of September 3, 2004, by and among FBC, Merger Subsidiary and Cedar Creek (the “Merger Agreement”), and (ii) Franklin Bank, S.S.B., a subsidiary of FBC (“Franklin”), in connection with the merger of Cedar Creek Bank, a subsidiary of Cedar Creek (the “Bank”), with and into Franklin pursuant to the Bank Merger Agreement. This opinion is delivered to you pursuant to Section 10.3 of the Merger Agreement. Each capitalized term used but not otherwise defined herein shall have the meaning assigned to such term in the Merger Agreement.

We have examined an executed counterpart of each of the Merger Agreement, the Bank Merger Agreement, the Voting Agreements, the Noncompetition and Indemnification Agreement and the Registration Rights Agreement. We also have examined, and relied as to matters of fact upon, certificates of officers of the Companies and Franklin and of public officials, the documents delivered to you today in connection with the transactions contemplated by the Merger Agreement and the Bank Merger Agreement and the representations and warranties of the parties in the Merger Agreement and the Bank Merger Agreement. We have made such investigations of law and examined such other documents and records as we have deemed necessary and relevant as a basis for the opinions hereinafter expressed. In the course of the foregoing investigations and examinations, we assumed (i) the genuineness of all signatures on, and the authenticity of, all documents and records submitted to us as originals and the conformity to original documents and records of all documents and records submitted to us as copies, (ii) the truthfulness of all statements of fact set forth therein, (iii) the due authorization, execution and delivery by the parties thereto (except for FBC, Merger Subsidiary and Franklin) of all documents and instruments examined by us and (iv) that, to the extent such documents and

Cedar Creek Bancshares, Inc.
                                      , 2004

instruments purport to constitute agreements of parties other than FBC, Merger Subsidiary and Franklin, they constitute valid, binding and enforceable obligations of such parties.

Based on the foregoing, and subject to the qualifications and limitations set forth herein, and having due regard for such legal considerations as we deem relevant, we are of the opinion that:

     1. FBC is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. Merger Subsidiary is a limited liability company duly formed, validly existing and in good standing under the laws of the State of Texas. Franklin is a Texas state savings bank duly incorporated, validly existing and in good standing under the laws of the State of Texas.

     2. FBC has the requisite corporate power and authority to execute and deliver the Merger Agreement, the Voting Agreements, the Noncompetition and Indemnification Agreement and the Registration Rights Agreement and each other document to be executed by FBC in connection therewith and to perform its obligations thereunder, all of which have been duly authorized by all requisite corporate action. Each of the Merger Agreement, the Voting Agreements, the Noncompetition and Indemnification Agreement and the Registration Rights Agreement and each other agreement to be executed by FBC in connection therewith has been duly executed and delivered by FBC and, assuming due authorization, execution and delivery by the other parties thereto, each of the Merger Agreement, the Voting Agreements, the Noncompetition and Indemnification Agreement and the Registration Rights Agreement constitutes a valid and binding agreement of FBC, enforceable against FBC in accordance with its terms.

     3. Merger Subsidiary has the requisite power and authority to execute and deliver the Merger Agreement and each other document to be executed by Merger Subsidiary in connection therewith and to perform its obligations thereunder, all of which have been duly authorized by all requisite action. The Merger Agreement has been duly executed and delivered by Merger Subsidiary and, assuming due authorization, execution and delivery by Cedar Creek, the Merger Agreement constitutes a valid and binding agreement of Merger Subsidiary, enforceable against Merger Subsidiary in accordance with its terms.

     4. Franklin has the requisite corporate power and authority to execute and deliver the Bank Merger Agreement and each other document to be executed by Franklin in connection therewith and to perform its obligations thereunder, all of which have been duly authorized by all requisite corporate action. The Bank Merger Agreement and each other agreement to be executed by Franklin in connection therewith has been duly executed and delivered by Franklin and, assuming due authorization, execution and delivery by the other parties thereto, the Bank Merger Agreement constitutes a valid and binding agreement of Franklin, enforceable against Franklin in accordance with its terms.

Cedar Creek Bancshares, Inc.
                                      , 2004

     5. The authorized capital stock of FBC is as set forth in Section 5.2 of the Merger Agreement, and all shares described therein as issued and outstanding have been duly authorized and validly issued, and, to our knowledge after due inquiry, are fully paid and nonassessable.

     6. The execution and delivery of the Merger Agreement does not, and the consummation of the transactions contemplated thereby, and the compliance with the provisions thereof, will not (A) (i) violate, conflict with, or result in the breach of any provision of, (ii) constitute a default (or an event that, with notice or lapse of time, or both, would constitute a default) under, (iii) result in the termination of or accelerate the performance required by or (iv) result in the creation of any lien, security interest, charge or encumbrance upon, any of the properties or assets of FBC under any of the terms, conditions or provisions of its certificate of incorporation or by-laws or, to our knowledge after due inquiry, any contract, indenture, mortgage, deed of trust, loan agreement, note, lease, license, franchise agreement, permit, certificate or other instrument or obligation that has been filed with the Securities and Exchange Commission as a “material contract” under Item 601(b)(10) of Regulation S-K and as to which FBC is a party or to which any of its properties or assets are subject or (assuming compliance with all applicable state securities or “Blue Sky” laws), any statute, judgment, decree, order, rule or regulation of any court or governmental agency or other body applicable to FBC or any of its properties or assets other than the regulatory approvals that are required to be obtained as specified in the Merger Agreement and the Bank Merger Agreement.

     7. The execution and delivery of the Bank Merger Agreement does not, and the consummation of the transactions contemplated thereby, and the compliance with the provisions thereof, will not (A) (i) violate, conflict with, or result in the breach of any provision of, (ii) constitute a default (or an event that, with notice or lapse of time, or both, would constitute a default) under, (iii) result in the termination of or accelerate the performance required by or (iv) result in the creation of any lien, security interest, charge or encumbrance upon, any of the properties or assets of Franklin under any of the terms, conditions or provisions of its articles of incorporation or by-laws or, to our knowledge after due inquiry, any contract, indenture, mortgage, deed of trust, loan agreement, note, lease, license, franchise agreement, permit, certificate or agreement as to which Franklin is a party or to which any of its properties are subject to or (assuming compliance with all applicable state securities or “Blue Sky” laws) any statute, judgment, decree, order, rule or regulation of any court or governmental agency or other body applicable to Franklin or any of its properties or assets other than the regulatory approvals that are required to be obtained as specified in the Merger Agreement and the Bank Merger Agreement.

     8. The shares of FBC’s common stock, par value $.01 per share, issued to the shareholders of Cedar Creek pursuant to the Merger Agreement are duly authorized, validly issued, fully paid and non-assessable, and have not been issued in violation of the preemptive rights of any person or, assuming the accuracy of the representations of the Shareholders contained in their Letters of Transmittal, in violation of federal or state securities laws.

Cedar Creek Bancshares, Inc.
                                      , 2004

     9. Each consent, approval, order or authorization of, or registration, declaration or filing with, any regulatory agency or other governmental authority that is required by either of the Companies to permit consummation of the transactions contemplated by the Merger Agreement has been made or obtained as required.

     10. Each consent, approval, order or authorization of, or registration, declaration or filing with, any regulatory agency or other governmental authority that is required by Franklin to permit consummation of the transactions contemplated by the Bank Merger Agreement has been made or obtained as required.

     11. To our knowledge after due inquiry, no suit, arbitration, investigation or proceeding of or before any court, governmental authority or instrumentality or arbitration panel is pending in which FBC or Franklin is a named party against whom affirmative claims for relief have been asserted or, to our knowledge after due inquiry, overtly threatened in writing against FBC or Franklin.

The opinion set forth above is predicated upon and qualified in its entirety by the following:

     (i) The foregoing opinion is based on and is limited to the laws of the State of Texas, the General Corporation Law of the State of Delaware and the relevant laws of the United States of America, and we render no opinion with respect to the laws of any other jurisdiction.

     (ii) Our opinion expressed above with respect to enforceability of the Merger Agreement, the Bank Merger Agreement, the Voting Agreements, the Noncompetition and Indemnification Agreement and the Registration Rights Agreement is subject to bankruptcy (including, without limitation, fraudulent conveyance and preference), insolvency, reorganization, moratorium and other similar laws and decisions affecting creditors’ rights generally, and general principles of equity, regardless of whether enforcement is sought in a proceeding in equity or law, including, without limitation, (a) the possible unavailability of specific performance, injunctive relief or any other equitable remedy and (b) concepts of materiality, reasonableness, good faith and fair dealing.

     (iii) In connection with our opinions expressed above, you are advised that enforcement of any indemnity or contribution provisions contained in the Merger Agreement, the Bank Merger Agreement, the Voting Agreements, the Noncompetition and Indemnification Agreement and the Registration Rights Agreement and the effect of any exculpatory provisions contained in the Merger Agreement, the Bank Merger Agreement, the Voting Agreements, the Noncompetition and Indemnification Agreement and the Registration Rights Agreement may be limited to the extent such provisions require indemnification, exculpation or contribution with respect to the negligence or misconduct of an indemnified party, or are otherwise found contrary to public policy (whether under federal or state securities laws or regulations or otherwise). We express no opinion with respect to the antifraud provisions of applicable securities laws.

Cedar Creek Bancshares, Inc.
                                      , 2004

     (iv) We express no opinion with respect to the enforceability of provisions of the Merger Agreement, the Bank Merger Agreement, the Voting Agreements, the Noncompetition and Indemnification Agreement and the Registration Rights Agreement to the extent any such provisions purport to require amendments thereto to be in writing if such agreement itself need not be in writing pursuant to applicable statutes of fraud and similar laws.

     (v) Whenever the foregoing opinion is based on circumstances “to our knowledge after due inquiry,” we have relied upon, and have assumed the accuracy of, certificates of officers (after the discussion of the contents thereof with such officers) of the Companies or Franklin, or certificates of others, as to the existence or nonexistence of the circumstances upon which the foregoing opinion is predicated.

     (vi) In rendering the opinions herein relating to the absence of any litigation, investigation or administrative proceeding, we express no opinion with respect to the possible effect of administrative and legislative actions, proceedings and investigations as to which FBC, Merger Subsidiary or Franklin is not a named party.

     This opinion is solely for your use and may not be used for any other purpose or quoted, circulated, published or furnished, in whole or in part, to any other person without our express prior written consent. It is not a guarantee or an opinion respecting matters of fact and should not be construed or relied on as such. The opinion expressed herein is as of the date hereof, and we undertake no responsibility to update this opinion after the date hereof. This opinion is strictly limited to the matters stated herein, and no other or more extensive opinion is intended or implied or to be inferred beyond the matters expressly stated herein.

Very truly yours,

EXHIBIT G

[TO BE PRINTED ON WINSTEAD LETTERHEAD]

                                      , 2004

Franklin Bank Corp.
9800 Richmond Avenue, Suite 680
Houston, Texas 77042

Gentlemen:

     We have acted as special counsel to (i) Cedar Creek Bancshares, Inc., a Texas corporation (“Cedar Creek”), in connection with the merger of Cedar Creek with and into FBC Acquisition, LLC, a Texas limited liability company (“Merger Subsidiary”) and a subsidiary of Franklin Bank Corp., a Delaware corporation (“FBC”) (the “Merger”), pursuant to the terms of an Agreement and Plan of Merger dated as of September 3, 2004, as amended and supplemented, by and among FBC, Merger Subsidiary and Cedar Creek (the “Merger Agreement”), and (ii) Cedar Creek Bank, a subsidiary of Cedar Creek (the “Bank”), in connection with the merger of the Bank with and into Franklin Bank, S.S.B. (“Franklin”). Incident to this representation, Cedar Creek has asked us to review certain ancillary agreements referred to in numbered paragraph 4 below that FBC will enter into with Messrs. Tom Carpenter, Michael D. Cox and Frederick B. Hegi, Jr. (the “Principal Shareholders”). We have been asked to deliver this opinion to you pursuant to Section 11.3 of the Merger Agreement. Each capitalized term used but not otherwise defined herein shall have the meaning assigned to such term in the Merger Agreement.

     We have examined an executed counterpart of each of the Merger Agreement, the Bank Merger Agreement, the Voting Agreements, and the Noncompetition and Indemnification Agreement. We also have examined, and relied as to matters of fact upon, certificates of officers of Cedar Creek and of public officials, the documents delivered to you today in connection with the transactions contemplated by the Merger Agreement and the representations and warranties of the parties in the Merger Agreement and the Ancillary Agreements. We have made such investigations of law and examined such other documents and records as we have deemed necessary and relevant as a basis for the opinion hereinafter expressed. In the course of the foregoing investigations and examinations, we assumed (i) the genuineness of all signatures on, and the authenticity of, all documents and records submitted to us as originals and the conformity to original documents and records of all documents and records submitted to us as copies, (ii) the

Franklin Bank Corp.
                                      , 2004

truthfulness of all statements of fact set forth therein, (iii) the due authorization, execution and delivery by the parties thereto of all documents and instruments examined by us (except to the extent set forth in numbered paragraph 2 below) and (iv) that, to the extent such documents and instruments purport to constitute agreements of parties other than Cedar Creek, the Bank and the Principal Shareholders, they constitute valid, binding and enforceable obligations of such parties. With respect to the agreements relating to the Principal Shareholders that are referred to in numbered paragraph 4 below, as you are aware, none of the Principal Shareholders is represented by this firm in connection with the Merger and related transactions. Accordingly, please be advised that we are not in a position to make any inquiry, and we have made no inquiry, into the personal circumstances of the Principal Shareholders that may affect their obligations under such agreement.

     Based upon and subject to the foregoing and in reliance thereon, and subject to the assumptions, exceptions and qualifications set forth herein, it is our opinion that:

     (1) Cedar Creek is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Texas. The Bank is a Texas state bank organized, validly existing and in good standing under the laws of the State of Texas.

     (2) Cedar Creek has the requisite corporate power and authority to own and lease its property and to transact the business in which it is now engaged and to execute and deliver the Merger Agreement and each other document to be executed by Cedar Creek in connection therewith and to perform its obligations thereunder, all of which have been duly authorized by all requisite corporate action. The Merger Agreement and each other agreement executed by Cedar Creek in connection therewith has been duly executed and delivered by Cedar Creek and, assuming due authorization, execution and delivery by FBC and Merger Subsidiary, the Merger Agreement constitutes a valid and binding agreement of Cedar Creek, enforceable against Cedar Creek in accordance with its terms.

     (3) The Bank has the requisite corporate power and authority to own and lease its property and to transact the business in which it is now engaged and to execute and deliver the Bank Merger Agreement and each other document to be executed by the Bank in connection therewith and to perform its obligations thereunder, all of which have been duly authorized by all requisite corporate action. Each of the Bank Merger Agreement and the other agreements executed by the Bank in connection with the transactions contemplated by the Merger Agreement has been duly executed and delivered by the Bank and, assuming due authorization, execution and delivery by the parties thereto other than the Bank, constitutes a valid and binding agreement of the Bank, enforceable against the Bank in accordance with its terms.

     (4) Each of the Voting Agreements and the Noncompetition and Indemnification Agreement have been duly executed and delivered by the Principal Shareholders and, assuming due authorization, execution and delivery thereof by the other parties thereto, constitutes a valid and binding obligation of each Principal Shareholder, enforceable against each Principal

Franklin Bank Corp.
                                      , 2004

Shareholder in accordance with its respective terms, except for provisions relating to non-competition, as to which we express no opinion.

     (5) The Merger Agreement has been approved by the requisite vote of the shareholders of Cedar Creek, and all actions required by the shareholders of Cedar Creek in order to authorize the Merger will have been duly and validly taken. Cedar Creek is not an “issuing public corporation” within the meaning of Article 13.02 of the Texas Business Corporation Act.

     (6) The Bank Merger Agreement has been approved by the requisite action of Cedar Creek, as sole shareholder of the Bank, and all actions required to be taken by Cedar Creek, as sole shareholder of the Bank, in order to authorize the Bank Merger have been duly and validly taken.

     (7) The authorized capital stock of Cedar Creek is as set forth in Section 4.2 of the Merger Agreement, and all shares described therein as issued and outstanding have been duly authorized and validly issued, and, to our knowledge after due inquiry, are fully paid and nonassessable. To the best of our knowledge, without any independent investigation, Cedar Creek has no subsidiary other than the Bank. To the best of our knowledge, based solely upon review of the corporate records made available to us by Cedar Creek, Cedar Creek does not have outstanding (i) any options or other rights to acquire any shares of its capital stock or any securities convertible into or exchangeable for such shares or (ii) any obligation or commitment to issue, sell or deliver any of the foregoing or any of its shares of capital stock.

     (8) Except as identified in the Merger Agreement and the Schedules thereto, the execution and delivery of the Merger Agreement do not, and the consummation of the transactions contemplated by and the compliance with the provisions of the Merger Agreement will not (i) violate, conflict with, or result in a breach of any provision of, (ii) constitute a default (or an event that, with notice or lapse of time, or both, would constitute a default) under, (iii) result in the termination of or accelerate the performance required by or (iv) result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of Cedar Creek under any of the terms, conditions or provisions of Cedar Creek’s articles of incorporation or by-laws or, to the best of our knowledge, any contract, indenture, mortgage, deed of trust, loan agreement, note, lease, license, franchise agreement, permit, certificate or agreement or instrument that is identified in Schedule 4.10 of the Merger Agreement and as to which Cedar Creek is a party or to which any of its properties or assets are subject or (assuming compliance with all applicable state securities or “Blue Sky” laws) any statute, judgment, decree, order, rule or regulation of any court or governmental agency or other body applicable to Cedar Creek or any of its properties or assets other than the regulatory approvals that are required to be obtained as specified in the Merger Agreement and the Bank Merger Agreement.

     (9) Except as noted in the Merger Agreement and the Schedules thereto, the execution and delivery of the Bank Merger Agreement do not, and the consummation of the transactions contemplated by and the compliance with the provisions of the Bank Merger

Franklin Bank Corp.
                                      , 2004

Agreement will not (i) violate, conflict with, or result in a breach of any provision of, (ii) constitute a default (or an event that, with notice or lapse of time, or both, would constitute a default) under, (iii) result in the termination of or accelerate the performance required by or (iv) result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of the Bank under any of the terms, conditions or provisions of its articles of association or by-laws or, to the best of our knowledge, without any independent investigation, any contract, indenture, mortgage, deed of trust, loan agreement, note, lease, license, franchise agreement, permit, certificate or agreement or instrument that is identified in Schedule 4.10 of the Merger Agreement and as to which the Bank is a party or to which any of its properties or assets are subject or (assuming compliance with all applicable state securities or “Blue Sky” laws) any statute, judgment, decree, order, rule or regulation of any court or governmental agency or other body applicable to the Bank or any of its properties or assets other than the regulatory approvals that are required to be obtained as specified in the Merger Agreement and the Bank Merger Agreement.

     (10) Each consent, approval, order or authorization of, or registration, declaration or filing with, any regulatory agency or other governmental authority that is required by Cedar Creek or the Bank to permit consummation of the transactions contemplated by the Merger Agreement and the Bank Merger Agreement has been made or obtained as required.

     (11) To the best of our knowledge, without any independent investigation, and except as disclosed on Schedule 4.8 to the Merger Agreement, no suit, arbitration, investigation or proceeding of or before any court, governmental authority or instrumentality or arbitration panel is pending in which Cedar Creek or the Bank is a named party against whom affirmative claims for relief have been asserted or, to our knowledge without any independent investigation, overtly threatened in writing against Cedar Creek or the Bank.

     The foregoing opinions are subject to the following qualifications:

     (i) Our opinions above are limited to the effect of the laws of the State of Texas and the relevant federal laws of the United States of America. We express no opinion with respect to the laws of any other jurisdiction.

     (ii) With respect to the enforceability of the Merger Agreement, the Bank Merger Agreement, the Voting Agreements, and the Noncompetition and Indemnification Agreement, we express no opinion as to the availability of specific performance or any other equitable remedy (regardless of whether such question is considered a proceeding in equity or at law), and such opinion is qualified by reference to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting generally the enforcement of creditors’ rights, including principles of commercial reasonableness, and good faith and fair dealing.

     (iii) Whenever a statement herein is qualified “to the best of our knowledge”, we have relied exclusively upon, and have assumed the accuracy of, certificates of officers (after the

Franklin Bank Corp.
                                      , 2004

discussion of the contents thereof with such officers) of Cedar Creek and the Bank, or the certificates of others, as to the existence or non-existence of the circumstances upon which such opinion is predicated. In rendering the opinions herein relating to any litigation, investigation or administrative proceeding, we express no opinion with respect to the possible effect of administrative and legislative actions, proceedings and investigations as to which neither Cedar Creek nor the Bank is a named party.

     (iv) This opinion is rendered solely for your information and assistance in connection with the closing of the Merger and the transactions contemplated by the Merger Agreement. It is not a guarantee or an opinion respecting matters of fact and should not be construed or relied on as such.

     This opinion is given exclusively for the benefit of FBC. This opinion is a confidential communication, and no part of this opinion may be quoted or furnished to any person or entity other than you or your attorneys without our prior written consent. No other use or distribution hereof may be made without our prior written consent.

Very truly yours,

EXHIBIT H

RELEASE

     This Release is by and among Cedar Creek Bancshares, Inc., a Texas corporation (“Cedar Creek”), Cedar Creek Bank, a Texas state bank (the “Bank”), and    (the “Releasing Party”), a director or executive officer of Cedar Creek and/or the Bank (together, the “Cedar Creek Companies”).

RECITALS

     WHEREAS, Franklin Bank Corp., a Delaware corporation (“FBC”), FBC Acquisition, LLC, a Texas limited liability company and a wholly owned subsidiary of FBC (“Merger Subsidiary”), and Cedar Creek are parties to that certain Agreement and Plan of Merger dated as of the 3rd day of September, 2004 (“Merger Agreement”), pursuant to which FBC has agreed to acquire Cedar Creek by means of the merger of Cedar Creek with and into Merger Subsidiary (the “Merger”); and

     WHEREAS, it is a condition to the obligation of FBC to consummate the transactions contemplated by the Merger Agreement that the Releasing Party confirm the absence of, and release, any claims by the Releasing Party against the Cedar Creek Companies arising from any liabilities and obligations for claims existing prior to the Effective Date (as defined in the Merger Agreement);

     NOW, THEREFORE, for and in consideration of the premises and other good and valuable consideration, including, without limitation, the consideration and other benefits to be received by the Releasing Party pursuant to the Merger Agreement and the separate release contemporaneously made and delivered by the Cedar Creek Companies of certain claims against the Releasing Party, the parties hereto agree as follows:

     1. Release. Effective on and as of the Effective Date (as defined in the Merger Agreement), the Releasing Party, for himself individually and his heirs, legal representatives, successors and assigns, does hereby forever RELEASE, REMISE, ACQUIT AND FOREVER DISCHARGE the Cedar Creek Companies and their respective successors, assigns, representatives and attorneys (each a “Released Party” and collectively the “Released Parties”) from any and all liabilities, obligations, claims, demands, suits, debts, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, premises, variances, trespasses, damages, judgments, executions, actions or causes of action of any nature, kind or character whatsoever (whether in law or in equity, tort, contract or statutory, known or unknown, suspected or unsuspected, fixed or contingent), which arise in respect of any and all agreements and obligations incurred on or prior to the closing of the transactions contemplated by the Merger Agreement, or which arise from or relate to any event, occurrence, act, omission, or condition occurring or existing on or prior to the closing of the transactions contemplated by the Merger Agreement, which the Releasing Party has or shall have as of the Effective Date (as defined in the Merger Agreement), regardless of whether such claim is asserted before or after the Effective Date (as defined in the Merger Agreement); provided, however, that the Cedar Creek Companies shall not be released from their obligations, if any, to the Releasing Party pursuant to (i) deposits of the Releasing Party held by the Cedar Creek Companies, (ii) the provisions of the articles of incorporation or bylaws of the Cedar Creek Companies regarding the indemnification of directors and officers, and (iii) any indemnification obligations under the Merger Agreement or the Ancillary Agreements.

     2. No Admission. Neither the execution or the delivery of this Release, nor the performance of the terms hereof, by any of the parties hereto shall be considered an admission by any of them of any present or past wrongdoing or liability, and any and all such alleged admissions or liabilities are hereby expressly denied by all of the parties hereto.

     3. Ownership of Claims. The Releasing Party warrants to the Released Parties that Releasing Party is the sole owner of, and has not sold, assigned or otherwise transferred (with or without consideration) to any person, any claims, liabilities, demands, obligations, rights, damages, costs, expenses or causes of action or interests resulting therefrom, being released hereby.

     4. Legal Representation. Releasing Party represents and warrants to, and acknowledges to and agrees with, the Released Parties that Releasing Party (i) has been represented by independent legal counsel of his own choice in connection with the negotiation, execution and delivery of this Release, (ii) either personally or through his independently retained attorneys has fully investigated to his satisfaction all facts surrounding any claims, controversies and disputes being released hereby and is fully satisfied with the terms of this Release, (iii) has not been offered any promise or inducement except as expressly stated in this Release and that this Release is executed and delivered without reliance on any statement of or representation by any other party or any other party’s agent or representatives, (iv) has full power and authority to enter into and perform this Release, (v) has had the opportunity to discuss the terms of this Release with, and receive answers with respect thereto from, independent legal counsel to the full extent desired, and (vi) fully understands the terms and provisions of this Release and the effect thereof on the legal rights and obligations of Releasing Party.

     5. Covenant Not to Sue. It is the intent of the parties that except as expressly reserved herein the mutual consideration received pursuant hereto satisfies and finally resolves all controversies, if any, that have arisen between or among them prior to the date hereof and each of the parties agrees that such controversies are hereby satisfied and resolved. It is expressly intended and agreed that none of the parties hereto shall assert against any other party any claim based on the matters encompassed by this Release.

     6. Controlling Law; Construction. All questions concerning the validity, operation and interpretation of this Agreement and the performance of the obligations imposed on the parties hereunder shall be governed by the laws of the State of Texas. This Release is executed and delivered in connection with and pursuant to the Merger Agreement, and shall be construed as a part of the transactions contemplated by the Merger Agreement.

     7. Counterparts. This Release may be executed in multiple counterparts, each of which shall be deemed to be an original, and all of such counterparts together shall constitute but one and the same instrument.

     8. Assignability. Except as provided below, no party may assign its rights or delegate its duties hereunder without the prior written consent of the other parties. Cedar Creek and the Bank may assign their respective rights hereunder without the consent of the Releasing Party to any purchaser of all or substantially all of the assets of Cedar Creek or the Bank. Any person may succeed to the rights of Cedar Creek or the Bank hereunder by operation of law in connection with any merger, consolidation or share exchange involving Cedar Creek or the Bank without the consent of the Releasing Party.

     9. Binding Effect. This Release shall be binding upon and inure to the benefit of the parties hereto and their heirs, successors, legal representatives and permitted assigns. No person or entity not a party to this Release shall have rights hereunder as a third party beneficiary or otherwise.

     10. Entire Agreement. This Release constitutes the full understanding of the parties and a complete and exclusive statement of the terms and conditions of their agreement relating to the subject matter hereof and supersedes any and all prior agreements, whether written or oral, that may exist between the parties with respect thereto. Except as otherwise specifically provided in this Release, no conditions, usage of trade, course of dealing or performance, understanding or agreement purporting to modify, vary, explain or supplement the terms or conditions of this Release shall be binding unless hereafter made in writing and signed by the parties hereto, and no modification shall be effected by the acknowledgment or acceptance of documents containing terms or conditions at variance with or in addition to those set forth in this Release.

     11. Modification and Severability. If a court of competent jurisdiction declares that any provision of this Release is illegal, invalid or unenforceable, then such provision shall be modified automatically to the extent necessary to make such provision fully enforceable. If such court does not modify any such provision as contemplated herein, but instead declares it to be wholly illegal, invalid or unenforceable, then such provision shall be severed from this Release, and such declaration shall in no way affect the legality, validity and enforceability of the other provisions of this Release to which such declaration does not relate. In this event, this Release shall be construed as if it did not contain the particular provision held to be illegal, invalid or unenforceable, the rights and obligations of the parties hereto shall be construed and enforced accordingly, and this Release otherwise shall remain in full force and effect.

     12. Headings. Headings of particular sections of this Release are for convenience only and are in no way to be construed as part of this Release or as a limitation of the scope of the particular sections to which they refer.

     13. Notices. Any notice provided for by this Release and any other notice, demand or communication that any party may wish to send to another party shall be in writing and either delivered in person or sent by registered or certified United States mail, first-class postage prepaid, return receipt requested in a properly sealed envelope, and addressed to the party for which such notice, demand or communication is intended at such party’s address as set forth below:

     If to the Releasing Party, at the following address:

     If to Cedar Creek or the Bank:

c/o Cedar Creek Bancshares, Inc.
601 E. Cedar Creek Parkway
Seven Points, Texas 75143-8402
Attention: President

     Any address or name specified above may be changed by a notice given by the addressee to the other parties in accordance with this Section 13.

     Any notice, demand or other communication shall be deemed given and effective as of the date of delivery in person or upon receipt as set forth on the return receipt. The inability to deliver because of changed address of which no notice was given, or the rejection or other refusal to accept any notice, demand or other communication, shall be deemed to be receipt of the notice, demand or other communication as of the date of such inability to deliver or the rejection or refusal to accept.

     14. Amendments and Waivers. No termination, cancellation, modification, amendment, deletion, addition or other change in this Release or any provision hereof shall be effective for any purpose unless specifically set forth in a writing signed by the parties hereto. No waiver of any breach or default or of any right or remedy herein provided or otherwise available shall be effective for any purpose unless specifically set forth in a writing signed by the party to be bound thereby. The waiver of any right or remedy in respect of any occurrence or event on one occasion shall not be deemed a waiver of such right or remedy in respect of such occurrence or event on any other occasion.

     15. Termination of Merger Agreement. This Release is executed and delivered contemporaneously with the execution and delivery of the Merger Agreement, but shall become effective on and as of the Effective Date (as defined in the Merger Agreement) of the Merger. If the Effective Date (as defined in the Merger Agreement) of the Merger shall not occur, this Release shall not become effective but shall be void and of no force or effect.

[Remainder of page intentionally left blank]

     IN WITNESS WHEREOF, the parties hereto have executed this Release the ___ day of _____________, 2004.

RELEASING PARTY:

Print Name:

CEDAR CREEK BANCSHARES, INC.

By:

Name: Tom Carpenter
Title: President

CEDAR CREEK BANK

By:

Name: Tom Carpenter
Title: President

EXHIBIT I

RELEASE

     This Release is by and among Cedar Creek Bancshares, Inc., a Texas corporation (“Cedar Creek”), Cedar Creek Bank, a Texas state bank (the “Bank”), and        (the “Released Party”), a director or executive officer of Cedar Creek and/or the Bank (together, the “Cedar Creek Companies”).

W I T N E S E T H:

     WHEREAS, Franklin Bank Corp., a Delaware corporation (“FBC”), FBC Acquisition, LLC, a Texas limited liability company and a wholly owned subsidiary of FBC (“Merger Subsidiary”), and Cedar Creek are parties to that certain Agreement and Plan of Merger dated as of the 3rd day of September, 2004 (“Merger Agreement”), pursuant to which FBC has agreed to acquire Cedar Creek by means of the merger of Cedar Creek with and into Merger Subsidiary (the “Merger”); and

     WHEREAS, it is a condition to the consummation of the transactions contemplated by the Merger Agreement that the Cedar Creek Companies confirm the absence of, and release, any claims by the Cedar Creek Companies against the Released Party arising from any liabilities and obligations for claims existing on or prior to the Effective Date (as defined in the Merger Agreement);

     NOW, THEREFORE, for and in consideration of the premises and other good and valuable consideration, including, without limitation, the consideration and other benefits to be received by the Released Party pursuant to the Merger Agreement and the separate release contemporaneously made and delivered by the Released Party to the Cedar Creek Companies, the parties hereto agree as follows:

     1. Release. Effective on and as of the Effective Date (as defined in the Merger Agreement), the Cedar Creek Companies, for themselves and their successors and assigns and specifically including FBC, do hereby forever RELEASE, REMISE, ACQUIT AND FOREVER DISCHARGE Released Party and his heirs, legal representatives, successors, assigns, and attorneys from any and all liabilities, obligations, claims, demands, suits, debts, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, premises, variances, trespasses, damages, judgments, executions, actions or causes of action of any nature, kind or character whatsoever (whether in law or in equity, tort, contract or statutory, known or unknown, suspected or unsuspected, fixed or contingent), which arise in respect of any and all agreements and obligations incurred on or prior to the closing of the transactions contemplated by the Merger Agreement, or which arise from or relate to any event, occurrence, act, omission, or condition occurring or existing on or prior to the closing of the transactions contemplated by the Merger Agreement, which the Cedar Creek Companies have as of the Effective Date (as defined in the Merger Agreement), regardless of whether such claim is asserted before or after the Effective Date (as defined in the Merger Agreement); provided, however, that the Released Party shall not be released from his obligations, if any, to the Cedar Creek Companies in connection with any indebtedness or written contractual obligation or liability (including deposits) of the undersigned existing on the date hereof or entered into after the date hereof.

     2. No Admission. Neither the execution or the delivery of this Release, nor the performance of the terms thereof, by any of the parties hereto shall be considered an admission by any of them of any present or past wrongdoing or liability, and any and all such alleged admissions or liabilities are hereby expressly denied by all of the parties hereto.

     3. Ownership of Claims. The Cedar Creek Companies warrant to the Released Party that the Cedar Creek Companies are the sole owners of, and have not sold, assigned or otherwise transferred (with or without consideration) to any person, any claims, liabilities, demands, obligations, rights, damages, costs, expenses or causes of action or interests resulting therefrom, being released hereby.

     4. Legal Representation. The Cedar Creek Companies represent and warrant to, and acknowledge to and agree with, the Released Party that the Cedar Creek Companies (i) have been represented by independent legal counsel of their own choice in connection with the negotiation, execution and delivery of this Release, (ii) either personally or through their independently retained attorneys has fully investigated to their satisfaction all facts surrounding any claims, controversies and disputes being released hereby and are fully satisfied with the terms of this Release, (iii) have not been offered any promise or inducement except as expressly stated in this Release and that this Release is executed and delivered without reliance on any statement of or representation by any other party or any other party’s agent or representatives, (iv) have full power and authority to enter into and perform this Release, (v) have had the opportunity to discuss the terms of this Release with, and receive answers with respect thereto from, independent legal counsel to the full extent desired, and (vi) fully understand the terms and provisions of this Release and the effect thereof on the legal rights and obligations of the Cedar Creek Companies.

     5. Covenant Not to Sue. It is the intent of the parties that except as expressly reserved herein the mutual consideration received pursuant hereto satisfies and finally resolves all controversies, if any, that have arisen between or among them prior to the date hereof and each of the parties agrees that such controversies are hereby satisfied and resolved. It is expressly intended and agreed that none of the parties hereto shall assert against any other party any claim based on the matters encompassed by this Release.

     6. Controlling Law; Construction. All questions concerning the validity, operation and interpretation of this Agreement and the performance of the obligations imposed on the parties hereunder shall be governed by the laws of the State of Texas. This Release is executed and delivered in connection with and pursuant to the Merger Agreement, and shall be construed as a part of the transactions contemplated by the Merger Agreement.

     7. Counterparts. This Release may be executed in multiple counterparts, each of which shall be deemed to be an original, and all of such counterparts together shall constitute but one and the same instrument.

     8. Assignability. Except as provided below, no party may assign its rights or delegate its duties hereunder without the prior written consent of the other parties. Cedar Creek and the Bank may assign their respective rights hereunder without the consent of the Released Party to any purchaser of all or substantially all of the assets of Cedar Creek or the Bank, respectively. Any person may succeed to the rights of Cedar Creek or the Bank hereunder by operation of law in connection with any merger, consolidation or share exchange involving Cedar Creek or the Bank, respectively, without the consent of Released Party.

     9. Binding Effect. This Release shall be binding upon and inure to the benefit of the parties hereto and their heirs, successors, legal representatives and permitted assigns. No person or entity not a party to this Release shall have rights hereunder as a third party beneficiary or otherwise.

     10. Entire Agreement. This Release constitutes the full understanding of the parties and a complete and exclusive statement of the terms and conditions of their agreement relating to the subject matter hereof and supersedes any and all prior agreements, whether written or oral, that may exist between the parties with respect thereto. Except as otherwise specifically provided in this Release, no conditions, usage of trade, course of dealing or performance, understanding or agreement purporting to modify, vary, explain or supplement the terms or conditions of this Release shall be binding unless hereafter made in writing and signed by the parties hereto, and no modification shall be effected by the acknowledgment or acceptance of documents containing terms or conditions at variance with or in addition to those set forth in this Release.

     11. Modification and Severability. If a court of competent jurisdiction declares that any provision of this Release is illegal, invalid or unenforceable, then such provision shall be modified automatically to the extent necessary to make such provision fully enforceable. If such court does not modify any such provision as contemplated herein, but instead declares it to be wholly illegal, invalid or unenforceable, then such provision shall be severed from this Release, and such declaration shall in no way affect the legality, validity and enforceability of the other provisions of this Release to which such declaration does not relate. In this event, this Release shall be construed as if it did not contain the particular provision held to be illegal, invalid or unenforceable, the rights and obligations of the parties hereto shall be construed and enforced accordingly, and this Release otherwise shall remain in full force and effect.

     12. Headings. Headings as to the contents of particular sections of this Release are for convenience only and are in no way to be construed as part of this Release or as a limitation of the scope of the particular sections to which they refer.

     13. Notices. Any notice provided for by this Release and any other notice, demand or communication that any party may wish to send to another party shall be in writing and either delivered in person or sent by registered or certified United States mail, first-class postage prepaid, return receipt requested in a properly sealed envelope, and addressed to the party for which such notice, demand or communication is intended at such party’s address as set forth below:

     If to the Released Party, at the following address:

     If to Cedar Creek or the Bank:

c/o Cedar Creek Bancshares, Inc.
601 E. Cedar Creek parkway
Seven Points, Texas 75143-8402
Attention: President

     Any address or name specified above may be changed by a notice given by the addressee to the other parties in accordance with this Section 13.

     Any notice, demand or other communication shall be deemed given and effective as of the date of delivery in person or upon receipt as set forth on the return receipt. The inability to deliver because of changed address of which no notice was given, or the rejection or other refusal to accept any notice, demand or other communication, shall be deemed to be receipt of the notice, demand or other communication as of the date of such inability to deliver or the rejection or refusal to accept.

     14. Amendments and Waivers. No termination, cancellation, modification, amendment, deletion, addition or other change in this Release or any provision hereof shall be effective for any purpose unless specifically set forth in a writing signed by the parties hereto. No waiver of any breach or default or of any right or remedy herein provided or otherwise available shall be effective for any purpose unless specifically set forth in a writing signed by the party to be bound thereby. The waiver of any right or remedy in respect of any occurrence or event on one occasion shall not be deemed a waiver of such right or remedy in respect of such occurrence or event on any other occasion.

     15. Termination of Merger Agreement. This Release is executed and delivered contemporaneously with the execution and delivery of the Merger Agreement, but shall become effective on and as of the Effective Date (as defined in the Merger Agreement) of the Merger. If the Effective Date (as defined in the Merger Agreement) of the Merger shall not occur, this Release shall not become effective but shall be void and of no force or effect.

[Remainder of page intentionally left blank]

     IN WITNESS WHEREOF, the parties hereto have executed this Release as of this    day of    , 2004.

RELEASED PARTY

Print Name:

CEDAR CREEK BANCSHARES, INC.

By:

Name: Tom Carpenter
Title: President

CEDAR CREEK BANK
By:

Name: Tom Carpenter
Title: President

EXHIBIT J

RETENTION AGREEMENT

     This Retention Agreement (the “Agreement”) is made and entered into as of the          day of September, 2004, by and between Cedar Creek Bank, a Texas state bank (the “Employer”) and a wholly owned subsidiary of Cedar Creek Bancshares, Inc., a Texas corporation (“Cedar Creek”), and         , a resident of the State of Texas (the “Employee”).

RECITALS

     WHEREAS, Cedar Creek is a party to that certain Agreement and Plan of Merger (the “Merger Agreement”) dated as of September 3, 2004 with Franklin Bank Corp., a Delaware corporation (“FBC”), and FBC Acquisition, LLC, a Texas limited liability company (“Merger Subsidiary”), pursuant to which Cedar Creek will be merged with and into Merger Subsidiary on the Effective Date (as hereinafter defined); and

     WHEREAS, pursuant to the Merger Agreement, Employer and Franklin Bank, S.S.B., a Texas state savings bank (“Franklin Bank”), have entered into an Agreement and Plan of Merger dated September 3, 2004 pursuant to which Employer will be merged with and into Franklin Bank on the Effective Date (the “Bank Merger”); the term “Employer,” as used in this Agreement with respect to time periods after the Bank Merger, shall mean Franklin Bank, as successor to Cedar Creek Bank in the Bank Merger; and

     WHEREAS, Employer desires to provide certain assurances to Employee in order to retain the services of Employee after completion of the Bank Merger; and

     WHEREAS, it is a condition to the consummation of the Merger Agreement that Employer and Employee enter into this Agreement;

     NOW, THEREFORE, for and in consideration of the premises, the execution and delivery of the Merger Agreement and other good and valuable consideration, the receipt and sufficiency of which the parties hereto now acknowledge, the parties hereto, intending to be legally bound, agree as follows:

     1. Employee’s Right to Severance Payments.

            1.1. Termination by Employer Without Cause. Effective on and as of the Effective Date, upon the termination of Employee’s employment by Employer for any reason other than for Cause (as defined below), Employee shall be entitled to receive a severance payment from Employer in an amount determined in accordance with this Agreement (the “Severance Payment”).

          (a) If Employee’s termination for any reason other than Cause (as defined below) occurs during the one year period commencing on the Effective Date, the Severance Payment shall be equal to twelve times the greater of (i) Employee’s then-current monthly base salary (defined as the monthly wages paid to Employee before withholdings and deductions) or (ii) Employee’s monthly base salary as of the Effective Date. In this circumstance, Employer shall pay the Severance Payment to Employee in equal installments in accordance with its then existing payroll policy over a twelve month period beginning on the next regular payroll date that is at least fifteen days after the date of any such termination.

          (b) If Employee’s termination for any reason other than Cause (as defined below) occurs at any time after the expiration of the one year period commencing on the Effective Date, the Severance Payment shall be equal to the greater of (i) three times Employee’s then current monthly base salary (defined as the monthly wages paid to Employee before withholdings and deductions) payable in a lump sum on the last day of the first full month following the date of any such termination, or (ii) the severance available to Employee under a severance policy of Employer applicable to its employees then in effect, if any, payable in accordance with such policy.

            1.2. Termination for Cause and Other Events. Notwithstanding any other provision of this Agreement, if Employer should terminate Employee’s employment for Cause, or if Employee shall die, voluntarily resign or for any reason other than described in Section 1.1 shall cease to be employed by Employer, Employee shall not be entitled to any Severance Payment.

            1.3. Violation of Covenant Not To Compete. Notwithstanding any other provision of this Agreement, in the event that Employee violates the covenant not to compete set forth in Section 4.1 of this Agreement, Employee shall not be entitled to any Severance Payment.

     2. Employee’s Additional Rights Upon Termination or Resignation. All of Employee’s rights to any other compensation or benefits shall be cancelled and terminated in all respects concurrently with the termination of Employee’s employment by either Employer or Employee; provided, that the termination of Employee’s employment by either Employee or Employer shall not terminate Employee’s rights, if any, with respect to (i) accrued retirement benefits to which Employee may be entitled under any other agreement with, or plan sponsored by, Employer, (ii) stock options granted by Employer to Employee which are vested and exercisable at the time of the termination of Employee’s employment, or (iii) accrued and unused vacation for which Employee is entitled to payment under Employer’s policy at the time of the termination of Employee’s employment, except, in the case of each of items (i)-(iii) above, to the extent that the terms of such retirement plans or agreements, stock option agreements or vacation policy shall provide that Employee’s rights thereunder shall terminate upon Employee’s termination of employment. Notwithstanding the foregoing, after any termination of Employee’s employment, Employee may elect to continue to participate, at Employee’s own expense, in such health insurance and other benefits as to which the opportunity for continuing participation is mandated by applicable laws.

     3. Definition of Cause. When used in connection with the termination of Employee’s employment, “Cause” shall mean: (i) Employee’s material breach of any of his obligations under this Agreement after Employee has been given written notice specifying such breach and thirty days after such notice to cure such breach, if curable; (ii) Employee’s willful and continued failure to adhere to any material written policy of Employer after Employee has been given written notice specifying the failure and thirty days after such notice to comply with such policy or cure his failure to comply; (iii) Employee’s conviction of, or the entering of a guilty plea or plea of no contest with respect to (A) a felony or the equivalent thereof, or (B) any other crime which results in the imprisonment of Employee; (iv) the commission (or attempted commission) by Employee of an act of fraud upon Employer or any of its affiliates; (v) the misappropriation (or attempted misappropriation) by Employee of any funds or property of Employer or any of its affiliates; (vi) the engagement by Employee, without the written approval of the Board of Directors of Employer, in any activity which competes with the business of Employer or any of its affiliates or which would result in a material injury to Employer or any of its affiliates; (vii) the engagement by Employee in any activity which would constitute a material violation of the provisions of Employer’s written business ethics, conflicts of interest or corporate governance policy, if any, then in effect; (viii) the occurrence, with respect to Employee, of a “Disqualification Event,” as that term is defined in the Merger Agreement; or (ix) the commission by Employee of an act involving moral turpitude which (A) brings Employer into public disrepute or disgrace, or (B) causes material injury to the customer relations, operations or the business prospects of Employer.

     4. Covenant Not To Compete.

            4.1. Noncompetition. Employee agrees that if Employee’s employment with Employer is terminated (for any reason whatsoever, including, without limitation, Employee’s resignation) during the one year period commencing on the Effective Date, Employee for a period of one year from and after such termination shall not, either individually or together with any other individual or organization, in Henderson County, Texas:

          (a) transact any commercial banking or other banking related business with any customer, depositor or client of Employer or its affiliates or successors, other than on behalf of Employer or any of its affiliates or successors;

          (b) directly or indirectly induce any employee of Employer or its affiliates or successors to terminate his or her employment with Employer or its affiliates or successors or hire any employee or former employee of Employer or any of its affiliates or successors;

          (c) cause, induce or encourage, directly or indirectly, any customer, depositor or client of Employer, its affiliates or successors to terminate or adversely change any relationship with Employer, its affiliates or successors or cause, induce or encourage any potential supplier, customer, depositor or client to not enter into any business relationship with Employer, its affiliates or successors; or

          (d) directly or indirectly in any capacity, including but not by way of limitation, as an owner, employee, employer, operator, investor, independent contractor, agent, stockholder, partner (general or limited), joint venturer, member, manager, officer, director, consultant, franchisee, franchiser, consultant, adviser or co-worker, whether or not for compensation enter into, conduct, participate or engage in the business of banking or in any type of business which is being conducted by Employer or its affiliates or successors on the date of such termination, including without limitation the operation of a bank, savings and loan association, savings bank, credit union or other financial institution, or a holding company for such an institution; provided, however, that nothing in this Section 4.1 shall prevent Employee from owning as a passive investor less than five percent of the outstanding stock or other equity interests of any publicly-held entity engaged in the financial services industry.

          4.2. Restrictions Reasonable. Employee agrees that the limitations set forth in Section 4.1 on his rights to compete with Employer and its affiliates and successors are reasonable and necessary for the protection of Employer and its affiliates and successors. In this regard, Employee specifically agrees that, in view of the specific and limited nature of the current and proposed business of Employer, the limitations as to period of time and geographic area, as well as all other restrictions on his activities specified in Section 4.1, are reasonable and necessary for the protection of Employer and its affiliates and successors. Employee agrees that, in the event that the provisions of Section 4.1 should ever be deemed to exceed the scope of business, time or geographic limitations permitted by applicable law, such provisions shall be and are hereby reformed to the maximum scope of business, time or geographic limitations permitted by applicable law.

          4.3. Injunctive Relief. Employee agrees that the remedy at law for any breach by him of Section 4.1 will be inadequate and that Employer, its affiliates and successors shall also be entitled to injunctive relief without the necessity of posting any bond.

     5. Successors and Assigns.

          5.1. Assignment. Employee may not assign his rights or delegate his duties hereunder without the prior written consent of Employer. Employer may assign its rights hereunder without the consent of Employee. Any person may succeed to the rights of Employer hereunder by operation of law in connection with any merger, consolidation or share exchange involving Employer, and Franklin Bank shall succeed to the rights of Employer hereunder pursuant to the Bank Merger, without the consent of Employee.

          5.2. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their heirs, successors, legal representatives and permitted assigns. Except as set forth in Section 5.1 or this Section 5.2 no person or entity not a party to this Agreement shall have rights hereunder as a third party beneficiary or otherwise.

     6. Choice of Law. This Agreement has been negotiated and executed, and is to be substantially performed, in the State of Texas. Any rights or obligations of the parties shall be governed by and construed under the laws of the State of Texas, other than its provisions regarding conflicts of laws.

     7. Notices. Any notice provided for by this Agreement and any other notice, demand or communication that any party may wish to send to the other shall be in writing and either delivered in person or sent by registered or certified United States mail, first-class postage prepaid, return receipt requested in a properly sealed envelope, and addressed to the party for which such notice, demand or communication is intended at such party’s address as set forth below:

If to Employee, at the following address:

with a copy to:

If to Employer prior to the Effective Date:

Cedar Creek Bank
c/o Cedar Creek Bancshares, Inc.
601 E. Cedar Creek Parkway
Seven Points, Texas 75143-8402
Attention: President

with a copy to:

Winstead Sechrest & Minick P.C.
5400 Renaissance Tower
1201 Elm Street
Dallas, Texas 75270
Attention: Christopher J. Volkmer

If to Employer after the Effective Date:

Franklin Bank, S.S.B.
3724 Jefferson Street, Suite 114
Austin, Texas 78731
Attention: President

with a copy to:

John R. Brantley
Bracewell & Patterson, L.L.P.
711 Louisiana, Suite 2900
Houston, Texas 77002

     Any address or name specified above may be changed by a notice given by the addressee to the other party in accordance with this Section 7.

     8. Waiver and Survival of Rights. No act, failure, omission, or delay, in whole or in part, by any party hereto in exercising any right, power, or privilege under this Agreement shall be a waiver of any such right, power, or privilege. The rights and remedies in this Agreement are cumulative and not exclusive of any rights or remedies provided at law or equity.

     9. Entire Agreement and Amendments. This Agreement represents the entire understanding between the parties relating to Employee’s rights to any severance payment and supersedes all prior agreements and negotiations between the parties. This Agreement cannot be changed or amended except by a written agreement, which makes specific reference to this Agreement and is signed by the parties.

     10. Not a Salary Continuation Agreement. This Agreement does not constitute an agreement by Employer to employ Employee for any period of time. Employee is and shall at all times during the term of this Agreement be an “at will” employee of Employer.

     11. Severability. If a court of competent jurisdiction declares that any provision of this Agreement is illegal, invalid or unenforceable, then such provision shall be modified automatically to the extent necessary to make such provision fully enforceable. If such court does not modify any such provision as contemplated herein, but instead declares it to be wholly illegal, invalid or unenforceable, then such provision shall be severed from this Agreement, and such declaration shall in no way affect the legality, validity and enforceability of the other provisions of this Agreement to which such declaration does not relate. In this event, this Agreement shall be construed as if it did not contain the particular provision held to be illegal, invalid or unenforceable, the rights and obligations of the parties hereto shall be construed and enforced accordingly, and this Agreement otherwise shall remain in full force and effect.

     12. Counterparts. This Agreement may be signed in multiple counterparts, each of which shall have the same effect as originals but all such counterparts collectively shall constitute the same instrument.

     13. Headings. The headings to Paragraphs of this Agreement are for information purposes only and shall not constitute a part of this Agreement.

     14. Terminology. All personal pronouns used in this Agreement, whether in the masculine, feminine, or neuter genders, shall include all other genders, and the singular shall include the plural and vice versa.

     15. Representation by Counsel; Interpretation. Each party to this Agreement acknowledges that it has been represented by counsel in the negotiation, preparation, and execution of this Agreement and the transactions contemplated by this Agreement. Accordingly, any rule of law, including, but not limited to, the doctrine of contra proferentum, or any legal decision which would require interpretation of any claimed ambiguities in this Agreement against the drafting party has no application and is expressly waived. The provisions of this Agreement shall be interpreted in a reasonable manner to effect the intent of the parties.

     16. Further Assurances. The parties to this Agreement shall perform such acts and/or execute, acknowledge, and deliver to each other any instruments that may be reasonably required to implement the purposes of this Agreement.

     17. No Set-off or Demands. No payments owed or other obligations owing to Employee under this Agreement shall be reduced by any amounts claimed or other demands against Employee except for (a) bona fide loans and advances from Employer to Employee documented in writing, and (b) payments made by Employer to third parties on Employee’s behalf at his direction or with his approval and documented in writing. Nothing in this Agreement shall be deemed a waiver of any claim Employer or Employee may have against the other or otherwise prejudice the right of Employer or Employee to seek recovery of such claim.

     18. Termination of Merger Agreement. This Agreement is executed and delivered contemporaneously with the execution and delivery of the Merger Agreement, but shall become effective on and as of the Effective Date (as defined in the Merger Agreement) of the Merger. If the Effective Date shall not occur and the Merger Agreement shall be terminated, this Agreement shall not become effective but shall be void and of no force or effect.

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     IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day and year first written above.

CEDAR CREEK BANK

By:

Name: Tom Carpenter
Title: President

EMPLOYEE

Print Name:

EXHIBIT K

REGISTRATION RIGHTS AGREEMENT

     This Registration Rights Agreement (“Agreement”) is made and entered into as of September     , 2004, by and among Franklin Bank Corp., a Delaware corporation (the “Company”) having its principal place of business in Houston, Texas, and the shareholders of Cedar Creek Bancshares, Inc., a Texas corporation (“Cedar Creek”), listed on Annex I to this Agreement (the “Shareholders”).

R E C I T A L S

     WHEREAS, concurrently herewith the Company, FBC Acquisition LLC, a Texas limited liability company and a wholly owned subsidiary of the Company (“Merger Subsidiary”), Cedar Creek is entering into an Agreement and Plan of Merger (as such agreement may hereafter be amended and supplemented from time to time, the “Merger Agreement”), pursuant to which, among other things, Cedar Creek will be merged with and into Merger Subsidiary, with Merger Subsidiary continuing as the surviving company and a wholly owned subsidiary of the Company (the “Merger”); and

     WHEREAS, as an inducement and a condition to entering into the Merger Agreement, Cedar Creek and the Shareholders have required that the Company agree, and the Company has agreed, to enter into this Agreement;

     NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements contained herein and the benefits to be received by the parties under the terms of the Merger Agreement, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I

DEFINITIONS

     Section 1.01 Definitions. Capitalized terms used and not otherwise defined herein, which are defined in the Merger Agreement, are used herein as so defined. The following terms have the meanings set forth below:

     “Agreement” has the meaning set forth in the preamble to this Agreement.

     “Cedar Creek” has the meaning set forth in the preamble to this Agreement.

     “Commission” means the U.S. Securities and Exchange Commission.

     “Common Stock” means shares of the common stock, $.01 par value per share, of the Company.

     “Company” has the meaning set forth in the preamble to this Agreement.

     “Exchange Act” means the Securities Exchange Act of 1934, as amended.

     “Holder” means the record holder of any Registrable Security.

     “Inspectors” has the meaning set forth in Section 2.02(f) of this Agreement.

     “Losses” has the meaning set forth in Section 2.04(a) of this Agreement.

     “Merger Agreement” has the meaning set forth in the preamble to this Agreement.

     “Plan of Distribution” means the Shareholders’ plan of distribution for the Registrable Securities, as set forth on Annex II to this Agreement.

     “Prospectus” has the meaning set forth in Section 2.04(a) of this Agreement.

     “Registrable Securities” means all of the shares of Common Stock issued by the Company to the Shareholders pursuant to the Merger Agreement until such time as such securities cease to be Registrable Securities in accordance with Section 1.03 hereof.

     “Registration Expenses” means all expenses incurred by the Company in complying with Section 2.01, including without limitation all registration and filing fees, blue sky fees and expenses, printing and duplicating expenses, listing fees, fees and disbursements of counsel and independent public accountants for the Company, fees of the National Association of Securities Dealers, Inc., transfer taxes, fees of transfer agents and registrars and costs of insurance, but excluding any Selling Expenses and the fees and expenses of separate legal counsel for the Shareholders.

     “Registration Request Period” has the meaning set forth in Section 2.01(a) hereof.

     “Securities Act” means the Securities Act of 1933, as amended.

     “Selling Expenses” means all underwriting fees, discounts and selling commissions allocable to the sale of the Registrable Securities.

     “Selling Holder” means a Holder who sells Registrable Securities pursuant to the Shelf Registration Statement.

     “Shareholder” has the meaning set forth in the preamble to this Agreement.

     “Shelf Registration Statement” means a registration statement on the appropriate form under the Securities Act that registers the resale from time to time by the Selling Holders of Registrable Securities in accordance with Rule 415 under the Securities Act.

     “Voting Securities” has the meaning set forth in Section 2.01(c) of this Agreement.

     Section 1.02 Stock Splits, Dividends, Recapitalizations, Etc. Any shares of capital stock or other securities resulting from any stock split, stock dividend, reclassification of the capital stock of the Company, merger, consolidation or reorganization of the Company which may be received by the Holder of Registrable Securities shall also be deemed to be Registrable Securities.

     Section 1.03 Registrable Securities. Any Registrable Security will cease to be a Registrable Security when (i) the Shelf Registration Statement covering such Registrable Security has been declared effective by the Commission and such Registrable Security has been sold or disposed of pursuant to the Shelf Registration Statement, (ii) such Registrable Security is sold or disposed of pursuant to Rule 144 (or any similar provision then in force) under the Securities Act, (iii) such Registrable Security is held by the Company or one of its subsidiaries, or (iv) a period of two years shall have elapsed after the Effective Date of the Merger.

ARTICLE II

REGISTRATION PROCEDURES

     Section 2.01 Registration Requirement. (a) As soon as practicable after the expiration of 60 days from the Effective Date of the Merger but prior to the expiration of 120 days from the Effective Date of the Merger, the Company shall file the Shelf Registration Statement; provided, that if the Board of Directors of the Company determines in its good faith judgment that it would be seriously detrimental to the Company and its stockholders for the Shelf Registration Statement to be filed at the date filing would be required hereunder and it is therefore essential to defer the filing of the Shelf Registration Statement, the Company may delay filing the Shelf Registration Statement for up to an additional 30 days; and provided further, that the Common Stock is registered under Section 12 of the Exchange Act or the Company is required to file reports with the Commission pursuant to Section 15(d) of the Exchange Act. The Company shall be obligated to register the Registrable Securities pursuant to this Section 2.01 on one occasion only.

          (b) In connection with the Shelf Registration Statement, each Selling Holder will furnish promptly to the Company in writing such information with respect to itself and the proposed distribution by it as shall be necessary in order to ensure compliance with federal and applicable state securities laws. The Shareholders represent and warrant to the Company that the Plan of Distribution is a true, correct and complete statement of the manner in which the Shareholders will sell or dispose of the Registrable Securities.

          (c) The Company shall be entitled to include for sale in the Shelf Registration Statement any securities of the Company entitled to vote generally in the election of directors (or any securities convertible into or exchangeable for or exercisable for the purchase of securities so entitled generally to vote in the election of directors) (collectively, “Voting Securities”) to be sold by the Company for its own account or any person (other than a Holder) entitled to piggy-back registration rights with respect to the Shelf Registration Statement.

     Section 2.02 Registration Procedures. If and whenever the Company is required by the provisions of Section 2.01 to effect the registration of any of the Registrable Securities under the Securities Act, the Company will, as expeditiously as possible under the circumstances:

          (a) prepare and file with the Commission the Shelf Registration Statement with respect to the Registrable Securities and use reasonable commercial efforts to cause the Shelf Registration Statement to become effective;

          (b) prepare and file with the Commission such amendments and supplements to Registration Statement and the prospectus used in connection therewith as may be necessary to keep the Shelf Registration Statement effective for the period contemplated by Section 1.03 of this Agreement and as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities in accordance with the Plan of Distribution;

          (c) furnish to each Selling Holder such number of copies of the Shelf Registration Statement and the prospectus included therein (including each preliminary prospectus) as such persons may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities covered by the Shelf Registration Statement;

          (d) use commercially reasonable efforts to register or qualify the Registrable Securities covered by the Shelf Registration Statement under the securities or blue sky laws of such jurisdictions as the Selling Holders shall reasonably request;

          (e) immediately notify each Selling Holder, at any time when a prospectus included as part of the Shelf Registration Statement is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

          (f) make available for inspection by one representative of the Selling Holders designated by a majority thereof, and any attorney, accountant or other agent retained by such representative of the Selling Holders (the “Inspectors”), all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company’s officers, directors and employees to supply all information reasonably requested by any such Inspector in connection with the Shelf Registration Statement prior to it being declared effective; provided, that (i) in connection with any such inspection, any such Inspectors shall cooperate to the extent reasonably practicable to minimize any disruption to the operation by the Company of its business and (ii) any records, information or documents shall be kept confidential by such Inspectors, unless (A) such records, information or documents are in the public domain or otherwise publicly available or (B) disclosure of such records, information or documents is required by a court or administrative order or by applicable law; and

          (g) use commercially reasonable efforts to keep effective and maintain every registration, qualification, approval or listing obtained to cover the resale of the resale of the

Registrable Securities until they cease to be Registrable Securities in accordance with Section 1.03 of the Agreement.

     Section 2.03 Expenses. The Company will pay all Registration Expenses and the Selling Holders shall pay Selling Expenses in connection with filing, effectiveness and maintaining the effectiveness of the Shelf Registration Statement and the sale of the Registrable Securities pursuant to this Agreement. The Selling Holders will pay any out-of-pocket expenses (including, without limitation, legal fees of any separate legal counsel engaged by them) incurred by the Selling Holders in connection with the Shelf Registration Statement and the sale of the Registrable Securities.

     Section 2.04 Indemnification. (a) The Company will indemnify and hold harmless each Selling Holder and each person, if any, who controls such Selling Holder within the meaning of the Securities Act and the Exchange Act, against any losses, claims, damages or liabilities (including reasonable attorneys’ fees) (“Losses”), joint or several, to which such Selling Holder or controlling person may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such Losses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Shelf Registration Statement, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and will reimburse each such Selling Holder and each such controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such Loss or actions; provided, that the Company will not be liable in any such case if and to the extent that any such Loss arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by such Selling Holder or such controlling person in writing specifically for use in the Shelf Registration Statement, preliminary prospectus or final prospectus. Notwithstanding the foregoing, the Company shall not be liable in any such case to the extent that any such Loss arises out of, or is based upon, an untrue statement or alleged untrue statement or omission or alleged omission made in any preliminary prospectus if (i) a Selling Holder failed to send or deliver a copy of the prospectus included in the Shelf Registration Statement at the time it became effective (the “Prospectus”) with or prior to the delivery of written confirmation of the sale of Registrable Securities to the person asserting such Loss or who purchased such Registrable Securities which are the subject thereof if, in either case, such delivery is required by the Securities Act and (B) the Prospectus would have corrected such untrue statement or omission or alleged untrue statement or alleged omission; and the Company shall not be liable in any such case to the extent that any such Loss arises out of, or is based upon, an untrue statement or alleged untrue statement of a material fact or omission or alleged omission to state a material fact in the Prospectus, if such untrue statement or alleged untrue statement or omission or alleged omission is corrected in any amendment or supplement to the Prospectus and if, having previously been furnished by or on behalf of the Company with copies of the Prospectus as so amended or supplemented, a Selling Holder thereafter fails to deliver such Prospectus as so amended or supplemented prior to or concurrently with the sale of Registrable Securities if such delivery is required by the Securities Act.

          (b) Each Selling Holder, severally and not jointly, agrees to indemnify and hold harmless the Company, its directors, officers, employees and agents and each person, if any, who controls the Company within the meaning of the Securities Act or of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Selling Holder, but only in respect of information with respect to such Selling Holder furnished in writing by or on behalf of such Selling Holder expressly for inclusion in the Shelf Registration Statement, preliminary prospectus or prospectus relating to the Registrable Securities, or any amendment or supplement thereto; provided, however, that the liability of such Selling Holder shall not be greater in amount than the dollar amount of the proceeds received by such Selling Holder from the sale of the Registrable Securities giving rise to such indemnification. In case any action or proceeding shall be brought against the Company or its directors, officers, employees or agents or any such controlling person, in respect of which indemnity may be sought against such Selling Holder, such Selling Holder shall have the rights and duties given to the Company, and the Company or its directors or officers or such controlling person shall have the rights and duties given to such Selling Holder, by Section 2.04(a) of this Agreement.

          (c) Promptly after receipt by an indemnified party hereunder of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party in writing thereof, but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party other than under this Section 2.04. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel reasonably satisfactory to such indemnified party and, after notice from the indemnifying party to such indemnified party of its election so to assume and undertake the defense thereof, the indemnifying party shall not be liable to such indemnified party under this Section 2.04 for any legal expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation and of liaison with counsel so selected; provided, that, (i) if the indemnifying party has failed to assume the defense and employ counsel or (ii) if the defendants in any such action include both the indemnified party and the indemnifying party and counsel to the indemnified party shall have concluded that there may be reasonable defenses available to the indemnified party that are different from or additional to those available to the indemnifying party or if the interests of the indemnified party reasonably may be deemed to conflict with the interests of the indemnifying party, then the indemnified party shall have the right to select a separate counsel and to assume such legal defense and otherwise to participate in the defense of such action, with the expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the indemnifying party as incurred.

          (d) If the indemnification provided for in this Section 2.04 is unavailable to the Company or the Selling Holders or is insufficient to hold them harmless in respect of any Losses referred to herein, then each such indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such Losses as between the Company on the one hand and each Selling Holder on the other, in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and of each Selling Holder on the other in connection with the statements or omissions which resulted in such Losses, as well as any other relevant equitable considerations. The relative fault of the Company on the one hand and each Selling Holder on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statements of a material fact or the omission or alleged omission to state a material fact has been made by, or relates to, information supplied by such party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     Section 2.05 Covenant of Holders. Each Holder agrees and covenants that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 2.02(e), such Holder will forthwith discontinue disposition of Registrable Securities pursuant to the Shelf Registration Statement until such Holder’s receipt of the copies of a supplemented or amended prospectus, and, if so directed by the Company, such Holder will deliver to the Company all copies, other than permanent file copies, then in such Holder’s possession of the most recent prospectus covering such Registrable Securities at the time of receipt of such notice. The period during which the Company shall be obligated to maintain the effectiveness of any Registration Statement pursuant to Section 1.03 shall be extended by the number of days during the period between the date of a notice pursuant to Section 2.02(e) and the date of receipt by the Selling Holders of the related supplemented or amended prospectus.

     Section 2.06 Covenant of the Company. After the expiration of the period during which the Company is obligated to maintain the effectiveness of any Registration Statement pursuant to Section 1.03, as such period may be extended pursuant to the terms hereof, upon receipt of customary representations by a Shareholder pursuant to Rule 144(k) under the Securities Act, the Company shall, upon request by the Shareholder, consent to the removal by the transfer agent of any legend on the stock certificate restricting the transfer thereof and, at the Company’s expense, will promptly provide to the transfer agent any documents, including an opinion letter from the Company’s counsel, that is requested by the transfer agent for the removal of such legend.

ARTICLE III

MISCELLANEOUS

     Section 3.01 Communications. All notices and other communications provided for or permitted hereunder shall be made in writing by registered or certified first-class mail, return receipt requested, telex, telegram, telecopy, courier service or personal delivery:

          (a) if to a Holder of Registrable Securities, at the most current address given by such Holder of the Company in accordance with the provisions of this Section 3.01, which address initially is, with respect to each Shareholder, the address set forth in Annex I to this Agreement, and

          (b) if to the Company, initially at its address set forth in the Merger Agreement and thereafter at such other address, notice of which is given in accordance with the provisions of this Section 3.01.

     All such notices and communications shall be deemed to have been duly given at the time delivered by hand, if personally delivered; four days after mailed by certified mail, return receipt requested, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and on the next business day if timely delivered to an air courier guaranteeing overnight delivery.

     Section 3.02 Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Agreement.

     Section 3.03 Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

     Section 3.04 Governing Law. The laws of the State of Texas shall govern this Agreement without regard to principles of conflict of laws. EACH PARTY HERETO HEREBY KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN), OF THE PARTIES. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE PARTIES TO ENTER INTO THIS AGREEMENT.

     Section 3.05 Severability of Provisions. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting or impairing the validity or enforceability of such provision in any other jurisdiction.

     Section 3.06 Entire Agreement. This Agreement, together with the Merger Agreement (including the exhibits and schedules thereto), is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the registration rights granted by the Company with respect to the securities sold pursuant to the Merger Agreement. This Agreement and the Merger Agreement (including the exhibits and schedules thereto) supersede all prior agreements and understandings between the parties with respect to such subject matter.

     Section 3.07 Attorneys’ Fees. In any action or proceeding brought to enforce any provision of this Agreement, the successful party shall be entitled to recover reasonable attorneys’ fees in addition to its costs and expenses and any other available remedy.

     Section 3.08 Amendment. This Agreement may be amended only by means of a written amendment signed by the Company and by the Holders of a majority of the Registrable Securities.

     Section 3.09 Assignment of Rights. (a) Subject to Section 3.09(b), the rights of the Seller and any other Holder under this Agreement may be assigned to any person who acquires any Registrable Securities. Any assignment of registration rights pursuant to this Section 3.09(a) shall be effective only upon receipt by the Company of written notice from such assigning Holder (A) stating the name and address of any assignee, (B) describing the manner in which the assignee acquired the Registrable Securities, (C) identifying the Registrable Securities with respect to which the rights under this Agreement are being assigned; and (D) a legal opinion of counsel to the Holder, in form and substance and from counsel reasonably satisfactory to the Company, the effect that such transfer can be effected without registration under applicable securities laws.

          (b) The rights of an assignee under Section 3.09(a) shall be the same rights granted to the assigning Holder under this Agreement, provided that in no event shall the Company’s obligations hereunder be increased due to any such assignment. In connection with any such assignment, the term “Holder” as used herein shall, where appropriate to assign the rights and obligations of the assigning Holder hereunder to such assignee, be deemed to refer to the assignee.

     Section 3.10 Effective Date. This Agreement is executed and delivered contemporaneously with the execution and delivery of the Merger Agreement, but shall become effective on and as of the Effective Date of the Merger. If the Effective Date of the Merger shall not occur, this Agreement shall not become effective but shall be void and of no force and effect.

[Remainder of page intentionally left blank]

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

FRANKLIN BANK CORP.

By:

Anthony J. Nocella
President and Chief Executive Officer

[shareholder signatures on following page]

SHAREHOLDERS:

Tom Carpenter

Mae N. Cox

Cox Family Trust B, Mae N. Cox, Trustee

First Presbyterian Church Foundation of Dallas

By:

Charles R. McKnight, Chairman

Frederick B. Hegi, Jr.

Margie Ann Hegi

BFH 1994 Investment Trust, Louise Backa, Trustee

Brian F. Hegi Trust, Louise Backa, Trustee

PBH 1994 Investment Trust, Louise Backa, Trustee

Peter Braxton Hegi Trust, Louise Backa, Trustee

Michael D. Cox

H. L. McGee, Jr.

John Hegi, Jr.

Tom Hegi

Brian Hegi

Peter Hegi

Thomas Keith Carpenter

Stephen Kyle Carpenter

Cedar Creek Bancshares, Inc. Employee Stock Ownership Plan With 401(k) Provisions

Tom Carpenter, Trustee

Don Kinney, Trustee

Tracy Nowell, Trustee

ANNEX I

to

Registration Rights Agreement

Name of Shareholder	Address for Notice
Tom Carpenter	618 Enchanted Isle Drive Mabank, Texas 75147

Mae N. Cox	9950 CR 2404 Kemp, Texas 75143

Cox Family Trust B, Mae N. Cox, Trustee	9950 CR 2404 Kemp, Texas 75143

First Presbyterian Church Foundation of Dallas	Charles M. McKnight Foundation Chairman 408 Park Avenue Dallas, Texas 75205

Frederick B. Hegi, Jr.	4805 St. Johns Drive Dallas, Texas 75205

Margie Ann Hegi	4805 St. Johns Drive Dallas, Texas 75205

BFH 1994 Investment Trust, Louise Backa, Trustee	750 N. St. Paul Suite 1200 Dallas, Texas 75201

Brian F. Hegi Trust, Louise Backa, Trustee	750 N. St. Paul Suite 1200 Dallas, Texas 75201

PBH 1994 Investment Trust, Louise Backa, Trustee	750 N. St. Paul Suite 1200 Dallas, Texas 75201

Peter Braxton Hegi Trust, Louise Backa, Trustee	750 N. St. Paul Suite 1200 Dallas, Texas 75201

Michael D. Cox	155 Lake Shore Drive Trinidad, Texas 75163

H. L. McGee, Jr.	401 Nichols Drive Suwanee, Georgia 30024

John Hegi, Jr.	11330 Amanda Lane, #405 Dallas, Texas 75238

Tom Hegi	6729 Hanover Road Fort Worth, Texas 76116

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Name of Shareholder	Address for Notice
Brian Hegi	750 N. St. Paul, Suite 1200 Dallas, Texas 75201

Peter Hegi	750 N. St. Paul, Suite 1200 Dallas, Texas 75201

Thomas Keith Carpenter	101 Idlewood Drive Mabank, Texas 75147

Stephen Kyle Carpenter	P. O. Box 674 Mabank, Texas 75147

Cedar Creek Bancshares, Inc. Employee Stock Ownership Plan with 401(k) Provision	601 E. Cedar Creek Parkway Seven Points, Texas 75143

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ANNEX II

to

Registration Rights Agreement

Plan of Distribution

     We are registering for sale by the selling stockholders from time to time                           shares of our common stock pursuant to the terms of the registration rights agreement we entered into with the selling stockholders in September 2004, as described under “                              .”

     The selling stockholders under the registration rights agreement may offer and sell, from time to time, some or all of the shares of common stock covered by this prospectus. We have registered the shares of common stock covered by this prospectus for offer and sale by the selling stockholders so that those shares may be freely sold to the public by them. Registration of the shares of common stock covered by this prospectus does not mean, however, that those shares necessarily will be offered or sold.

     The term “selling stockholder” includes donees, pledges, assignees, transferees or other successors-in-interest selling shares received after the date of this prospectus from a selling stockholder as a gift, pledge, assignment, partnership distribution or other transfer. The selling stockholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. The selling stockholders may sell the shares of common stock covered by this prospectus from time to time, in one or more transactions, at market prices prevailing at the time of sale, at prices related to market prices, at a fixed price or prices subject to change, at varying prices determined at the time of sale or at negotiated prices, by a variety of methods including the following:

•	on the Nasdaq National Market or on any national securities exchange or U.S. inter-dealer system of a registered national securities association on which our common stock may be listed or quoted at the time of sale;

•	in the over-the counter market;

•	in privately negotiated transactions;

•	through broker-dealers, who may act as agents or principals;

•	through sales “at the market” to or through a market-maker;

•	in a block trade in which a broker-dealer will attempt to sell a block of shares of common stock as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	through one or more underwriters on a firm commitment or best-efforts basis;

•	directly to one or more purchasers;

•	through agents;

•	in option transactions;

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•	over the internet; or

•	in any combination of the above.

     In effecting sales, brokers or dealers engaged by the selling stockholders may arrange for other brokers or dealers to participate. Broker-dealer transactions my include:

•	purchases of the shares of common stock by a broker-dealer as principal and resales of the shares of common stock by the broker-dealer for this account pursuant to this prospectus;

•	ordinary brokerage transactions; or

•	transactions in which broker-dealer solicits purchasers.

     In addition, the selling stockholders may sell any shares covered by this prospectus in private transactions or under Rule 144 under the Securities Act rather than pursuant to this prospectus.

     In connection with the sale of shares covered by this prospectus, broker-dealers may receive commissions or other compensation from the selling stockholder in the form of commissions, discounts or concessions. Broker-dealers may also receive compensation from purchasers of the shares for whom they act as agents or to whom they sell as principals or both. Compensation as to a particular broker-dealer may be in excess of customary commissions or in amounts to be negotiated.

     In connection with any underwritten offering, underwriters may receive compensation in the form of discounts, concessions or commissions from the selling stockholders or from purchasers of the shares for whom they act as agents. Underwriters may sell the shares to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions form the underwriters and/or commissions from the purchasers for whom they may act as agents.

     The selling stockholders and any underwriters, broker-dealers or agents that participate in the distribution of the shares may be deemed to be “underwriters” within the meaning of the Securities Act, and any profit on the sale of the shares by them and any discounts, commissions or concessions received by any of those underwriters, broker-dealers or agents may be deemed to be underwriting discounts and commissions under the Securities Act.

     In connection with the distribution of the shares covered by this prospectus or otherwise, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of our common stock in the course of hedging the positions they assume with the selling stockholders. The selling stockholders may also sell shares of our common stock short and deliver the shares offered by this prospectus to close out its short positions. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealer or other

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financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus, as supplemented or amended to reflect such transaction. The selling stockholders also may from time to time pledge their shares of common stock pursuant to the margin provisions of their customer agreements with their brokers. Upon default by a selling stockholder, the broker may offer and sell such pledged common shares from time to time pursuant to this prospectus, as supplemented or amended to reflect such transaction.

     At any time a particular offer of the shares of common stock covered by this prospectus is made, a revised prospectus or prospectus supplement, if required, will be distributed with will set forth the aggregate amount of shares of common stock covered by this prospectus being offered and the terms of the offering, including the name or names of any underwriters, dealers, brokers or agents, any discounts, commissions, concessions and other items constituting compensation from the selling stockholders and any discounts, commissions or concessions allowed or reallowed or paid to dealers. Such prospectus supplement, and, if necessary, a post-effective amendment to the registration statement of which this prospectus is a part, will be filed with the SEC to reflect the disclosure of additional information with respect to the distribution of the shares of common stock covered by this prospectus.

     In order to comply with the securities laws of certain states, if applicable, the shares sold under this prospectus may only be sold through registered or licensed broker-dealers. In addition, in some states the shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from registration or qualification requirements is available and is complied with.

     We have informed the selling stockholders that the anti-manipulative provisions of Regulation M promulgated under the Exchange Act may apply to their sales of shares in the market and to the activities of the selling stockholders and their respective affiliates. The selling stockholders have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of the shares, nor is there an underwriter or coordinating broker acting in connection with the proposed sale of the shares by the selling stockholders.

     We have agreed to pay all expenses incident to the offering and sale of the shares covered by this prospectus, other than commissions, discounts and fees of underwriters, broker-dealers or agents, and have agreed to indemnify the selling stockholders, their controlling persons and their respective officers, directors, partners, employees, representatives and agents against certain losses, claims, damages, actions, expenses and other liabilities arising under the securities laws in connection with this offering. The selling stockholders have agreed, severally, to indemnify us, our officers and directors who sign the claims, damages, actions, expenses and other liabilities, arising under the securities laws in connection with this offering with respect to written information furnished to us by the selling stockholders for inclusion in the registration statement of which this prospectus is a part (and up to the amount of the net proceeds received by the selling stockholder from sales of the shares giving rise to such obligations).

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